Exhibit 10.1

[EXECUTION COPY]

[U.S. REVOLVING CREDIT AGREEMENT]

CREDIT AGREEMENT

dated as of June 27, 2003

among

TOM BROWN, INC.,

THE LENDERS PARTY HERETO,

THE OTHER AGENTS PARTY HERETO,

BNP PARIBAS,
WACHOVIA BANK, NATIONAL ASSOCIATION,
and
THE BANK OF NOVA SCOTIA,
as Global Syndication Agents,

U.S. BANK NATIONAL ASSOCIATION,
as U.S. Documentation Agent,

and

JPMORGAN CHASE BANK,
as Global Administrative Agent

J.P. MORGAN SECURITIES INC.,

as Sole Lead Arranger and Bookrunner

CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of June 27, 2003, is among TOM BROWN, INC., a Delaware corporation (the “Borrower”), the LENDERS party hereto, the other Agents party hereto, BNP PARIBAS, WACHOVIA BANK, NATIONAL ASSOCIATION and THE BANK OF NOVA SCOTIA, as Global Syndication Agents, U.S. BANK NATIONAL ASSOCIATION, as U.S. Documentation Agent, and JPMORGAN CHASE BANK, as Global Administrative Agent.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.1                          Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquisition” means the acquisition by the Borrower or one of its Subsidiaries of Matador as a result of a merger effected pursuant to the terms and conditions of the Acquisition Documents.

“Acquisition Documents” means (i) the Merger Agreement; (ii) the Disclosure Letter, dated May 13, 2003, among the Borrower, Maverick and Matador; and (iii) each other agreement, document or instrument executed in connection with the foregoing.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Global Administrative Agent.

“Affiliate” of any Person means (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust.  For purposes of this definition, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to “control” (including, with its correlative meanings, “controlled by” and “under common control with”) such corporation or other Person.

“Agents” means each of the Global Administrative Agent, the Global Syndication Agents and the U.S. Documentation Agent.

“Agreed Currency” is defined in Section 2.20(a).

“Agreement” means this Credit Agreement, as it may be amended, supplemented, restated or otherwise modified and in effect from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1%.  Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.  If for any reason the Global Administrative Agent shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including, without limitation, the inability or failure of the Global Administrative Agent to obtain sufficient bids or publications in accordance with the terms hereof, the Alternate Base Rate shall be the Prime Rate until the circumstances giving rise to such inability no longer exist.

“Applicable Lending Office” means, for each Lender and for each Type of Loan, such office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify in writing to the Global Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and/or issued and maintained.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment.  If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently set forth in the Register, giving effect to any assignments made in accordance with Section 10.4 or any increases or decreases in Commitments made in accordance with this Agreement.

“Applicable Rate” means, for any day and with respect to any Eurodollar Loans, any ABR Loans or any Commitment Fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurodollar Loans”, “ABR Loans” or “Commitment Fees”, as the case may be, based on the Global Borrowing Base Utilization on such date.

Global Borrowing Base Utilization:	Eurodollar Loans (in basis points)	ABR Loans (in basis points)	Commitment Fees (in basis points)
Less than 25%	137.5	12.5	37.5
25% or greater and less than 50%	150.0	25.0	37.5
50% or greater and less than 75%	162.5	37.5	50.0
75% or greater	175.0	50.0	50.0

For purposes of the foregoing, any change in the Applicable Rate will occur automatically without prior notice upon any change in the Global Borrowing Base Utilization.  Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

“Approved Engineer” means (a) Ryder Scott Company or (b) such other firm of independent petroleum engineers expert in the matters required to be performed in connection with the preparation and delivery or auditing of a Reserve Report and reasonably satisfactory to the Global Administrative Agent.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) a Lender Affiliate or (c) a Person or an Affiliate of a Person that administers or manages a Lender.

“Arranger” means J.P. Morgan Securities Inc., in its capacity as Sole Lead Arranger and Bookrunner.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4), and accepted by the Global Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Global Administrative Agent.

“Authorized Officer” means, as to the Borrower, the Chairman, the President, any Executive Vice President, any Vice President, the Treasurer or any other officer specified as such to the Global Administrative Agent in writing by any of the aforementioned officers of the Borrower or by resolution from the board of directors of the Borrower.

“Availability Period” means the period from and including the Global Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning given to such term in the preamble.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Base Properties” means those Oil and Gas Properties owned by the Borrower or its Subsidiaries that are given value in the determination of the then current Global Borrowing Base.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.3, in substantially the form of Exhibit E-1 or any other form approved by the Global Administrative Agent.

“Bridge Loan” means those certain loan advances made pursuant to that certain Senior Subordinated Credit Agreement of even date herewith among the Borrower, JPMorgan Chase Bank, as administrative agent, and the lenders party thereto, as it may be amended, supplemented, restated, replaced, refinanced or otherwise modified and in effect from time to time, whether pursuant to a loan agreement, credit agreement or otherwise.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Canadian Administrative Agent” means JPMorgan Chase Bank, Toronto Branch, in its capacity as Canadian administrative agent for the lenders party to each of the Canadian Revolving Credit Agreement and the Canadian Term Credit Agreement, and any successor thereto.

“Canadian Borrowers” means (i) the Canadian Revolving Borrowers and (ii) the Canadian Term Borrower.

“Canadian Dollars” or “C$” refers to lawful money of Canada.

“Canadian Revolving Borrowers” means TBRL and TBF, as borrowers under the Canadian Revolving Credit Agreement.

“Canadian Revolving Borrowing Base” is defined in Section 2.7(d)(ii).

“Canadian Revolving Commitment” means, with respect to each Canadian Revolving Lender, the “Commitment” of such Canadian Revolving Lender (as defined in the Canadian Revolving Credit Agreement).  The initial aggregate amount of the Canadian Revolving Commitments is U.S.$25,000,000.

“Canadian Revolving Credit Agreement” means that certain Credit Agreement of even date herewith among the Canadian Revolving Borrowers, the Canadian Revolving Lenders, the other agents party thereto, the Global Administrative Agent and the Canadian Administrative Agent, as it may be amended, supplemented, restated or otherwise modified and in effect from time to time.

“Canadian Revolving Lenders” means the financial institutions from time to time party to the Canadian Revolving Credit Agreement and their respective successors and permitted assigns.

“Canadian Revolving Loan Documents” means the Canadian Revolving Credit Agreement and the Canadian Revolving Security Documents, together with all exhibits, schedules and attachments thereto, and all other agreements, documents, certificates, financing statements and instruments from time to time executed and delivered pursuant to or in connection with any of the foregoing.

“Canadian Revolving Obligations” means, at any time, the Equivalent Amount in U.S. Dollars of the sum of (a) the aggregate “Credit Exposure” (as defined in the Canadian Revolving Credit Agreement) of the Canadian Revolving Lenders under the Canadian Revolving Loan Documents plus (b) all accrued and unpaid interest and fees owing to the Canadian Revolving Lenders under the Canadian Revolving Loan Documents plus (c) all other obligations (monetary or otherwise) of the Canadian Revolving Borrowers to any Canadian Revolving Lender or the “Agents” (as defined in the Canadian Revolving Credit Agreement) under the Canadian Revolving Credit Agreement, whether or not contingent, arising under or in connection with any of the Canadian Revolving Loan Documents.

“Canadian Revolving Security Documents” means the “Security Documents” as defined under the Canadian Revolving Credit Agreement.

“Canadian Term Borrower” means TBF, as borrower under the Canadian Term Credit Agreement.

“Canadian Term Credit Agreement” means the Original Canadian Term Loan Credit Agreement, as amended by that certain First Amendment to Credit Agreement of even date herewith among the Canadian Term Borrower, the Canadian Term Lenders, the other agents party thereto, the Global Administrative Agent and the Canadian Administrative Agent, as it may be amended, supplemented, restated or otherwise modified and in effect from time to time.

“Canadian Term Lenders” means the U.S. domiciled financial institutions from time to time party to the Canadian Term Credit Agreement and their respective successors and permitted assigns.

“Canadian Term Loan Documents” means the Canadian Term Credit Agreement, any guaranties and the Canadian Term Security Documents, together with all exhibits, schedules and attachments thereto, and all other agreements, documents, certificates, financing statements and instruments from time to time executed and delivered pursuant to or in connection with any of the foregoing.

“Canadian Term Obligations” means, at any time, the Equivalent Amount in U.S. Dollars of the sum of (a) the “Loans” (as defined in the Canadian Term Credit Agreement) of the Canadian Term Lenders under the Canadian Term Loan Documents plus (b) all accrued and unpaid interest and fees owing to the Canadian Term Lenders under the Canadian Term Loan Documents plus (c) all other obligations (monetary or otherwise) of the Canadian Term Borrower to any Canadian Term Lender or the “Agents” (as defined in the Canadian Term Credit Agreement) under the Canadian Term Credit Agreement, whether or not contingent, arising under or in connection with any of the Canadian Term Loan Documents.

“Canadian Term Security Documents” means the “Security Documents” as defined under the Canadian Term Credit Agreement.

“Capital Lease Obligations” means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Casualty Event” means any loss, casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any Property or asset of the Borrower or any of its Subsidiaries having a fair market value in excess of U.S.$25,000,000 (or its equivalent in other currencies).

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et. seq., as amended from time to time.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any Applicable Lending Office of such Lender or any Issuing Bank or by such Lender’s or any Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Change of Control”  means the occurrence of any of the following events: (a) any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (i) shall have acquired beneficial ownership of 35% or more of any outstanding class of Equity Interests having ordinary voting power in the election of directors of the Borrower, (ii) (A) shall obtain the power (whether or not exercised) to elect a majority of the Borrower’s directors or (B) the Board of Directors of the Borrower shall not consist of a majority of Continuing Directors, or (b) except as permitted by Section 7.8 or Section 7.12, the Borrower shall cease to own, directly or indirectly, 100% of the issued and outstanding Equity Interests of each of its Wholly-Owned Subsidiaries.  For purposes of this definition, “Continuing Directors” means the directors of the Borrower on the Closing Date and each other director, if such other director’s nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all “Collateral” and “Mortgaged Property”, as defined in the Security Documents, the Canadian Revolving Security Documents and the Canadian Term Security Documents.

“Combined Credit Agreements” means this Agreement, the Canadian Revolving Credit Agreement and the Canadian Term Credit Agreement.

“Combined Credit Exposure” means the sum of (i) the aggregate Credit Exposure of the Lenders hereunder, (ii) the Equivalent Amount in U.S. Dollars of the aggregate “Credit Exposure” (as defined in the Canadian Revolving Credit Agreement) of the Canadian Revolving

Lenders, and (iii) the Equivalent Amount in U.S. Dollars of the “Loans” (as defined in the Canadian Term Credit Agreement).

“Combined Lenders” means the Lenders hereunder, the Canadian Revolving Lenders and the Canadian Term Lenders.

“Combined Loan Documents” means the Loan Documents, the Canadian Revolving Loan Documents and the Canadian Term Loan Documents.

“Combined Loans” means the loans made by the Combined Lenders to the Borrower and the Canadian Borrowers pursuant to the Combined Loan Documents.

“Combined Obligations” means the aggregate of the Obligations, the Canadian Revolving Obligations and the Canadian Term Obligations (without duplication of any Hedging Obligations).

“Combined Revolving Commitments” means the aggregate of (i) the Commitments of the Lenders hereunder and (ii) the Canadian Revolving Commitments. The initial aggregate amount of the Combined Revolving Commitments is U.S.$315,000,000.

“Combined Revolving Credit Exposure” means the sum of (i) the aggregate Credit Exposure of the Lenders hereunder and (ii) the Equivalent Amount in U.S. Dollars of the aggregate “Credit Exposure” (as defined in the Canadian Revolving Credit Agreement) of the Canadian Revolving Lenders.

“Combined Revolving Lenders” means (i) the Lenders hereunder and (ii) the Canadian Revolving Lenders.

“Combined Revolving Obligations” means the aggregate of the Obligations and the Canadian Revolving Obligations (without duplication of any Hedging Obligations).

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.8, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.4, and (c) terminated pursuant to Sections 8.2 or 8.3.  The initial amount of each Lender’s Commitment is set forth on Schedule 2.1, or in the Register following any Assignment and Acceptance to which such Lender is a party.  The initial aggregate amount of the Commitments of the Lenders is U.S.$290,000,000.

“Commitment Fee” is defined in Section 2.11(a).

“Consolidated Net Income” means with respect to the Borrower and its Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (i) the net income of any Person in which the Borrower or any

Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and its Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to the Borrower or to a Consolidated Subsidiary, as the case may  be, (ii) the net income (but not loss) of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its Organic Documents or any agreement, instrument or Governmental Rule applicable to such Consolidated Subsidiary, or is otherwise restricted or prohibited (other than under restrictions or prohibitions that the Borrower or a Wholly-Owned Subsidiary of the Borrower may waive, in its sole discretion), in each case determined in accordance with GAAP, (iii) any extraordinary gains or losses, (iv) the cumulative effect of a change in accounting principles, (v) any gains or losses attributable to writeups or write downs of assets; and (vi) non-cash gains and losses, including, without limitation, FASB 133, 142, 143 and 144 non-cash gains and losses.

“Consolidated Subsidiaries” means each Subsidiary of a Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.  Unless otherwise indicated, each reference to the term “Consolidated Subsidiary” means a Subsidiary consolidated with the Borrower.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and its LC Exposure at such time.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Deficiency Notification Date” is defined in Section 2.7(f).

“EBITDAX” means, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, income taxes, depreciation, depletion, amortization and exploration expense, determined on a consolidated basis in accordance with GAAP.

“Environmental Laws” means any and all applicable Governmental Rules pertaining to health (with respect to exposure to Hazardous Materials) or the environment in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower or any Subsidiary is located, including, without limitation, OPA, the Clean Air Act, as amended, CERCLA, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource  Conservation and Recovery Act of 1976 (“RCRA”), as amended, the

Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Environmental Protection and Enhancement Act (Alberta), as amended, the Canadian Environmental Protection Act, as amended, and other environmental conservation or protection laws.  The term “oil” shall have the meaning specified in OPA, the term “release” (or “threatened release”) shall have the meaning specified in CERCLA, and the term “disposal” (or “disposed”) shall have the meaning specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (ii) to the extent the laws of the state in which any Property of the Borrower or any Subsidiary is located establish a meaning for “oil”, “release”, or “disposal” which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any of its Subsidiaries resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment, or (e) any contract or agreement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of the capital stock, partnership interests, membership interest in a limited liability company, beneficial interests in a trust or other equity interests in the Borrower or any Subsidiary or any warrants, options or other rights to acquire such interests.

“Equivalent Amount” means as at any date the amount of Canadian Dollars into which an amount of U.S. Dollars may be converted, or the amount of U.S. Dollars into which an amount of Canadian Dollars may be converted, in either case at The Bank of Canada mid-point noon spot rate of exchange for such date in Toronto at approximately 12:00 noon, Toronto time on such date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the rules, regulations and interpretations thereunder, in each case as in effect from time to time.

“ERISA Affiliate” means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under section 414 (b) or 414 (c) of the Code or section 4001(b)(1) of ERISA.

“ERISA Event” means (i) the occurrence of a “reportable event” described in section 4043 of ERISA and the regulations issues thereunder, (ii) the withdrawal of the Borrower, any Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a “substantial employer” as defined in section 4001(a)(2) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under section 4041 of

ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC or (v) any other event or condition which might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer any Plan.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, is bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Section 8.1.

“Excepted Liens” means: (i) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, (ii) Liens in connection with workmen’s compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, (iii) operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, workmen’s, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties or statutory landlord’s liens, each of which is in respect of obligations that are not more than 90 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP, (iv) any Liens reserved in leases or farmout agreements for rent or royalties and for compliance with the terms of the farmout agreements or leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto, (v) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), rights of first refusal, easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other Property of the Borrower or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any rights of way or other Property which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes of which such rights of way and other Property are held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto, (vi) deposits to secure the performance of bids, trade contracts, surety and appeal bonds, and performance bonds leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business, (vii) reservations in original grants from any Governmental Authority, (viii) Liens associated with judgments not prohibited by Section 8.1(h), (ix) rights of any Governmental Authority to terminate a lease and (x) Liens to secure intercompany Investments permitted by Sections 7.3(h) or (i), provided that such a Lien does not encumber any Oil and Gas Properties.

“Excluded Taxes” means, with respect to any Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the

Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its Applicable Lending Office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the recipient is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new Applicable Lending Office) or is attributable to such Foreign Lender’s failure to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Applicable Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a).

“Existing Credit Facilities” means (i) that certain Credit Agreement [U.S. Revolving Credit Agreement], dated as of March 20, 2001, among the Borrower, JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, as global administrative agent, and the other agents and lenders party thereto, (ii) that certain Credit Agreement [Canadian Revolving Credit Agreement], dated as of March 20, 2001, among TBF, TBRL, JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, as global administrative agent, JPMorgan Chase Bank, Toronto Branch, formerly known as The Chase Manhattan Bank of Canada, as Canadian administrative agent, and the other agents and lenders party thereto, and (iii) the Matador Credit Facility.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Global Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means (i) that certain Fee Letter dated as of May 2, 2003, by and among the Borrower and BNP Paribas, Wachovia Bank, National Association, and The Bank of Nova Scotia, and (ii) that certain Fee Letter dated as of May 2, 2003, by and among the Borrower, the Global Administrative Agent, the Canadian Administrative Agent and the Arranger, as such letters may be amended, supplemented, restated or otherwise modified from time to time in accordance with the Loan Documents.

“Financial Statements” means the financial statement or statements of the Borrower and its Consolidated Subsidiaries described or referred to in Section 3.2.

“Financing Transactions” means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of the Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America.

“Gas Marketing Policy” has the meaning set forth in Section 4.1(w).

“Global Administrative Agent” means JPMorgan Chase Bank, in its capacity as global administrative agent for the Combined Lenders, and its successors.

“Global Borrowing Base” means the “Global Borrowing Base” as determined from time to time pursuant to Section 2.7.

“Global Borrowing Base Deficiency” means the amount by which (a) the Combined Credit Exposure exceeds (b) the then current Global Borrowing Base.

“Global Borrowing Base Designation Notice” is defined in Section 2.7(b).

“Global Borrowing Base Utilization” means, at the time of determination, an amount (expressed as a percentage) equal to the quotient of (i) the Equivalent Amount in U.S. Dollars of the Combined Credit Exposure divided by (ii) the Global Borrowing Base.

“Global Effective Date” means a date agreed upon by the Borrower and the Global Administrative Agent as the date on which the conditions specified in Section 4.1 of each Combined Credit Agreement are satisfied (or waived in accordance with Section 10.2 of each Combined Credit Agreement).

“Global Effectiveness Notice” means a notice and certificate of the Borrower properly executed by an Authorized Officer of the Borrower addressed to the Combined Lenders and delivered to the Global Administrative Agent whereby the Borrower certifies satisfaction or waiver of all the conditions precedent to the effectiveness under Section 4.1 of each Combined Credit Agreement.

“Global Syndication Agents” means BNP Paribas, Wachovia Bank, National Association and The Bank of Nova Scotia, in their capacity as global syndication agents and co-arrangers for the Lenders hereunder and the lenders party to the Canadian Term Credit Agreement, and their successors.

“Governmental Approval” means (a) any authorization, consent, approval, license, ruling, permit, tariff, rate, certification, waiver, exemption, filing, variance, claim, order, judgment or decree of, or with, (b) any required notice to, (c) any declaration of or with, or (d) any registration by or with, any Governmental Authority.

“Governmental Authority” means the government of the United States of America, Canada, any other nation or any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Rule” means any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive or other governmental restriction or binding form of decision of or determination by, or binding interpretation or administration of any of the foregoing by, any Governmental Authority, whether now or hereafter in effect.

“Guarantee” means a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, net worth, working capital or earnings of any Person or any production or revenues generated by (or any capital or other expenditures incurred in connection with the acquisition and exploitation of, exploration for, development of or production from) any Hydrocarbons, or a guarantee of the payment of dividends or other distributions upon the Equity Interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor’s obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank, surety company or other financial institution or similar entity to issue a letter of credit, surety bond or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business.  The terms “Guarantee” and “Guaranteed” used as a verb shall have a correlative meaning.

“Guarantor” means each Subsidiary listed on Exhibit H (except TBRL) and each Subsidiary that is required to execute a Guaranty pursuant to Section 5.10.

“Guaranty” means a Guaranty made pursuant to Section 4.1(a) or Section 5.10 by a Guarantor in favor of the Global Administrative Agent, substantially in the form of Exhibit G, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of this Agreement and the other Loan Documents.  The term “Guaranties” shall include each and every Guaranty executed and delivered by a Guarantor hereunder.

“Hazardous Material” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law, and any petroleum, petroleum products or petroleum distillates and associated oil or natural gas exploration, production and development wastes that are not exempted or excluded from being defined as “hazardous substances”, “hazardous materials”, “hazardous wastes” and “toxic substances” under such Environmental Laws.

“Hedging Agreements” means any commodity, interest rate or currency swap, cap, floor, collar, forward agreement or other exchange or protection agreements or any option with respect to any such transaction.

“Hedging Obligations” means, with respect to any Person, all liabilities (including but not limited to obligations and liabilities arising in connection with or as a result of early or premature termination of a Hedging Agreement, whether or not occurring as a result of a default thereunder) of such Person under a Hedging Agreement.

“Highest Lawful Rate” is defined in Section 10.13.

“Hydrocarbon Interests” means all rights, titles and interests in and to oil and gas leases, oil, gas and mineral leases, other Hydrocarbon leases, mineral interests, mineral servitudes, overriding royalty interests, royalty interests, net profits interests, Production Payments, and other similar interests.

“Hydrocarbons” means, collectively, oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate and all other liquid or gaseous hydrocarbons and related minerals and all products therefrom, in each case whether in a natural or a processed state.

“Indebtedness” means, for any Person the sum of the following (without duplication): (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, (ii) all obligations of such Person (whether contingent or otherwise) in respect of bankers’ acceptances, letters of credit, surety or other bonds and similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of Property or services (other than (A) for borrowed money and (B) for trade accounts payable incurred in the ordinary course of business which are outstanding for not more than 90 days), (iv) all Capital Lease Obligations, (v) all obligations under operating leases which require such Person or its Affiliate to make payments over the term of such lease, including payments at termination, based on the purchase price or appraisal value of the Property subject to such lease plus a marginal interest rate, and used primarily as a financing vehicle for, or to monetize, such Property, (vi) all Indebtedness (as described in the other clauses of this definition) and other obligations of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all Indebtedness (as described in the other clauses of this definition) and other obligations of others Guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the debtor or obligations of others, (viii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Indebtedness or Property of others, (ix) obligations to deliver goods or services, including, without limitation, Hydrocarbons and the forward sale of Hydrocarbons, in consideration of advance payments, (x) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person which are more than 90 days past due and (xi) the undischarged balance of any Production Payment created by such Person or for the creation of which such Person directly or indirectly received payment, to the extent such Production Payment would be reflected on a consolidated balance sheet of such Person; provided, however, that, with respect to determining the amount of Indebtedness under clause (i) above, any application of Financial Accounting Standard No. 133 that would have increase or decrease the principal amount of any obligation for borrowed money shall be disregarded.  The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” is defined in Section 10.3(b).

“Index Debt” means any senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

“Initial Reserve Report” means (i) that certain reserve report prepared by the Borrower and audited by Ryder Scott Company which was delivered to the Global Administrative Agent dated as of February 17, 2003, evaluating the Oil and Gas Properties of the Borrower and its Subsidiaries as of December 31, 2002, located in the United States and (ii) that certain SEC reserve report prepared by DeGolyer and MacNaughton which was delivered to the Global Administrative Agent dated as of February 13, 2003, evaluating the Oil and Gas Properties of Matador and its Subsidiaries as of December 31, 2002, in each case which has been audited by an Approved Engineer and a true and correct copy of each which has been delivered to the Global Administrative Agent and the Lenders.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of even date herewith by and among the Global Administrative Agent, the Global Syndication Agents, the Canadian Administrative Agent, the other agents party thereto and the Combined Lenders, as amended, supplemented, restated or otherwise modified from time to time in accordance with the Combined Loan Documents.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.6, in substantially the form of Exhibit E-2 or any other form approved by the Global Administrative Agent.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three (3) months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three (3) months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day, or, with the consent of the Global Administrative Agent, such other day, in the calendar month that is one, two, three or six months (or, with the consent of each Lender, nine or twelve months) thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, and (c) no Interest Period may end later than the last day of the Availability Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale), (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business), or (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

“Issuing Bank” means (i) the Global Administrative Agent, (ii) Comerica Bank – Texas and (iii) any other Lender agreed to among the Borrower and the Global Administrative Agent to issue Letters of Credit.  An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Judgment Currency” is defined in Section 2.20(b).

“LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lender Affiliate” means, with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Lenders” means the Persons listed on Schedule 2.1 and any other Person that shall have become a party to this Agreement pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

“Letter of Credit” means (i) any letter of credit issued pursuant to this Agreement and (ii) each letter of credit listed on Exhibit B outstanding on the Closing Date, which letters of credit will be deemed to be issued and outstanding as of the Closing Date under this Agreement.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Global Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which Dollar deposits of U.S.$5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Global Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (i) the lien, charge or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment, bailment or margin account for security purposes or (ii) Production Payments and the like which constitute Indebtedness, payable out of Oil and Gas Properties.  The term “Lien” shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property.  For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Loan Documents” means (a) this Agreement, the Security Documents, the Fee Letter, the Intercreditor Agreement, the Senior Debt Intercreditor Agreement, if any, the Hedging Agreements between the Borrower or any of its Subsidiaries and any Lender or any Affiliate of a Lender, any Borrowing Request and any Interest Election Request, any Assignment and Acceptance, and (b) each other agreement, document or instrument delivered by the Borrower or any other Person in connection with this Agreement, as such may be amended from time to time.

“Loan Parties” means the Borrower, the Guarantors, TBF and TBRL, and, after the date of this Agreement, any other Affiliate or Subsidiary of the Borrower that executes a Loan Document, for so long as such Loan Document is in effect.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Majority Lenders” means the Combined Lenders holding “Loans” (as defined in the Canadian Term Credit Agreement) and Combined Revolving Commitments (or Combined Revolving Credit Exposure, as applicable) in the aggregate greater than 50% of the sum of (i) the aggregate unpaid principal amount of the Equivalent Amount in U.S. Dollars of the “Loans” (as defined in the Canadian Term Credit Agreement) and (ii) the aggregate Combined Revolving Commitments under the Combined Loan Documents, or, if the Combined Revolving Commitments have been terminated, the aggregate Combined Revolving Credit Exposure under the Combined Loan Documents.

“Margin Stock” means “margin stock” within the meaning of Regulation U.

“Marketing Agreements” means any agreement with respect to the marketing, sale or other exchange of Hydrocarbons (other than with respect to the Borrower’s and its Subsidiaries’ Hydrocarbons).

“Matador” means Matador Petroleum Corporation, a corporation organized under the laws of the State of Texas.

“Matador Credit Facility” means that certain Second Amended and Restated Loan Agreement dated as of June 5, 1998 among Matador E&P Company, Inc., as borrower, Matador Petroleum Corporation, as parent, Comerica Bank – Texas, as agent and issuing lender, and other financial institutions party thereto, as lenders, as amended by Amendment One dated June 24, 1999; Amendment Two dated as of March 1, 2000; Amendment Three dated as of August 18, 2000; Amendment Four dated as of March 30, 2001; Amendment Five dated as of September 30, 2001; Amendment Six dated as of December 31, 2001; Amendment Seven dated as of April 30, 2002; Amendment Eight dated as of August 31, 2002; and Amendment Nine dated as of March 31, 2003.

“Matador E&P” means Matador E&P Company, a corporation organized under the laws of the State of Texas.

“Material Adverse Effect” means any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations or affairs of the Borrower and its Subsidiaries, taken as a whole different from those reflected in the Financial Statements or from the facts represented or warranted in any Combined Loan Document, or (ii) the ability of the Borrower and its Subsidiaries taken as a whole to carry out their business as at the Global Effective Date or as proposed as of the Global Effective Date to be conducted or meet their obligations under the Combined Loan Documents on a timely basis.

“Material Subsidiary” means (a) any Subsidiary of the Borrower listed on Exhibit H, and (b) any Subsidiary of the Borrower that, as of the date of its formation or its acquisition, or at any time thereafter (i) has a total asset value in excess of U.S.$25,000,000 (or its equivalent in other currencies) or (ii) owns Mortgaged Properties.

“Maturity Date” means June 27, 2007.

“Maverick” means Maverick Acquisition Corporation, a corporation organized under the laws of the State of Texas.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of May 13, 2003, among the Borrower, Maverick and Matador, as amended, supplemented, restated or otherwise modified from time to time.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgaged Property” means any Oil and Gas Property with respect to which a Lien is granted pursuant to a Mortgage.

“Mortgage” means the Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement and Fixture Filing delivered pursuant to Section 5.14 in form and substance reasonably satisfactory to the Global Administrative Agent, executed and delivered by the Borrower or any Loan Party (other than Foreign Subsidiaries), as the case may be, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of this Agreement and the other Loan Documents.  The term “Mortgage” shall include each mortgage supplement after execution and delivery of such mortgage supplement.  The term “Mortgages” shall include each and every Mortgage executed and delivered by each of the Borrower and its Material Subsidiaries hereunder.

“Multiemployer Plan” means a multiemployer plan as defined in section 4001(a)(3) of ERISA.

“Net Cash Proceeds” means, with respect to any sale or other disposition (including a Casualty Event), the cash proceeds (including cash equivalents and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such sale or other disposition (including a Casualty Event) received by the Borrower or any of its Subsidiaries, net of all attorneys’ fees, accountants’ fees, investment banking fees and other customary expenses, fees and commissions actually incurred by the Borrower or any of its Subsidiaries and documented in connection therewith.

“Net Liabilities” means, with respect to any Person, the net mark-to-market value determined in accordance with GAAP.

“New York City” means New York, New York.

“Non-Recourse Debt” means any Indebtedness of any Subsidiary which does not own Borrowing Base Properties, in each case in respect of which (i) the holder or holders thereof (a) shall have recourse only to, and shall have the right to require the obligations of such Subsidiary to be performed, satisfied, and paid only out of, the assets and Property of such Subsidiary and/or one or more of its Subsidiaries which does not own Borrowing Base Properties and/or any other Person (other than the Borrower or any Subsidiary owning Borrowing Base Properties), and (b) shall have no direct or indirect recourse (including by way of guaranty or indemnity) to the Borrower or any Subsidiary owning Borrowing Base Properties or to any of the assets or Property of the Borrower or any Subsidiary owning Borrowing Base Properties, whether for principal, interest, fees, expenses or otherwise and (ii) the terms and conditions of such Indebtedness are in form and substance reasonably acceptable to the Required Lenders.

“Obligations” means (without duplication), at any time, the sum of (a) the Credit Exposure of the Lenders under the Loan Documents plus (b) all accrued and unpaid interest and fees owing to the Lenders under the Loan Documents plus (c) all Hedging Obligations in connection with all Hedging Agreements between the Borrower or any of its Subsidiaries and any Lender or any Affiliate of a Lender plus (d) all other obligations (monetary or otherwise) of the Borrower or any Subsidiary to any Lender or any Agent, whether or not contingent, arising under or in connection with any of the Loan Documents.

“Oil and Gas Properties” means the Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with the Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority having jurisdiction) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, joint venture agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, the lands covered thereby and all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, profits á prendre, hereditaments, appurtenances and Properties in anywise appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, water wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and  rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“OPA” means the Oil Pollution Act of 1990, as amended from time to time.

“Organic Documents” means, relative to any Person, its articles of organization, association, formation or incorporation (or comparable document), its by-laws, memorandum of association or operating agreement and all partnership agreements, limited liability company or operating agreements and similar arrangements applicable to ownership.

“Original Canadian Term Loan Credit Agreement” means that certain Credit Agreement [Canadian Term Credit Agreement], dated as of March 20, 2001, among the Canadian Term Borrower, JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, as global administrative agent, JPMorgan Chase Bank, Toronto Branch, formerly known as The Chase Manhattan Bank of Canada, as Canadian administrative agent, and the other agents and lenders party thereto, as it may be amended, supplemented, restated or otherwise modified and in effect from time to time.

“Other Currency” is defined in Section 2.20(a).

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Overdraft Facility” is defined in Section 7.1(k).

“Participant” is defined in Section 10.4(e).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA, which (i) is currently or hereafter sponsored, maintained or contributed to by the Borrower, any Subsidiary or an ERISA Affiliate or (ii) was at any time during the preceding six calendar years sponsored, maintained or contributed to, by the Borrower, any Subsidiary or an ERISA Affiliate.

“Pledge Agreements” means, collectively, (i) the Pledge Agreement, dated as of the Global Effective Date delivered by the Parent in substantially the form of Exhibit F-1, and (ii) the Pledge Agreement, dated as of the Global Effective Date delivered by Matador in substantially the form of Exhibit F-2, each as amended, supplemented, restated or otherwise modified from time to time in accordance with the Loan Documents.  The term “Pledge Agreements” shall include each and every Pledge Agreement executed and delivered pursuant to the Loan Documents.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Global Administrative Agent as its prime rate in effect at its principal office in New York City.  Without notice to the Borrower or any other Person, the Prime Rate shall change automatically from time to time as and in the amount by which said prime rate shall fluctuate.  The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.  The Global Administrative Agent may make commercial loans and other loans at rates of interest at, above or below the Prime Rate.  For purposes of this Agreement, any change in the Alternate Base Rate due to a change in the Prime Rate shall be effective on the date such change in the Prime Rate is announced.

“Production Payments” means a production payment obligation (whether volumetric or dollar denominated) of the Borrower or any of its Subsidiaries which are payable from a specified share of proceeds received from production from specified Oil and Gas Properties, together with all undertakings and obligations in connection therewith.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Proven Reserves” means collectively, “proved oil and gas reserves,” “proved developed producing oil and gas reserves,” “proved developed non-producing oil and gas reserves” (consisting of proved developed shut-in oil and gas reserves and proved developed behind pipe oil and gas reserves), and “proved undeveloped oil and gas reserves,” as such terms are defined by the SEC in its standards and guidelines.

“Register” has the meaning set forth in Section 10.4(c).

“Regulation U” means any of Regulations T, U or X of the Board from time to time in effect and shall include any successor or other regulations or official interpretations of the Board or any successor Person relating to the extension of credit for the purpose of purchasing or carrying Margin Stock and which is applicable to member banks of the Federal Reserve System or any successor Person.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means the Combined Lenders holding “Loans” (as defined in the Canadian Term Credit Agreement) and Combined Revolving Commitments (or Combined Revolving Credit Exposure, as applicable) in the aggregate greater than or equal to 66 2/3% of the sum of (i) the aggregate unpaid principal amount of the Equivalent Amount in U.S. Dollars of the “Loans” (as defined in the Canadian Term Credit Agreement) and (ii) the aggregate Combined Revolving Commitments under the Combined Loan Documents, or, if the Combined Revolving Commitments have been terminated, the aggregate Combined Revolving Credit Exposure under the Combined Loan Documents.

“Reserve Report” means the Initial Reserve Report and any other Reserve Report(s) delivered pursuant to Sections 2.7 or 5.7, in form and substance reasonably satisfactory to the Global Administrative Agent, prepared at the sole cost and expense of the Borrower by (i) an Approved Engineer or (ii) the Borrower’s chief petroleum engineer and reviewed by an Approved Engineer, in each case, for which the Approved Engineer shall certify, in writing, that such Reserve Report was prepared in accordance with the normal and customary methods and procedures used by such Approved Engineer for evaluating oil and gas reserves.  Each Reserve Report shall evaluate the Proven Reserves and probable reserves attributable to the Oil and Gas Properties owned directly by the Borrower and/or its Subsidiaries, as of the immediately preceding December 31 or the date requested by the Global Administrative Agent as provided in Section 5.7(b).  Each Reserve Report shall set forth volumes, projections of the future rate of production, Hydrocarbons prices, escalation rates, discount rate assumptions, and net proceeds of production, present value of the net proceeds of production, operating expenses and capital expenditures, in each case based upon updated economic assumptions reasonably acceptable to the Global Administrative Agent.

“Retex” means Retex, Inc., a corporation organized under the laws of the State of Wyoming.

“Revolving Borrowing Base” means, as of the date of any Global Borrowing Base redetermination, an amount equal to the Global Borrowing Base less the aggregate amount of the “Loans” (as defined in the Canadian Term Credit Agreement) outstanding pursuant to the Canadian Term Credit Agreement, as such amount may thereafter be adjusted pursuant to Sections 2.7(g) or (h) until the date of the next Global Borrowing Base redetermination.

“Revolving Borrowing Base Allocation Notice” is defined in Section 2.7(d)(iii).

“Revolving Borrowing Base Deficiency” means the amount by which (a) the Combined Revolving Credit Exposure exceeds (b) the then current Revolving Borrowing Base.

“S&P” means Standard & Poor’s and any successor thereto that is a nationally-recognized rating agency.

“SEC” means the Securities and Exchange Commission in the United States and any successor Governmental Authority.

“Security Agreement” means a Security Agreement executed and delivered pursuant to the Loan Documents, between the Global Administrative Agent and the Borrower or a Material Subsidiary (other than a Foreign Subsidiary), in form and substance reasonably satisfactory to the Global Administrative Agent, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of this Agreement and the other Loan Documents. The term “Security Agreements” shall include each and every Security Agreement executed and delivered pursuant to the Loan Documents.

“Security Documents” means the Pledge Agreements, the Guaranties, the Mortgages (if any), the Security Agreements (if any) and each other security agreement or other instrument or document executed and delivered pursuant to Sections 4.1 and 5.13 or pursuant to the Loan Documents to secure any of the Obligations.

“Senior Debt” means all Indebtedness of a Person which is not Subordinated Debt.

“Senior Debt Intercreditor Agreement” means any Intercreditor Agreement by and among the Global Administrative Agent on behalf of the Combined Lenders and the holders of the Senior Notes, in form and substance reasonably acceptable to the Global Administrative Agent, as amended, supplemented, restated or otherwise modified from time to time.

“Senior Notes” means any senior notes or other Senior Debt of the Borrower, any Subsidiary or a Canadian Borrower, together with any guaranties of such notes or other Senior Debt, as may be amended, supplemented, restated or otherwise modified and in effect from time to time.

“Solvent” means, with respect to any Person at any time, a condition under which (a) the fair saleable value of such Person’s assets is, on the date of determination, greater than the total amount of such Person’s liabilities (including contingent and unliquidated liabilities) at such time; and (b) such Person is able to pay all of its liabilities as such liabilities mature.  For purposes of this definition (i) the amount of a Person’s contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability, (ii) the “fair saleable value” of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value, and (iii) the “regular market value” of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to purchase such asset under ordinary selling conditions.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the applicable maximum reserve percentages (including any basic, marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Global Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency fundings and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Debt” means any Indebtedness incurred or assumed after the date of this Agreement by the Borrower or any of its Subsidiaries that (a) is subordinated in right of security and payment to the payment in full in cash and cash equivalents of all Combined Obligations of the Borrower or the relevant Subsidiary, as the case may be, substantially on the terms applicable to the Bridge Loan and the Guarantees thereof as in effect on the Global Effective Date, or on such other terms and conditions as are reasonably satisfactory to the Global Administrative Agent and the Majority Lenders, (b) has a maturity date at least six (6) months after the Maturity Date, and (c) contains other terms and conditions (including interest, amortization, covenants and events of default) determined in compliance with Section 5.8(a) of the Senior Subordinated Credit Agreement referred to in the definition of “Bridge Loan,” as in effect on the Global Effective Date, or such other terms and conditions as are reasonably satisfactory to the Agents.

“Subsidiary” means, with respect to any Person (the “parent”) at any date any corporation, limited liability company, partnership (limited or general), association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.  Unless otherwise indicated herein, each reference to the term “Subsidiary” means a Subsidiary of the Borrower.

“Super Majority Lenders” means the Combined Lenders holding “Loans” (as defined in the Canadian Term Credit Agreement) and Combined Revolving Commitments (or Combined Revolving Credit Exposure, as applicable) in the aggregate greater than or equal to 75% of the sum of (i) the aggregate unpaid principal amount of the Equivalent Amount in U.S. Dollars of the “Loans” (as defined in the Canadian Term Credit Agreement) and (ii) the aggregate Combined Revolving Commitments under the Combined Loan Documents, or, if the Combined Revolving Commitments have been terminated, the aggregate Combined Revolving Credit Exposure under the Combined Loan Documents.

“Tangible Net Worth” means, as at any date, the sum of the following for the Borrower and its Consolidated Subsidiaries determined (without duplication) in accordance with GAAP:

(i)                                     all items which would be included under shareholders’ equity on the consolidated balance sheet of the Borrower, minus

(ii)                                  the sum of the following: the book value of all assets of the Borrower and its Consolidated Subsidiaries which should be classified as intangibles (other than oil and gas leasehold interests that would be classified as “intangibles” under GAAP) (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) but in any event including as such intangibles the following: goodwill (excluding the writeup of goodwill in connection with the Acquisition), research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves and any writeup in the book value of assets resulting from a revaluation thereof or resulting from any changes in GAAP subsequent to December 31, 2002.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“TBF” means Tom Brown Resources Funding Corp., an unlimited liability company organized under the laws of the Province of Nova Scotia, Canada.

“TBRL” means Tom Brown Resources Ltd., a corporation organized under the laws of the Province of Alberta, Canada.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC Searches” means central and local current financing statement or equivalent Canadian Lien searches from each state in which any Collateral or a Borrowing Base Property is located, and such other jurisdictions as the Global Administrative Agent may request, covering the Borrower and each Guarantor together with copies of all financing statements listed in such searches.

“United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.

“Unutilized Commitment” means, at the time of determination, the amount by which (a) the lesser of (i) the amount of the Commitment and (ii) the amount of the U.S. Revolving Borrowing Base as then in effect at such time, exceeds (b) the amount of the aggregate Credit Exposure of the Lenders at such time.

“Upfront Fee” is defined in Section 2.11(c).

“U.S. Borrowing Base Deficiency” means the amount by which (a) the aggregate Credit Exposure of the Lenders exceeds (b) the then current U.S. Revolving Borrowing Base.

“U.S. Documentation Agent” means U.S. Bank National Association, in its capacity as U.S. documentation agent for the Lenders and its successors.

“U.S. Dollars” or “U.S.$” or “Dollar” refers to lawful money of the United States of America.

“U.S. Revolving Borrowing Base” is defined in Section 2.7(d)(i).

“Wholly-Owned Subsidiary” means, as to any Person, any Subsidiary of which all of the outstanding shares of Equity Interests (other than directors’ qualifying shares) on a fully-diluted basis, are owned by such Person or one or more of its Wholly-Owned Subsidiaries or by such Person and one or more of its Wholly-Owned Subsidiaries.  Unless otherwise indicated, each reference to the “Wholly-Owned Subsidiary” means a Wholly-Owned Subsidiary of the Borrower.

SECTION 1.2                          Classification of Loans and Borrowings.  For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Type (e.g., a “Eurodollar Loan” or “Eurodollar Borrowing”).

SECTION 1.3                          Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, provided such successors and assigns are permitted by the Loan Documents, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

SECTION 1.4                          Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with

GAAP, as in effect from time to time; provided that, if the Borrower notifies the Global Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date of this Agreement in GAAP or in the application thereof on the operation of such provision (or if the Global Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE II

The Credits

SECTION 2.1                          Commitments.  Subject to the terms and conditions set forth herein, each Lender agrees to make Loans in U.S. Dollars to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) the Credit Exposure of any Lender exceeding the Commitment of such Lender, or (b) the aggregate amount of the Credit Exposure of all Lenders exceeding the lesser of (i) the aggregate amount of the U.S. Revolving Borrowing Base then in effect and (ii) the aggregate amount of the Commitments of the Lenders.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

SECTION 2.2                          Loans and Borrowings.

(a)                                  Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Applicable Percentages.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)                                 Subject to Sections 2.13 and 2.14, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith.  Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)                                  At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of U.S.$1,000,000 and not less than U.S.$5,000,000 (including any continuation or conversion of existing Loans made in connection therewith).  At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of U.S.$500,000 and not less than U.S.$500,000 (including any continuation or conversion of existing Loans made in connection therewith); provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire Unutilized Commitment, if less.  Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of seven (7) Eurodollar Borrowings outstanding.

(d)                                 Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.3                          Requests for Borrowings.  To request a Borrowing, the Borrower shall notify the Global Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 2:00 p.m., New York City time, three (3) Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Global Administrative Agent of a written Borrowing Request executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit E-1 or otherwise in a form approved by the Global Administrative Agent.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.2:

(i)                                     the aggregate amount of the requested Borrowing;

(ii)                                  the date of such Borrowing, which shall be a Business Day;

(iii)                               whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)                              in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Global Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.4                          Letters of Credit.

(a)                                  General.  Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account or the account of any Subsidiary, in a form reasonably acceptable to the Global Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)                                 Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing

Bank) to an Issuing Bank and the Global Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed U.S.$25,000,000 and (ii) the total Credit Exposure shall not exceed the lesser of (x) the aggregate Commitments of the Lenders or (y) the U.S. Revolving Borrowing Base then in effect.

(c)                                  Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension, provided such date is not beyond the date in clause (ii)) and (ii) five (5) Business Days prior to the Maturity Date.

(d)                                 Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Global Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)                                  Reimbursement.  If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Global Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower receives such notice; provided that, unless such LC Disbursement is less than U.S.$500,000, the Borrower may, subject to the conditions to Borrowing set forth herein, request in accordance with Section 2.3 that such payment be financed with a Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Borrowing.  If the Borrower fails to make such payment when due, the Global Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each Lender shall pay to the Global Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.5 with respect to Loans made by such Lender (and Section 2.5 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Global Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Global Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Global Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear.  Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)                                    Obligations Absolute.  The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein proving to be untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.  Neither the Agents, the Lenders or any Issuing Bank nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrower to the extent of any direct or actual damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)                                 Disbursement Procedures.  An Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  Such Issuing Bank shall promptly notify the Global Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h)                                 Interim Interest.  If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement within two (2) Business Days after such reimbursement is due pursuant to paragraph (e) of this Section, then Section 2.12(c) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)                                     Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Global Administrative Agent or the Majority Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Global Administrative Agent, in the name of the Global Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 8.1(g).  The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.10, and any such cash collateral so deposited and held by the Global Administrative Agent hereunder shall constitute part of the Global Borrowing Base for purposes of determining compliance with Section 2.10. Each such deposit shall be held by the Global Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement.  The Global Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Global Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Global Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement.  If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.10, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with Section 2.10 and no Default shall have occurred and be continuing.

SECTION 2.5                          Funding of Borrowings.

(a)                                  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Global Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  The Global Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Global Administrative Agent in New York City; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.4(e) shall be remitted by the Global Administrative Agent to the applicable Issuing Bank.

(b)                                 Unless the Global Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Global Administrative Agent such Lender’s share of such Borrowing, the Global Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Global Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Global Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Global Administrative Agent, at (i) in the case of such Lender, the greater of (A) the Federal Funds Effective Rate or (B) a rate determined by the Global Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to Loans made in such Borrowing.  If such Lender pays such amount to the Global Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.6                          Interest Elections.

(a)                                  Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request (or an ABR Borrowing if no Type is specified) and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request (or one month if no Interest Period is specified).  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The Borrower may, subject to the requirements of Section 2.2(c), elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)                                 To make an election pursuant to this Section, the Borrower shall notify the Global Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.3 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Global Administrative Agent of a written Interest Election Request executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit E-2 or otherwise in a form approved by the Global Administrative Agent.

(c)                                  Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.2:

(i)                                     the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)                                  the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)                               whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)                              if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)                                 Promptly following receipt of an Interest Election Request, the Global Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)                                  If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Global Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as such Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless the Obligations have been accelerated pursuant to Section 8.3, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.7                          Global Borrowing Base.

(a)                                  Initial Global Borrowing Base.  During the period from the date hereof to the date of the first redetermination of the Global Borrowing Base pursuant to the provisions of this Section, the initial amount of the Global Borrowing Base has been determined by the Global Administrative Agent and acknowledged by the Borrower and its Subsidiaries (including the Canadian Borrowers) and agreed to by the Combined Lenders to be U.S.$425,000,000; provided, however, that in the event that the Borrower or any of its Subsidiaries incurs Senior Debt or Subordinated Debt (other than the Bridge Loan) prior to the date of the Initial Borrowing, the Global Borrowing Base and the initial U.S. Revolving Borrowing Base will be reduced as provided for in Section 2.7(g).

(b)                                 Annual Scheduled Determinations of the Global Borrowing Base. Promptly after January 1st of each calendar year (commencing January 1, 2004), and in any event prior to March 1st of each calendar year, the Borrower shall furnish to the Global Administrative Agent and the Combined Lenders a Reserve Report in form and substance reasonably satisfactory to the Global Administrative Agent, which report shall evaluate as of December 31st of the immediately preceding calendar year the Proven Reserves attributable to the Oil and Gas Properties which the Borrower wishes to include in the Global Borrowing Base, and a projection of the rate of production and net operating income with respect thereto, as of such date, together with additional data concerning pricing, hedging, operating costs and quantities of production, and other information and engineering and geological data as the Global Administrative Agent or any Combined Lender may reasonably request. Within 30 days after receipt of such report and information, the Global Administrative Agent shall make an initial determination of the amount of credit to be made available to the Borrower hereunder, and shall promptly notify the Combined Lenders in writing of the Global Administrative Agent’s initial determination of the Global Borrowing Base.  The Global Administrative Agent shall make such determination in accordance with its customary practices and standards for oil and gas loans and in the exercise of its sole discretion. Within fifteen (15) days following their receipt of the proposed amount for the redetermined Global Borrowing Base, (x) the Super Majority Lenders if the proposed amount is an increase or (y) the Required Lenders if the proposed amount is a decrease or maintenance, shall approve or reject the Global Administrative Agent’s initial determination of the Global Borrowing Base by written notice to the Global Administrative Agent; provided, however that failure by any Combined Lender to reject in writing the Global Administrative Agent’s determination of the Global Borrowing Base within said fifteen (15) day period shall be deemed an acceptance of such determination by such Combined Lender.  If the Super Majority Lenders or the Required Lenders, as applicable, fail to approve any such determination of the Global Borrowing Base made by the Global Administrative Agent hereunder, then the Global Administrative Agent shall poll the Combined Lenders and the Global Borrowing Base shall be set at the highest amount on which the Super Majority Lenders if such number would result in an increase in the Global Borrowing Base or otherwise, the Required Lenders, can agree, it being understood that a Combined Lender is deemed to have agreed to any and all amounts that are lower than the amount actually determined by such Combined Lender to be the appropriate value of the Global Borrowing Base.  Upon approval or deemed approval by the Super Majority Lenders or the Required Lenders, as applicable, of the Global Borrowing Base, the Global Administrative Agent upon notice thereof shall, by written notice to the Borrower, and the Combined Lenders, designate the new Global Borrowing Base available to the Borrower, the Canadian Revolving Borrowers and the Canadian Term Borrower (each such notice in this Section 2.7(b), a “Global Borrowing Base Designation Notice”).  The Global Borrowing Base Designation Notice shall also set forth the then applicable Revolving Borrowing Base as determined by the Global Administrative Agent.  If the Combined Revolving Commitments are in effect and/or any Combined Revolving Obligations are outstanding, then upon receipt of such Global Borrowing Base Designation Notice, the Borrower shall designate the U.S. Revolving Borrowing Base and the Canadian Revolving Borrowing Base to the Global Administrative Agent in accordance with Section 2.7(d).

(c)                                  [Intentionally blank].

(d)                                 Allocation of the Revolving Borrowing Base.  For so long as any of the Combined Revolving Commitments are in effect and/or any Combined Revolving Obligations are outstanding, the Revolving Borrowing Base shall be comprised of the U.S. Revolving Borrowing Base and the Canadian Revolving Borrowing Base, and allocations between the U.S. Revolving Borrowing Base and Canadian Revolving Borrowing Base shall be made in accordance with this Section 2.7(d).

(i)                                     The “U.S. Revolving Borrowing Base” means, as of any date, the amount in U.S. Dollars designated or determined as such from time to time (A) by the Borrower pursuant to a Revolving Borrowing Base Allocation Notice delivered in accordance with Section 2.7(d)(iii) of this Agreement or (B) in accordance with the other provisions of this Agreement.  The U.S. Revolving Borrowing Base shall represent the maximum amount of credit in the form of Loans and Letters of Credit (subject to the aggregate Commitments and subject to the other provisions thereof) that the Lenders will extend to the Borrower at any one time prior to the Maturity Date.  On the date of this Agreement, the initial U.S. Revolving Borrowing Base shall be U.S.$290,000,000.

(ii)                                  The “Canadian Revolving Borrowing Base” means, as of any date, the Equivalent Amount in U.S. Dollars designated as such from time to time (A) by the Borrower pursuant to a Revolving Borrowing Base Allocation Notice delivered in accordance with Section 2.7(d)(iii) of this Agreement or (B) in accordance with the other provisions of this Agreement.  The Canadian Revolving Borrowing Base shall represent the maximum amount of credit in the form of “Loans”, “Letters of Credit” and “Bankers’ Acceptances” in each case as defined in the Canadian Revolving Credit Agreement (subject to the aggregate “Commitments” as defined in the Canadian Revolving Credit

Agreement and subject to the other provisions thereof) that the Canadian Revolving Lenders will extend to the Canadian Revolving Borrowers at any one time prior to the “Maturity Date” as defined in the Canadian Revolving Credit Agreement.  On the date of this Agreement, the initial Canadian Revolving Borrowing Base shall be U.S.$25,000,000.

(iii)                               Upon receipt of the Global Borrowing Base Designation Notice and the Revolving Borrowing Base set forth therein, the Borrower shall specify within ten (10) days of its receipt thereof the allocation of the Revolving Borrowing Base between the U.S. Revolving Borrowing Base and the Canadian Revolving Borrowing Base by providing a written notice to the Global Administrative Agent of such allocation (each such notice herein a “Revolving Borrowing Base Allocation Notice”); provided that the sum of the U.S. Revolving Borrowing Base and the Canadian Revolving Borrowing Base shall at all times be equal to the Revolving Borrowing Base.  In the event that the Borrower fails to provide the Global Administrative Agent with a Revolving Borrowing Base Allocation Notice within the period required by this Section 2.7(d)(iii), the Revolving Borrowing Base will be allocated in same proportion as existed prior to such redetermination.  Promptly upon the allocation of the Revolving Borrowing Base between the U.S. Revolving Borrowing Base and the Canadian Revolving Borrowing Base in accordance with the procedures set forth above, the Global Administrative Agent shall provide a written notice to the Combined Revolving Lenders and the Borrower, which written notice shall set forth the U.S. Revolving Borrowing Base and the Canadian Revolving Borrowing Base to be in effect.  Any designation of the U.S. Revolving Borrowing Base or the Canadian Revolving Borrowing Base effected pursuant to this Section 2.7(d)(iii) in connection with a determination or redetermination of the Global Borrowing Base shall be effective as of the date of the Global Borrowing Base Designation Notice.

(e)                                  Discretionary Determination of the Global Borrowing Base.  Each of (i) the Global Administrative Agent or the Majority Lenders in the event that Global Borrowing Base Utilization exceeds 50% at any time for a period of greater than fifteen (15) consecutive Business Days or (ii) (A) the Borrower or (B) the Global Administrative Agent, at the request of the Required Lenders, shall have the right to request in writing a redetermination of the Global Borrowing Base, in its sole discretion at any time and from time to time, provided, that clause (i) and clause (ii) may each be the basis of an unscheduled redetermination not more often than one (1) time during any calendar year. If any Person shall request discretionary redetermination of the Global Borrowing Base pursuant to the provisions of this Section 2.7(e), the Borrower shall within 30 days of receipt of a request therefor from the Global Administrative Agent, deliver to the Global Administrative Agent a Reserve Report dated as of the date requested in such notice and such updated engineering, production, operating and other data as the Global Administrative Agent or any other Combined Lender may reasonably request.  The Super Majority Lenders if such number would result in an increase in the Global Borrowing Base or otherwise, the Required Lenders, shall approve and designate the new Global Borrowing Base in accordance with the procedures and standards described in Section 2.7(b) and the Borrower shall provide a Revolving Borrowing Base Allocation Notice to the Global Administrative Agent in accordance with Section 2.7(d)(iii); provided that in the event that the Borrower fails to provide such Revolving Borrowing Base Allocation Notice, the Revolving Borrowing Base shall be allocated between the U.S. Revolving Borrowing Base and  Canadian Revolving Borrowing Base in accordance with Section 2.7(d)(iii).

(f)                                    General Provisions With Respect to the Global Borrowing Base. The determination of the Global Borrowing Base shall be made by the Global Administrative Agent and the Super Majority Lenders or Required Lenders, as applicable, taking into consideration the estimated value of the Oil and Gas Properties owned by the Borrower and its Subsidiaries as reflected in the most recent Reserve Report delivered hereunder and any other relevant information obtained by or delivered to the Global Administrative Agent or any other Combined Lender, all in accordance with the other provisions of this Section 2.7 in accordance with their customary practices for oil and gas loans as in effect from time to time.  It is understood by the parties hereto that the Combined Lenders shall have no commitment or obligation whatsoever to increase the Global Borrowing Base to any amount in excess of U.S.$425,000,000, and nothing herein contained shall be construed to be a commitment by the Combined Lenders to so increase the Global Borrowing Base.  The Global Borrowing Base may be redetermined pursuant to Section 2.7(b) (annual) and Section 2.7(e) (unscheduled) and may be adjusted from time to time to give effect to issuances of Senior Debt or Subordinated Debt under Section 2.7(g) and the occurrence of Casualty Events under Section 2.7(h).  In connection with any redetermination or adjustment pursuant to any of the foregoing, if the Global Administrative Agent determines that either a Global Borrowing Base Deficiency, Revolving Borrowing Base Deficiency or a U.S. Borrowing Base Deficiency exists, the Global Administrative Agent shall give written notice thereof to the Borrower and the date such notice is received shall be the “Deficiency Notification Date”.

(g)                                 Issuance of Senior Debt and Subordinated Debt.  In the event that the Borrower or any of its Subsidiaries incurs any Senior Debt (other than Non-Recourse Debt) on the date of or after the Initial Borrowing, then the Global Borrowing Base and the U.S. Revolving Borrowing Base shall each be reduced immediately by an amount equal to 100% of the stated principal amount of such Senior Debt; provided, however, that no reduction in the U.S. Revolving Borrowing Base pursuant to this Section 2.7(g) attributable to the issuance of Senior Debt shall be effected to the extent that the proceeds of the issuance of such Senior Debt are used to repay or prepay, as the case may be, the “Loans” under the Canadian Term Credit Agreement; and provided, further, that if thereafter the U.S. Revolving Borrowing Base is, or is reduced to, $0, the Canadian Revolving Borrowing Base shall be reduced immediately by an amount equal to (A) 100% of the stated principal amount of such Senior Debt less (B) the amount by which the U.S. Revolving Borrowing Base was reduced pursuant to this Section 2.7(g) as a result of the issuance of such Senior Debt.  In the event that the Borrower or any of its Subsidiaries incurs any Subordinated Debt (other than Non-Recourse Debt) on the date of or after the Initial Borrowing, then the Global Borrowing Base and the U.S. Revolving Borrowing Base shall each be reduced immediately by an amount equal to 30% of the stated principal amount of such Subordinated Debt; provided, however, that no reduction in the U.S. Revolving Borrowing Base pursuant to this Section 2.7(g) attributable to the issuance of Subordinated Debt shall be effected to the extent that the proceeds of the issuance of such Subordinated Debt are used to repay or prepay, as the case may be, the “Loans” under the Canadian Term Credit Agreement; and provided, further, that the Indebtedness evidenced by the Bridge Loan shall not be included in the foregoing calculations until after the date of the first scheduled redetermination of the Global Borrowing Base; and provided, further, that if the U.S. Revolving Borrowing Base is, or is reduced to, $0, the Canadian Revolving Borrowing Base shall be reduced immediately by an amount equal to (A) 30% of the stated principal amount of such Subordinated Debt less (B) the amount by which the U.S. Revolving Borrowing Base was reduced pursuant to this Section 2.7(g) as a result of the issuance of such Subordinated Debt.

(h)                                 Casualty Event. In the event that a Casualty Event has occurred related to any Borrowing Base Property, to the extent that the Net Cash Proceeds received by the Borrower or any of its Subsidiaries with respect to such Casualty Event have not been applied or budgeted to be applied to repair, restore or replace the Property affected by such Casualty Event within 90 days after the occurrence thereof, the Global Administrative Agent, at the request of the Required Lenders, shall have the right to reduce the U.S. Revolving Borrowing Base and, if applicable, the Canadian Revolving Borrowing Base, in its sole discretion based on its review of such Casualty Event, in the manner set forth in this Section 2.7(h); provided that the U.S. Revolving Borrowing Base and the Canadian Revolving Borrowing Base shall not together be reduced by an amount greater than 100% of such Net Cash Proceeds.  The Global Administrative Agent shall provide notice to the Borrower and the Combined Lenders and the other Agents of the reduction, first, in the U.S. Revolving Borrowing Base resulting from such Casualty Event, which reduction shall be effective as of the date of such notice; provided that once the U.S. Revolving Borrowing Base is reduced to $0, then any additional required reduction shall be made to the Canadian Revolving Borrowing Base.

SECTION 2.8                          Termination and Reduction of Commitments.

(a)                                  Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b)                                 The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of U.S.$1,000,000 and not less than U.S.$5,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the aggregate Credit Exposure of the Lenders would exceed the aggregate  Commitments of the Lenders.

(c)                                  The Borrower shall notify the Global Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least two (2) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Global Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Global Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments shall be permanent.  Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their Applicable Percentage of the Commitments.

(d)                                 The Borrower will not terminate, or permit to expire, all of the Commitments under this Agreement prior to (i) the expiration or termination of the Canadian Revolving Commitments and (ii) the payment and performance in full of all Canadian Revolving Obligations.

SECTION 2.9                          Repayment of Loans; Evidence of Indebtedness.

(a)                                  The Borrower hereby unconditionally promises to pay to the Global Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan and Borrowing of such Lender on the Maturity Date.

(b)                                 Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Obligations of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)                                  The Global Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Global Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)                                 The entries made in the accounts maintained pursuant to paragraphs (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Global Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)                                  Any Lender may request that Loans made by it be evidenced by one or more promissory notes.  In such event, the Borrower shall prepare, execute and deliver to such Lender promissory notes payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns and in a form approved by the Global Administrative Agent).  Thereafter, the Loans evidenced by such promissory notes and interest thereon shall at all times (including after assignment pursuant to Section 10.4) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if any such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.10                    Prepayment of Loans.

(a)                                  The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of Section 2.10(c).

(b)                                 If, (i) either the Global Borrowing Base, Revolving Borrowing Base or the U.S. Revolving Borrowing Base is (A) redetermined or reallocated under Section 2.7, (B) reallocated pursuant to Section 2.7(d), or (C) reduced pursuant to any other provision of this Agreement, and (ii) as a result thereof, either a Global Borrowing Base Deficiency, Revolving Borrowing Base

Deficiency or a U.S. Borrowing Base Deficiency occurs, then the Borrower shall take the following actions:

(1)                                  in the case of a Global Borrowing Base Deficiency or a Revolving Borrowing Base Deficiency resulting from a redetermination or reduction of the Global Borrowing Base, prepay, or cause to be prepaid, Loans and “Loans” under the Canadian Revolving Credit Agreement in an aggregate principal amount equal to such deficiency, together, in each case, with interest on the principal amount paid accrued to the date of such prepayment and, if after prepaying all of such Loans and “Loans” under the Canadian Revolving Credit Agreement, a Global Borrowing Base Deficiency or a Revolving Borrowing Base Deficiency remains as a result of an LC Exposure, pay to the Global Administrative Agent an amount equal to such remaining Global Borrowing Base Deficiency or Revolving Borrowing Base Deficiency to be held as cash collateral as provided in Section 2.4(i); provided that the Borrower shall be obligated to make (or cause to be made) any such prepayment and/or deposit of cash collateral within 180 days following the Deficiency Notification Date with respect to such deficiency, and provided further that within 90 days following the Deficiency Notification Date, the Borrower shall have prepaid (or caused to be prepaid), or deposited cash in an amount equal to, one-half of such Global Borrowing Base Deficiency or Revolving Borrowing Base Deficiency;

(2)                                  in the case of a U.S. Borrowing Base Deficiency resulting from a redetermination or reduction of the Global Borrowing Base, take the action described under clause (1) above (except that prepayments shall be made in respect of Loans made pursuant to this Agreement);

(3)                                  in the case of a U.S. Borrowing Base Deficiency resulting from a reallocation of the Revolving Borrowing Base pursuant to Section 2.7(d), prepay Loans in an aggregate principal amount equal to such deficiency, together with interest on the principal amount paid accrued to the date of such prepayment, and if a U.S. Borrowing Base Deficiency remains after prepaying all of the Loans as a result of an LC Exposure, pay to the Global Administrative Agent an amount equal to such remaining U.S. Borrowing Base Deficiency to be held as cash collateral as provided in Section 2.4(i); it being understood that the Borrower shall be obligated to make such prepayment and/or deposit of cash collateral on the effective date of such reallocation;

(4)                                  in the case of a U.S. Borrowing Base Deficiency resulting from an incurrence of Senior Debt or Subordinated Debt pursuant to Section 2.7(g), utilize the proceeds of such Senior Debt or Subordinated Debt, as applicable, to take the action required under clause (1) above (except that (i) the Borrower shall not be obligated to make any prepayments in respect of “Loans” under the Canadian Term Credit Agreement and (ii) prepayments shall first be made in respect of Loans made pursuant to this Agreement); provided that if a prepayment or deposit is required under this clause (4), then the Borrower shall be obligated to make (or cause to be made) such prepayment and/or deposit of cash collateral contemporaneously with the incurrence of such Senior Debt or Subordinated Debt;

(5)                                  notwithstanding anything in this Section 2.10 to the contrary, in the event that a U.S. Borrowing Base Deficiency exists at a time when no Revolving Borrowing Base Deficiency exists, then, to the extent that such action would cure (in whole or in part) such U.S. Borrowing Base Deficiency, the Borrower may reallocate the Revolving Borrowing Base between the U.S. Revolving Borrowing Base and the Canadian Revolving Borrowing Base by providing the Global Administrative Agent with its election to do so (which election will designate the relevant reallocations) on the Business Day on which such U.S. Borrowing Base Deficiency occurs; provided, however, that no reallocation shall be permitted to the extent such reallocation would cause the aggregate “Credit Exposure” of the Canadian Revolving Lenders under the Canadian Revolving Credit Agreement to be greater than the lesser of the aggregate “Commitments” thereunder and the Canadian Revolving Borrowing Base; and

(6)                                  in the case of a U.S. Borrowing Base Deficiency resulting from a Casualty Event pursuant to Section 2.7(h), utilize the Net Cash Proceeds of such Casualty Event to take the action described under clause (1) above (except that (i) the Borrower shall not be obligated to make any prepayments in respect of “Loans” under the Canadian Term Credit Agreement and (ii) prepayments shall first be made in respect of Loans made pursuant to this Agreement); provided that if a prepayment or deposit is required under this clause (6), then the Borrower shall be obligated to make (or cause to be made) such prepayment and/or deposit of cash collateral on the Business Day immediately following the Deficiency Notification Date with respect to such deficiency.

(c)                                  The Borrower shall notify the Global Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, two (2) Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid (which amount shall be in a minimum principal amount of U.S.$1,000,000 and in U.S.$1,000,000 increments in excess thereof); provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.8, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.8.  Promptly following receipt of any such notice relating to a Borrowing, the Global Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.2.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and by any other amounts then due under this Agreement (including all amounts due under Section 2.16).

SECTION 2.11                    Fees.

(a)                                  The Borrower agrees to pay to the Global Administrative Agent for the account of each Lender a commitment fee (the “Commitment Fee”), which shall accrue at the Applicable Rate on the daily amount equal to the Applicable Percentage of such Lender of the Unutilized Commitment during the period from and including the Global Effective Date to but excluding the date on which the Commitments terminate.  Accrued Commitment Fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date of this Agreement; provided that any Commitment Fees accruing after the date on which the Commitments terminate shall be payable on demand.  All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)                                 The Borrower agrees to pay (i) to the Global Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Eurodollar Loans on the average daily amount of such Lender’s Applicable Percentage of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date on which the Commitments terminate and the date on which  the Lenders cease to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee equal to the greater of (A) U.S.$500 and (B) the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the administration, issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees shall be payable in arrears on the last day of each March, June, September and December of each year, commencing on the first such date to occur after the date of this Agreement; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand.  Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)                                  The Borrower agrees to pay to the Global Administrative Agent, for its own account, the account of the Agents and for the account of each Lender, as applicable, fees, including, without limitation, an upfront fee (the “Upfront Fee”), in the amounts and at the times separately agreed upon between the Borrower, the Global Administrative Agent and the Global Syndication Agents, including, without limitation, the amounts agreed upon in the Fee Letter.

(d)                                 All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Global Administrative Agent (or the Issuing Bank, in the case of fees payable to it) for distribution, in the case of Commitment Fees and participation fees, to the Lenders entitled thereto.  Fees paid shall not be refundable under any circumstances.

SECTION 2.12                    Interest.

(a)                                  Subject to Section 10.13, the Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate for ABR Loans.

(b)                                 Subject to Section 10.13, the Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate for Eurodollar Loans.

(c)                                  Notwithstanding the foregoing, but subject to Section 10.13, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section plus, to the extent permitted by applicable law, 2% or (ii) in the case of any other amount, the rate applicable to ABR Loans as provided in paragraph (a) of this Section plus, to the extent permitted by applicable law, 2%.

(d)                                 Subject to Section 10.13, accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand of the Global Administrative Agent or the Majority Lenders (through the Global Administrative Agent), (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)                                  Subject to Section 10.13, all interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate, shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  Promptly after the determination of any interest rate provided for herein or any change therein, the Global Administrative Agent shall notify the Lenders to which such interest is payable and the Borrower thereof.  Each determination by the Global Administrative Agent of an interest rate or fee hereunder shall, except in cases of manifest error, be final, conclusive and binding on the parties.

SECTION 2.13                    Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)                                  the Global Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period;

(b)                                 the Global Administrative Agent is advised by the Majority Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period; or

(c)                                  the Global Administrative Agent determines in good faith (which determination shall be conclusive) that by reason of circumstances affecting the interbank dollar market generally, deposits in U.S. Dollars in the London interbank dollar market are not being offered for the applicable Interest Period and in an amount equal to the amount of the Eurodollar Loan requested by the Borrower, then the Global Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Global Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing for the affected Interest Period shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as a Eurodollar Loan having the shortest Interest Period which is not unavailable under clauses (a) through (c) of this Section, and if no Interest Period is available, as an ABR Borrowing.

SECTION 2.14                    Illegality.

(a)                                  Notwithstanding any other provision of this Agreement to the contrary, if (i) by reason of the adoption of any applicable Governmental Rule or any change in any applicable Governmental Rule or in the interpretation or administration thereof by any Governmental Authority or compliance by any Lender with any request or directive (whether or not having the force of law) of any central bank or other Governmental Authority or (ii) circumstances affecting the London interbank dollar market or the position of a Lender therein shall at any time make it unlawful or impracticable in the sole discretion of a Lender exercised in good faith for such Lender or its Applicable Lending Office to (A) honor its obligation to make Eurodollar Loans either generally or for a particular Interest Period provided for hereunder, or (B) maintain Eurodollar Loans either generally or for a particular Interest Period provided for hereunder, then such Lender shall promptly notify the Borrower thereof through the Global Administrative Agent and such Lender’s obligation to make or maintain Eurodollar Loans having an affected Interest Period hereunder shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans having an affected Interest Period (in which case the provisions of Section 2.14(b) hereof shall be applicable).  Before giving such notice pursuant to this Section 2.14, such Lender will designate a different available Applicable Lending Office for the affected Eurodollar Loans of such Lender or take such other action as the Borrower may request if such designation or action will avoid the need to suspend such Lender’s obligation to make Eurodollar Loans hereunder and will not, in the sole opinion of such Lender exercised in good faith, be disadvantageous to such Lender (provided, that such Lender shall have no obligation so to designate an Applicable Lending Office for Eurodollar Loans located in the United States of America).

(b)                                 If the obligation of any Lender to make or maintain any Eurodollar Loans shall be suspended pursuant to Section 2.14(a) hereof, all Loans having an affected Interest Period which would otherwise be made by such Lender as Eurodollar Loans shall be made instead as ABR

Loans (and, if such Lender so requests by notice to the Borrower with a copy to the Global Administrative Agent, each Eurodollar Loan having an affected Interest Period of such Lender then outstanding shall be automatically converted into an ABR Loan on the last day of the Interest Period for such Eurodollar Loans unless earlier conversion is required by applicable law) and, to the extent that Eurodollar Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Eurodollar Loans shall be applied instead to such ABR Loans.

SECTION 2.15                    Increased Costs.

(a)                                  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

(ii)                                  impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such Issuing Bank such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)                                 If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)                                  A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)                                 Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16                    Break Funding Payments.  In the event of (a) the payment (including prepayment) of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to  Section 2.19 then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the London interbank market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and the Global Administrative Agent and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

SECTION 2.17                    Taxes.

(a)                                  Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Global Administrative Agent, each Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law; provided that if a Lender is in breach of its obligations under Section 2.17(e), then the Borrower shall only be obligated to comply with clauses (ii) and (iii) of this Section 2.17(a) with respect to payments to be made to such Lender.

(b)                                 In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)                                  The Borrower shall indemnify the Global Administrative Agent, each Lender and each Issuing Bank, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Global Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that if a Lender is in breach of its obligations under Section 2.17(e), then the Borrower shall have no obligations under this Section 2.17(c) with respect to any payments or liabilities described herein made or owed by such Lender.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank, or by the Global Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(d)                                 As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, if available, the Borrower shall deliver to the Global Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Global Administrative Agent.

(e)                                  Each Lender that is not organized under the laws of the United States of America or a state thereof agrees that such Lender will deliver to the Borrower and the Global Administrative Agent two (2) duly completed copies of United States Internal Revenue Service Form W-8 BEN or W-8 ECI (or if such forms are no longer required, a representation by such Lender) certifying in either case that such Lender is entitled to receive payments from the Loan Parties under the Loan Documents without deduction or withholding of any United States federal income taxes.  Each Lender which so delivers a Form W-8 BEN or W-8 ECI further undertakes to deliver to the Borrower and the Global Administrative Agent two (2) additional copies of such form (or a successor form) on or before such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Global Administrative Agent, in each case, certifying that such Lender is entitled to receive payments from the Borrower under the Loan Documents without deduction or withholding of any United States federal income taxes, unless (i) an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and (ii) such Lender advises the Borrower and the Global Administrative Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax.

(f)                                    If the Borrower at any time pays an amount under Section 2.17(a), (b) or (c) to any Lender, the Global Administrative Agent or any Issuing Bank, and such payee receives a refund of or credit for any part of any Indemnified Taxes or Other Taxes which such payee determines in its sole judgment is made with respect to such amount paid by the Borrower, such Lender, the Global Administrative Agent or any Issuing Bank, as the case may be, shall pay to the Borrower the amount of such refund or credit promptly, and in any event within 60 days, following the receipt of such refund or credit by such payee.

SECTION 2.18                    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)                                  The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Global Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Global Administrative Agent c/o JPMorgan Chase Bank, Loan and Agency Services, 1111 Fannin, 8th floor, Houston, TX 77002, Attention:  James DeLeon, Telephone: 713-750-2366, Fax: 713-427-6307, except payments to be made directly to an Issuing Bank as expressly provided herein and payments pursuant to Sections 2.15, 2.16, 2.17(c) and 10.3 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Global Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  Except as set forth in clause (a) of the definition of “Interest Period”, if any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments under each Loan Document shall be made in U.S. Dollars.

(b)                                 If at any time insufficient funds are received by and available to the Global Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)                                  If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)                                 Unless the Global Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Global Administrative Agent for the account of the Lenders or an Issuing Bank hereunder that the Borrower will not make such payment, the Global Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or an Issuing Bank, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or each of the Issuing Banks, as the case may be, severally agrees to repay to the Global Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Global Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Global Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)                                  If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.4(d) or (e), 2.5(b), 2.18(d) or 10.3(c) then the Global Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Global Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.19                    Mitigation Obligations; Replacement of Lenders.

(a)                                  If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different Applicable Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)                                 If (i) any Lender asserts that events have occurred suspending its obligation to make or maintain Eurodollar Loans under Section 2.14 when substantially all other Lenders have not also done so, (ii) any Lender requests compensation under Section 2.15, (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or (iv) any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Global Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.4), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (1) the Borrower shall have received the prior written consent of the Global Administrative Agent, which consent shall not unreasonably be withheld or delayed, (2) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (3) the assignee and assignor shall have entered into an Assignment and Acceptance, and (4) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments.

SECTION 2.20                    Currency Conversion and Currency Indemnity.

(a)                                  Payments in Agreed Currency.  The Borrower shall make payment relative to any Obligation in the currency (the “Agreed Currency”) in which the Obligation was effected.  If any payment is received on account of any Obligation in any currency (the “Other Currency”) other than the Agreed Currency (whether voluntarily or pursuant to an order or judgment or the enforcement thereof or the realization of any Collateral or the liquidation of the Borrower or otherwise howsoever), such payment shall constitute a discharge of the liability of the Borrower hereunder and under the other Loan Documents in respect of such obligation only to the extent of the amount of the Agreed Currency which the relevant Lender or Agent, as the case may be, is able to purchase with the amount of the Other Currency received by it on the Business Day next following such receipt in accordance with its normal procedures and after deducting any premium and costs of exchange.

(b)                                 Conversion of Agreed Currency into Judgment Currency.  If, for the purpose of obtaining or enforcing judgment in any court in any jurisdiction, it becomes necessary to convert into a particular currency (the “Judgment Currency”) any amount due in the Agreed Currency then the conversion shall be made on the basis of the rate of exchange prevailing on the next Business Day following the date such judgment is given and in any event the Borrower shall be obligated to pay the Agents and the Lenders any deficiency in accordance with Section 2.20(c).  For the foregoing purposes “rate of exchange” means the rate at which the relevant Lender or Agent, as applicable, in accordance with its normal banking procedures is able on the relevant date to purchase the Agreed Currency with the Judgment Currency after deducting any premium and costs of exchange.

(c)                                  Circumstances Giving Rise to Indemnity.  To the fullest extent permitted by applicable law, if (i) any Lender or any Agent receives any payment or payments on account of the liability of the Borrower hereunder pursuant to any judgment or order in any Other Currency, and (ii) the amount of the Agreed Currency which the relevant Lender or Agent, as applicable, is able to purchase on the Business Day next following such receipt with the proceeds of such payment or payments in accordance with its normal procedures and after deducting any premiums and costs of exchange is less than the amount of the Agreed Currency due in respect of such liability immediately prior to such judgment or order, then the Borrower on demand shall, and the Borrower hereby agrees to, indemnify the Lenders and the Agents from and against any loss, cost or expense arising out of or in connection with such deficiency.

(d)                                 Indemnity Separate Obligation.  To the fullest extent permitted by applicable law, the agreement of indemnity provided for in Section 2.20(c) shall constitute an obligation separate and independent from all other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Lenders or Agents or any of them from time to time, and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

ARTICLE III

Representations and Warranties

In order to induce  the Global Administrative Agent, the other Agents, any Issuing Bank and the Lenders to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants to the Global Administrative Agent, the other Agents, any Issuing Bank and the Lenders as set forth in this Article.

SECTION 3.1                          Corporate Existence.  Each of the Borrower and its Subsidiaries: (i) is an organization duly organized, legally existing and in good standing under the laws of the jurisdiction of its organization; (ii) has all requisite power, and has all material Government Approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could reasonably be expected to have a Material Adverse Effect.

SECTION 3.2                          Financial Condition.  The audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at December 31, 2002 and the related consolidated statement of income, stockholders’ equity and cash flow of the Borrower and its Consolidated Subsidiaries for the fiscal year ended on said date, with the opinion thereon of KPMG LLP heretofore furnished to each of the Lenders and the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at March 31, 2003 and their related consolidated statements of income, stockholders’ equity and cash flow of the Borrower and its Consolidated Subsidiaries for the three month period ended on such date heretofore furnished to the Global Administrative Agent, are complete and correct and fairly present, in all material respects, the consolidated financial condition of the Borrower and its Consolidated Subsidiaries as at said dates and the results of its operations for the fiscal year and the nine month period on said dates, all in accordance with GAAP, as applied on a consistent basis (subject, in the case of the interim financial statements, to normal year-end adjustments).  The pro forma balance sheet of the Borrower as of March 31, 2003 delivered to the Global Administrative Agent and prepared giving effect to the Acquisition (i) has been prepared in good faith in accordance with GAAP, (ii) is based upon assumptions believed to be reasonable and (iii) presents fairly, in all material respects, the unaudited, pro forma financial position of the Borrower and its Subsidiaries as of March 31, 2003.  Neither the Borrower nor any Consolidated Subsidiary has on the Closing Date or the Global Effective Date any material Indebtedness, contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements.  Since March 31, 2003, there has been no change or event which could reasonably be expected to have a Material Adverse Effect.  Since the date of the Financial Statements, neither the business nor the Properties of the Borrower or any Subsidiary have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy.

SECTION 3.3                          Litigation.  At the Global Effective Date, there is no litigation, legal, administrative  or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Borrower threatened against or affecting the Borrower or any Subsidiary which involves the possibility of any judgment or liability against the Borrower or any Subsidiary not fully covered by insurance (except for normal deductibles), and which could reasonably be expected to have a Material Adverse Effect.

SECTION 3.4                          No Breach.  Neither the execution and delivery of the Combined Loan Documents, nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the Closing Date under, the respective Organic Documents of the Borrower or any Subsidiary, or any Governmental Rule or any material agreement or instrument to which the Borrower or any Subsidiary is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Borrower or any Subsidiary pursuant to the terms of any such agreement or instrument other than the Liens created by the Combined Loan Documents.

SECTION 3.5                          Authority.  Each Loan Party has all necessary power and authority to execute, deliver and perform its obligations under the Combined Loan Documents to which it is a party; and the execution, delivery and performance by each Loan Party of the Combined Loan Documents to which it is a party, have been duly authorized by all necessary action on its part; and the Combined Loan Documents constitute the legal, valid and binding obligations of each

Loan Party thereto, enforceable in accordance with their terms, except to the extent that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors’ rights.

SECTION 3.6                          Approvals.  Except for filings necessary to perfect Liens created under the Combined Loan Documents, no authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by any Loan Party of the Combined Loan Documents or for the validity or enforceability thereof.

SECTION 3.7                          Use of Proceeds and Letters of Credit.  The Borrower will, and will cause each Subsidiary to, use the proceeds of the Loans (a) to refinance existing Indebtedness of the Borrower and its Subsidiaries, (b) to reimburse each Issuing Bank for LC Disbursements in accordance with Section 2.4(e), (c) to pay a portion of the purchase price for the Acquisition, or (d) for the Borrower’s and its Subsidiaries’ general corporate purposes, including intercompany Investments.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulation U.  Letters of Credit will be issued only to support normal and customary oil and gas operations undertaken by the Borrower or any of its Subsidiaries in the ordinary course of its business.

SECTION 3.8                          ERISA.  Except as could not reasonably be expected to have a Material Adverse Effect (or with respect to clauses (a), (b) or (e) where the failure to take such actions could not reasonably be expected to have a Material Adverse Effect):

(a)                                  The Borrower, each Subsidiary and each ERISA Affiliate have complied with ERISA and, where applicable, the Code regarding each Plan.

(b)                                 Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

(c)                                  No act, omission or transaction has occurred which could result in imposition on the Borrower, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

(d)                                 No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated within the last six (6) calendar years.  No liability to the PBGC (other than for the payment of current premiums which are not past due) by the Borrower, any Subsidiary or any ERISA Affiliate has been or is expected by the Borrower, any Subsidiary or any ERISA Affiliate to be incurred with respect to any Plan.  No ERISA Event with respect to any Plan has occurred.

(e)                                  Full payment when due has been made of all amounts which the Borrower, any Subsidiary or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

(f)                                    The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Borrower’s most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities.  The term “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA.

(g)                                 None of the Borrower, any Subsidiary or any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.

(h)                                 None of the Borrower, any Subsidiary or any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the preceding six calendar years, sponsored, maintained or contributed to, any Multiemployer Plan.

(i)                                     None of the Borrower, any Subsidiary or any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

SECTION 3.9                          Taxes.  Each of the Borrower and its Subsidiaries has filed all U.S. Federal income tax returns, Canadian income tax returns and all other tax returns which are required to be filed by them and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary.  The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate.  No tax lien has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such tax, fee or other charge.

SECTION 3.10                    Properties, etc.

(a)                                  Each of the Borrower and each of its Subsidiaries has good and defensible title to (i) those Mortgaged Properties, if any, used in calculating compliance with the collateral coverage requirements set forth in Section 5.13 and (ii) its and their other material (individually or in the aggregate) Properties, in each case free and clear of all Liens, except Liens permitted by Section 7.2.  Except as set forth in Schedule 3.10, after giving full effect to the Excepted Liens, the Borrower or its Subsidiaries owns the net interests in production attributable to the Hydrocarbon Interests reflected in the most recently delivered Reserve Report and the ownership of such Properties shall not in any material respect obligate the Borrower or any Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report.  All information contained in the most recently delivered Reserve Report is true and correct in all material respects as of the date thereof.

(b)                                 All leases and agreements necessary for the conduct of the business of the Borrower and its Subsidiaries are valid and subsisting, in full force and effect and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which would affect in any material respect the conduct of the business of the Borrower and its Subsidiaries.

(c)                                  The rights, Properties and other assets presently owned, leased or licensed by the Borrower and its Subsidiaries including, without limitation, all easements and rights of way, include all rights, Properties and other assets necessary to permit the Borrower and its Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the Global Effective Date.

(d)                                 All of the assets and Properties of the Borrower and its Subsidiaries which are reasonably necessary for the operation of its business are in good working condition and are maintained in accordance with prudent business standards.

SECTION 3.11                    No Material Misstatements.  No written information, statement, exhibit, certificate, document or report furnished to the Global Administrative Agent, the other Agents and the Lenders (or any of them) by the Borrower or any Subsidiary in connection with the negotiation of the Combined Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading in the light of the circumstances in which made and with respect to the Borrower and its Subsidiaries taken as a whole.  There is no fact existing with respect to the Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect or in the future could reasonably be likely to have (so far as the Borrower can now foresee) a Material Adverse Effect and which has not been set forth in this Agreement or the other documents, certificates and statements furnished to the Global Administrative Agent by or on behalf of the Borrower or any Subsidiary prior to, or on, the Global Effective Date in connection with the transactions contemplated hereby.

SECTION 3.12                    Investment Company Act.  Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.13                    Public Utility Holding Company Act.  Neither the Borrower nor any Subsidiary is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” or a  “public utility” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

SECTION 3.14                    Subsidiaries.  Except as set forth on Schedule 3.14 or as otherwise disclosed in writing to the Global Administrative Agent, the Borrower has no Subsidiaries or Material Subsidiaries.

SECTION 3.15                                            Location of Business and Offices.  The Borrower’s principal place of business and chief executive offices are located at the address stated on the signature page of this Agreement or as otherwise disclosed in writing to the Global Administrative Agent and the

Organizational Number of the Borrower is 2118742.  The principal place of business, chief executive office and Organizational Number of each Subsidiary are described on Schedule 3.14 or as otherwise disclosed in writing to the Global Administrative Agent.

SECTION 3.16                    Defaults.  Neither the Borrower nor any Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under any material agreement or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary is bound which default could reasonably be expected to have a Material Adverse Effect.  No Default hereunder has occurred and is continuing.

SECTION 3.17                    Environmental Matters.  Except as could not reasonably be expected to have a Material Adverse Effect (or with respect to clauses (c), (d) and (e) below, where the failure to take such actions would not have a Material Adverse Effect):

(a)                                  Neither any Property of the Borrower or any Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws;

(b)                                 Without limitation of clause (a) above, no Property of the Borrower or any Subsidiary nor the operations currently conducted thereon or, to the best knowledge of the Borrower, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any Governmental Authority or to any remedial obligations under Environmental Laws;

(c)                                  All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Borrower and each Subsidiary, including without limitation past or present treatment, storage, disposal or release of a Hazardous Material into the environment, have been duly obtained or filed, and the Borrower and each Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

(d)                                 All Hazardous Materials, if any, generated at any and all Property of the Borrower or any Subsidiary have been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the best knowledge of the Borrower with respect to the transport and disposal of the Borrower’s or any Subsidiary’s Hazardous Materials, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

(e)                                  The Borrower has taken all steps reasonably necessary to determine and has determined that no Hazardous Materials, have been disposed of or otherwise released and there has been no threatened release of any Hazardous Materials on or to any Property of the Borrower

or any Subsidiary except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment;

(f)                                    To the extent applicable, all Property of the Borrower and each Subsidiary currently satisfies all design, operation, and equipment requirements imposed by the OPA or scheduled as of the Global Effective Date to be imposed by OPA during the term of this Agreement,  and the Borrower does not have any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement; and

(g)                                 Neither the Borrower nor any Subsidiary has any known contingent liability in  connection with any release or threatened release of any Hazardous Material into the environment.

SECTION 3.18                    Compliance with the Law.  Neither the Borrower nor any Subsidiary has violated any Governmental Rule or failed to obtain any Governmental Approval necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure could reasonably be expected to have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect.  Except for such acts or failures to act as could not reasonably be expected to have a Material Adverse Effect, the Oil and Gas Properties (and properties unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all applicable Governmental Rules of all Governmental Authorities having jurisdiction and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties.

SECTION 3.19                    Insurance.  Schedule 3.19 attached hereto contains an accurate and complete description of all material policies of fire, liability, workmen’s compensation and other forms of insurance owned or held by the Borrower and each Subsidiary.  All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of the closing and through the respective dates set forth in Schedule 3.19 have been paid, and no notice of cancellation or termination has been received with respect to any such policy.  Such policies are sufficient for compliance with all requirements of law and of all agreements to which the Borrower or any Subsidiary is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Borrower and each Subsidiary.

SECTION 3.20                    Hedging Agreements.  Schedule 3.20 sets forth, as of the Closing Date, a true and complete list of all Hedging Agreements (including commodity price swap agreements) and all forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counter party to each such agreement.

SECTION 3.21                    Restriction on Liens.  Except for any industrial development bonds, purchase money mortgages or Capital Lease Obligations permitted by Section 7.1 (in which cases, any prohibition or limitation shall only be effective against the assets finance thereby), neither the Borrower nor any of its Subsidiaries is a party to any agreement or arrangement (other than this Agreement), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Global Administrative Agent and the Lenders on or in respect of their respective assets or Properties.

SECTION 3.22                    Material Agreements.  Except for the Loan Documents, the Senior Subordinated Credit Agreement, the subsidiary guaranties executed in connection therewith, and the indenture contemplated thereby, and the Hedging Agreements, neither the Borrower nor any of its Subsidiaries are parties to any material agreements, leases, indentures, purchase agreements, obligations in respect of letters of credit, Guarantees, joint venture agreements, and other instruments in effect or to be in effect as of the Closing Date providing for, evidencing, securing or otherwise relating to any Indebtedness of the Borrower or any of its Subsidiaries.

SECTION 3.23                    Solvency.  Immediately after the consummation of the Financing Transactions to occur on the Global Effective Date and immediately following the making of each Loan made on the Global Effective Date and after giving effect to the application of the proceeds of such Loans, (a) each Loan Party will not have unreasonably small capital with which to conduct the business in which such Loan Party is engaged as such business is now conducted and is proposed to be conducted following the Global Effective Date; and (b) the Borrower, each Loan Party and the Borrower and its Subsidiaries, on a consolidated basis, will be Solvent.

SECTION 3.24                    Priority; Security Matters.  The Combined Obligations are and shall be at all times secured by Liens on all Equity Interests pledged pursuant to the Pledge Agreements delivered pursuant to Sections 4.1(e), (f) and (g), or otherwise delivered pursuant to this Agreement or the other Loan Documents, to the extent perfection has or will occur, by the filing of a UCC financing statement, the filing of an instrument to perfect a floating charge under the laws of any applicable province, or by possession, and, except for Liens permitted by Section 7.2, all such Liens shall be first-priority Liens.

ARTICLE IV

Conditions

SECTION 4.1                          Initial Loan.  The obligations of the Lenders to make Loans or for any Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2):

(a)                                  Certain Loan Documents.  The Global Administrative Agent (or its counsel) shall have received from each party thereto either a counterpart of each of the following documents duly executed on behalf of such party or written evidence satisfactory to the Global Administrative Agent (which may include telecopy transmission of a signed signature page of such document) that each such party has duly executed for delivery to the Global Administrative Agent a counterpart of each of the following documents which documents must be acceptable to the Global Administrative Agent in its sole and absolute discretion: this Agreement, the Intercreditor Agreement, the Fee Letter, a Guaranty from each Guarantor, the Pledge

Agreements required by Sections 4.1(e), (f) and (g),and all related financing statements and other filings, and the other Loan Documents.

(b)                                 Canadian Revolving Loan Documents and Canadian Term Loan Documents.  The Global Administrative Agent shall have received copies of the executed Canadian Revolving Loan Documents and Canadian Term Loan Documents.

(c)                                  Opinions of Counsel.  The Global Administrative Agent shall have received opinions, dated the Global Effective Date, addressed to the Global Administrative Agent, the Canadian Administrative Agent and all Lenders, from (i) Vinson & Elkins L.L.P., counsel to the Borrower, in substantially the form attached hereto as Exhibit A-1 and (ii) LeBoeuf, Lamb, Greene & MacRae L.L.P., special Wyoming counsel to Retex, Inc., in substantially the form attached hereto as Exhibit A-2.

(d)                                 Organizational Documents.  The Global Administrative Agent shall have received a certificate of an Authorized Officer of each Loan Party dated as of the Global Effective Date, certifying:

(i)                                     that attached to each such certificate are (A) a true and complete copy of the Organic Documents of such Loan Party, as the case may be, as in effect on the date of such certificate, (B) a true and complete copy of a certificate from the Governmental Authority of the state of such entity’s organization certifying that such entity is duly organized and validly existing in such jurisdiction, and (C) a true and complete copy of a certificate from the appropriate Governmental Authority of each state (without duplication) certifying that such entity is duly qualified and in good standing to transact business in such jurisdiction as a foreign corporation, if the failure to be so qualified or in good standing could reasonably be expected to have a Material Adverse Effect;

(ii)                                  that attached to such certificate is a true and complete copy of resolutions duly adopted by the board of directors or management committee of such Loan Party, as applicable, authorizing the execution, delivery and performance of such of the Combined Loan Documents to which such Loan Party is or is intended to be a party;

(iii)                               that attached thereto is a copy of the certificate of incorporation or formation, as the case may be, of such Loan Party, and a certificate as to the good standing of and payment of franchise taxes by the Borrower or each such Loan Party, if applicable, dated as of a recent date; and that such certificate of incorporation or certificate of formation, as the case may be, has not been amended since the date of such certified copy; and

(iv)                              as to the incumbency and specimen signature of each officer of such Loan Party executing such of the Combined Loan Documents to which such Loan Party is or is intended to be a party.

(e)                                  Pledge Agreement – U.S. Subsidiaries.  The Global Administrative Agent shall have received counterparts of a Pledge Agreement, dated as of the Global Effective Date, duly executed and delivered by the Borrower, together with the following:

(i)                                     stock certificates representing 100% of the outstanding shares of common stock of all Material Subsidiaries, including, without limitation, all Subsidiaries listed in Exhibit H hereto, and stock powers and instruments of transfer, endorsed in blank, with respect to such stock certificates; and

(ii)                                  all documents and instruments, including Uniform Commercial Code Financing Statements (Form UCC-1), required by law or reasonably requested by the Global Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Pledge Agreement.

(f)                                    Pledge Agreement – Matador E&P.  The Global Administrative Agent shall have received counterparts of a Pledge Agreement, dated as of the Global Effective Date, duly executed and delivered by Matador, together with the following:

(i)                                     stock certificates representing 100% of the outstanding shares of common stock of Matador E&P, and stock powers and instruments of transfer, endorsed in blank, with respect to such stock certificates; and

(ii)                                  all documents and instruments, including Uniform Commercial Code Financing Statements (Form UCC-1), required by law or reasonably requested by the Global Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Pledge Agreement.

(g)                                 Pledge Agreement – Canadian Subsidiaries.  The Global Administrative Agent shall have received counterparts of a Pledge Agreement, dated as of the Global Effective Date, duly executed and delivered by the Borrower, together with the following:

(i)                                     stock certificates representing (x) 100% of the outstanding shares of common stock of TBF and (y) 65% of the outstanding shares of common stock TBRL, and stock powers and instruments of transfer, endorsed in blank, with respect to such stock certificates; and

(ii)                                  all documents and instruments, including Uniform Commercial Code Financing Statements (Form UCC-1), required by law or reasonably requested by the Global Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Pledge Agreement.

(h)                                 UCC and Lien Searches.  The Global Administrative Agent shall have received (i) the UCC Searches, all dated reasonably close to the Closing Date, in the discretion of the Global Administrative Agent and in form and substance satisfactory to the Global Administrative Agent, (ii) evidence reasonably satisfactory to the Global Administrative Agent that the Liens indicated by the financing statements (or similar documents) in such UCC Searches are permitted by Section 7.2 or have been released, and (iii) evidence in form and substance satisfactory to the Global Administrative Agent of the ownership by the Borrower and its Subsidiaries of the Oil and Gas Properties.

(i)                                     Priority; Security Interest.  The Collateral and Borrowing Base Properties shall be free and clear of all Liens, except Liens permitted by Section 7.2.  All filings, notices, recordings and other action necessary to perfect the Liens in the Collateral shall have been made, given or accomplished or arrangements for the completion thereof satisfactory to the Global Administrative Agent and its counsel shall have been made and all filing fees and other expenses related to such actions either have been paid in full or arrangements have been made for their payment in full which are satisfactory to the Global Administrative Agent.

(j)                                     Approvals and Consents.  The Global Administrative Agent shall have received copies of all Governmental Approvals and third party consents and approvals necessary or, advisable in connection with the Financing Transactions and the Acquisition, and all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any burdensome conditions.  There shall be no actual government or judicial action restraining, preventing or imposing burdensome conditions on the Financing Transactions or the Acquisition.

(k)                                  Insurance.  The Global Administrative Agent and the Lenders shall have received certificates, dated within fifteen (15) days of the Closing Date, from the Borrower’s insurers reflecting (i) compliance with all of the insurance required by Section 5.3 and by the Security Documents and (ii) that such insurance is in full force and effect.

(l)                                     Pro Forma Balance Sheet and Income Statement.  The Global Administrative Agent shall have received the pro forma consolidated balance sheet and income statement of the Borrower and its Subsidiaries described in Section 3.2, and such pro forma consolidated balance sheet shall be consistent in all material respects with the forecasts and other information previously provided to the Lenders.

(m)                               Initial Reserve Report.  The Global Administrative Agent and the Lenders shall have received and shall be satisfied with the contents, results and scope of the Initial Reserve Report.

(n)                                 Hedging Agreements.  The Global Administrative Agent shall have received a list of any Hedging Agreements currently in existence with respect to the Borrower or any of its Subsidiaries.

(o)                                 Existing Facilities.  The Global Administrative Agent shall have received a certificate, signed by an Authorized Officer of the Borrower, stating that the Borrower or its Subsidiaries have repaid in full and terminated the Existing Credit Facilities contemporaneously with the initial Combined Loans under the Combined Credit Agreements.  The Global Administrative Agent shall have received evidence satisfactory to it that all Liens associated with the Existing Credit Facilities have been released or terminated contemporaneously with the making of such payments and that arrangements satisfactory to the Global Administrative Agent have been made for recording and filing such releases.

(p)                                 Acquisition Documents; Consummation of Acquisition.  The Global Administrative Agent shall have received copies of the Acquisition Documents, which Acquisition Documents shall be certified by an Authorized Officer of the Borrower as complete and correct.  The Acquisition shall have been, or contemporaneously with the initial funding of Loans on the Global Effective Date shall be, consummated as contemplated by and pursuant to the Acquisition Documents and applicable law (without any amendment to or waiver of any material terms or conditions of the Acquisition Documents not approved by the Majority Lenders), and evidence therefor shall have been provided to the Global Administrative Agent.

(q)                                 Financial Statements.  The Global Administrative Agent shall have received (i) the financial statements described in Section 3.2 hereof and (ii) copies of all financial statements (including pro forma financial statements), reports, notices and proxy statements sent by the Borrower or Matador to their respective stockholders during the period after May 1, 2003, and all SEC filings relating to the Acquisition or to any shelf registration for the issuance of Senior Debt.

(r)                                    Environmental Warranties.  The Borrower has adopted and implemented procedures and guidelines as the Borrower has determined are reasonably appropriate to continuously assure compliance with applicable Environmental Laws and to identify and evaluate events or conditions which would result in any Environmental Liability.  On the basis of these procedures and guidelines, the Global Administrative Agent shall have received a certificate, signed by an Authorized Officer of the Borrower, stating that after such review the Borrower has reasonably concluded that no Environmental Liabilities exist or violations of Environmental Laws have occurred, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(s)                                  Global Effectiveness Notice.  The Global Administrative Agent shall have received the Global Effectiveness Notice.

(t)                                    No Material Adverse Effect; Litigation.  The Global Administrative Agent shall have received a certificate, signed by an Authorized Officer of the Borrower, stating that (i) no event or condition has occurred since March 31, 2003, which could reasonably be expected to have a Material Adverse Effect and (ii) no litigation, arbitration, governmental proceeding, claim for Taxes, dispute or administrative or other proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or Matador or any of their respective Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Agreement or any other Combined Loan Document.

(u)                                 Bridge Loan.  The Global Administrative Agent shall have received evidence that the Borrower has borrowed funds pursuant to the Bridge Loan in an amount not less than $155,000,000.

(v)                                 Matador Due Diligence. The Global Administrative Agent shall be satisfied, in its reasonable discretion, with its due diligence in connection with the assets of Matador.

(w)                               Gas Marketing Policy.  The Global Administrative Agent shall have received a copy of the Borrower’s gas marketing policy (“Gas Marketing Policy”), in form and substance satisfactory to the Global Administrative Agent, in its reasonable discretion.

(x)                                   Other Documents.  The Global Administrative Agent shall have received such other legal opinions, instruments and documents as any of the Agents or their counsel may have reasonably requested.

(y)                                 Satisfactory Legal Form.  All documents executed or submitted pursuant hereto by and on behalf of the Borrower or any other Loan Party shall be in form and substance reasonably satisfactory to the Global Administrative Agent and its counsel.  The Global Administrative Agent and its counsel shall have received all information, approvals, documents or instruments as the Global Administrative Agent or its counsel may reasonably request.

(z)                                   Fees and Expenses. The Global Administrative Agent, the Canadian Administrative Agent, the Arranger, the other Agents and the Lenders shall have received all fees, including the Upfront Fee, and other amounts due and payable pursuant to this Agreement or any other Combined Loan Document on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Combined Loan Document.

The Global Administrative Agent shall notify the Borrower, the other Agents and the Lenders of the Global Effective Date, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.2) at or prior to 3:00 p.m., New York City time, on June 30, 2003 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

SECTION 4.2                          Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a)                                  Representations and Warranties.  At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, the representations and warranties of each Loan Party set forth in the Combined Loan Documents to which it is a party shall be true and correct on and as of such date after giving effect to such funding and to the intended use thereof in all material respects as if made on and as of such date (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such date).

(b)                                 No Defaults.  At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing and the Borrower shall be in compliance with the financial covenants set forth in Article VI.

(c)                                  No Material Adverse Effect.  At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, no event or events shall have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

(d)                                 Borrowing Request.  The Global Administrative Agent shall have received a Borrowing Request for any Borrowing.  Each Borrowing and each issuance, amendment,

renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.

ARTICLE V

Affirmative Covenants

The Borrower agrees with the Global Administrative Agent, the other Agents, any Issuing Bank and each Lender that, until the Commitments have expired or been terminated and Obligations shall have been paid and performed in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower will perform the obligations set forth in this Article.

SECTION 5.1                          Reporting Requirements.  The Borrower shall deliver, or shall cause to be delivered, to the Global Administrative Agent and each Lender:

(a)                                  Annual Financial Statements.  As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, the audited consolidated statements of income, stockholders’ equity, changes in financial position and cash flows of the Borrower and its Consolidated Subsidiaries for such fiscal year, and the related consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the related opinion of independent public accountants of recognized national standing reasonably acceptable to the Global Administrative Agent which opinion shall state that said financial statements fairly present, in all material respects, the consolidated financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP, except for such changes in such principles with which the independent public accountants shall have concurred and such opinion shall not contain a “going concern” or like qualification or exception.

(b)                                 Quarterly Financial Statements.  As soon as available and in any event within 60 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Borrower, consolidated statements of income, stockholders’ equity, changes in financial position and cash flows of the Borrower and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets as at the end of such period, and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of an Authorized Officer, which certificate shall state that said financial statements fairly present, in all material respects, the consolidated financial condition and results of operations of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments).

(c)                                  Notice of Default, Etc.  Promptly after the Borrower knows that any Default or any Material Adverse Effect has occurred, a notice of such Default or Material Adverse Effect, describing the same in reasonable detail and the action the Borrower proposes to take with respect thereto.

(d)                                 Other Accounting Reports.  Promptly upon receipt thereof, a copy of each other report or letter submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower and its Subsidiaries, and a copy of any response by the Borrower or any Subsidiary of the Borrower, or the Board of Directors of the Borrower or any Subsidiary of the Borrower, to such letter or report.

(e)                                  SEC Filings, Etc.  Promptly upon its becoming available, each financial statement, report, notice or proxy statement sent by the Borrower to stockholders generally and each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Borrower with or received by the Borrower in connection therewith from any securities exchange or the SEC.

(f)                                    Notices Under Other Loan Agreements.  Promptly after the furnishing thereof, copies of any statement, report or notice furnished to any Person pursuant to the terms of any indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 5.1.

(g)                                 Gas Imbalances.  Concurrently with the delivery of the financial statements required to be delivered pursuant to Sections 5.1(a) and (b), a report in form and substance satisfactory to the Global Administrative Agent setting forth, on a net basis, all gas imbalances, take or pay or other prepayments with respect to the Borrower’s and any Subsidiaries’ Oil and Gas Properties which would require the Borrower or any Subsidiary to deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

(h)                                 [Intentionally omitted].

(i)                                     Notices of Asset Disposition.  In connection with the disposition of any Property or Equity Interest pursuant to Section 7.12(iv) which produces either (i) net proceeds in excess of $20,000,000 or (ii) net proceeds which, when aggregated with the net proceeds generated by all other prior dispositions of Property or Equity Interests since the later to occur of (A) the previous notice received by the Global Administrative Agent pursuant to this Section 5.1(i) or (B) the last redetermination of the Global Borrowing Base, are in excess of $20,000,000, and in any event within ten (10) Business Days of such disposition, the Borrower shall provide the Global Administrative Agent with written notice of such disposition, which notice shall set forth a description of the Properties or Equity Interests so disposed of.  Additionally, concurrently with the delivery of the financial statements required to be delivered pursuant to Sections 5.1(a) and (b), the Borrower shall provide the Global Administrative Agent with a written report in form and substance satisfactory to the Global Administrative Agent setting forth all dispositions of any Property or Equity Interest pursuant to Section 7.12(iv), which together produce either (i) net proceeds in excess of $5,000,000 or (ii) net proceeds which, when aggregated with the net proceeds generated by all other prior dispositions of Property or Equity Interests since the later to occur of (A) the previous notice received by the Global Administrative Agent pursuant to this

Section 5.1(i) or (B) the last redetermination of the Global Borrowing Base, are in excess of $5,000,000.

(j)                                     Notices.  Promptly after the Borrower or any of its Material Subsidiaries becomes aware of the following events, the Borrower will furnish to the Global Administrative Agent written notice of the following:

(1)                                  an announcement by Moody’s or S&P of a change in (A) the rating, whether actual or implied, of the Index Debt or (B) any other rating of the Borrower or any of its Subsidiaries;

(2)                                  the incurrence, or any proposed incurrence, of Senior Notes or Subordinated Indebtedness by the Borrower or any of its Subsidiaries;

(3)                                  any change in the schedule of payment or delivery of any Production Payment to which the Borrower or such Subsidiary is a party;

(4)                                  any default under one or more Hedging Agreements within a one month period which results in an obligation of the Borrower or any of its Subsidiaries to make one or more payments in an aggregate amount in excess of U.S.$10,000,000; and

(5)                                  any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

(k)                                  Other Matters.  From time to time such other information regarding the business, affairs or financial condition of the Borrower or any Subsidiary (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Global Administrative Agent may reasonably request.

The Borrower will furnish to the Global Administrative Agent, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a compliance certificate substantially in the form of Exhibit C executed by an Authorized Officer (i) certifying as to the matters set forth therein and stating that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail), and (ii) setting forth in reasonable detail the computations necessary to determine whether the Borrower is in compliance with Sections 6.1, and 6.2 as of the end of the respective fiscal quarter or fiscal year.

SECTION 5.2                          Litigation.  The Borrower shall promptly give to the Global Administrative Agent notice of: (i) all legal or arbitral proceedings, and of all proceedings before any Governmental Authority affecting the Borrower or any Subsidiary, except proceedings which, if adversely determined, could not reasonably be expected to have a Material Adverse Effect, (ii) any litigation or proceeding against or adversely affecting the Borrower or any Subsidiary in which injunctive or similar relief is sought and (iii) the occurrence of any development with respect to any action, suit or proceeding previously disclosed to the Global Administrative Agent or the Lenders pursuant to this Agreement if such action, suit or proceeding could reasonably be expected to result in a Material Adverse Effect.  The Borrower will, and will cause each of its Subsidiaries to, promptly notify the Global Administrative Agent and each of the Lenders of any claim, judgment, Lien or other encumbrance affecting any

Property of the Borrower or any Subsidiary if the value of the claim, judgment, Lien, or other encumbrance when aggregated with all other existing claims, judgment or Liens affecting such Property shall exceed U.S.$10,000,000.

SECTION 5.3                          Maintenance, Etc.

(a)                                  Generally.  The Borrower shall and shall cause each Subsidiary to: preserve and maintain its corporate existence and all of its material rights, privileges and franchises; keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities; comply with all Governmental Rules if failure to comply with any such requirements could reasonably be expected to have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; upon reasonable notice, permit representatives of the Global Administrative Agent or any Lender, during normal business hours, to examine, copy, and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Global Administrative Agent (as the case may be); and keep, or cause to be kept, insured by financially sound and reputable insurers all Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons including, without limitation, environmental risk insurance to the extent reasonably available.

(b)                                 Proof of Insurance.  Contemporaneously with the delivery of the financial statements required by Section 5.1(a) to be delivered for each year, upon the request of the Global Administrative Agent, the Borrower will furnish or cause to be furnished to the Global Administrative Agent and the Lenders a certificate of insurance coverage from the insurer in form and substance satisfactory to the Global Administrative Agent and, if requested, will furnish the Global Administrative Agent and the Lenders copies of the applicable policies.

(c)                                  Oil and Gas Properties.  The Borrower will and will cause each Subsidiary to, at its own expense, (i) do or cause to be done all things reasonably necessary to preserve and keep in good repair, working order and efficiency all of its Oil and Gas Properties and other material Properties, including, without limitation, all equipment, machinery and facilities, and (ii) from time to time, make all the reasonably necessary repairs, renewals and replacements so that at all times the state and condition of its Oil and Gas Properties and other material Properties will be fully preserved and maintained in all material respects, except, in either case of clauses (i) or (ii), to the extent a portion of such Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts. The Borrower will and will cause each Subsidiary to, in all material respects, promptly: (i) pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties and expenses accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties, (ii) perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties, (iii) do all other things necessary to keep unimpaired, except for Liens permitted in Section 7.2, its rights with respect to its Oil and Gas Properties and other material Properties and prevent any forfeiture thereof or a default thereunder, except to the extent a portion of such Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts and except for dispositions permitted by Section 7.12.  The Borrower will and will cause each Subsidiary to operate its Oil and Gas Properties and other material Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Rules, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.4                          Environmental Matters.

(a)                                  Establishment of Procedures.  The Borrower will and will cause each Subsidiary to establish and implement such procedures as may be reasonably necessary to continuously determine and assure that any failure of the following could not reasonably be expected to have a Material Adverse Effect: (i) all Property of the Borrower and its Subsidiaries and the operations conducted thereon and other activities of the Borrower and its Subsidiaries are in compliance with and do not violate any Environmental Laws, (ii) no Hazardous Materials are disposed of or otherwise released on or to any Property owned by any such party except in compliance with Environmental Laws, (iii) no Hazardous Material will be released on or to any such Property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA, and (iv) no Hazardous Material is released on or to any such Property so as to pose an imminent and substantial endangerment to public health or welfare or the environment.

(b)                                 Notice of Action.  The Borrower will promptly notify the Global Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority of which the Borrower has knowledge in connection with any Environmental Laws, excluding routine testing and corrective action.

SECTION 5.5                          Casualty and Condemnation.  The Borrower (a) will furnish to the Global Administrative Agent promptly, and in any event within three (3) Business Days of the occurrence, written notice of any Casualty Event to any Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Cash Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of the Combined Loan Documents.

SECTION 5.6                          Performance of Obligations.  The Borrower will and will cause each Loan Party to do and perform every act and discharge all of the Obligations at the time or times and in the manner specified.

SECTION 5.7                          Reserve Reports.

(a)                                  On or before March 1 of each year, commencing March 1, 2004, the Borrower shall furnish to the Global Administrative Agent and the Lenders a Reserve Report.

(b)                                 In the event of a discretionary redetermination or a redetermination pursuant to clause (i) of Section 2.7(e), the Borrower shall furnish to the Global Administrative Agent and the Lenders a Reserve Report with an “as of” date as required by the Global Administrative Agent and prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report.  The Borrower shall provide such Reserve Reports required by this Section 5.7(b) as soon as possible, but in any event no later than 30 days following the receipt of the request by the Global Administrative Agent.

(c)                                  With the delivery of each Reserve Report, the Borrower shall provide to the Global Administrative Agent and the Lenders, a certificate from an Authorized Officer certifying that, to the best of his knowledge and in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) the Borrower owns good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 7.2 and (iii) the report, in form and substance satisfactory to the Global Administrative Agent, attached as an exhibit to the certificate, sets forth on a net basis all gas imbalances, take or pay or other prepayments with respect to the Borrower’s and any Subsidiaries’ Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower or any Subsidiary to deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

SECTION 5.8                                                  Title to Oil and Gas Properties.  The Borrower shall, and shall cause each Subsidiary to, maintain good and defensible title to (i) those Mortgaged Properties, if any, used in calculating compliance with the collateral coverage requirements set forth in Section 5.13 and (ii) its and their material (individually or in the aggregate) Oil and Gas Properties, and to do all things reasonably necessary to cure any material title defects which are not Liens permitted by Section 7.2 of which the Borrower or any Subsidiary has knowledge or has been provided notice.

SECTION 5.9                          ERISA Information and Compliance.  The Borrower will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Global Administrative Agent with sufficient copies to the Lenders (i) upon request of the Global Administrative Agent, copies of each annual and other report filed with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, with respect to each Plan or any trust created thereunder, (ii) immediately upon becoming aware of the occurrence of any ERISA Event (other than an ERISA Event that could not reasonably be expected to have a Material Adverse Effect) or of any “prohibited transaction,” as  described in section 406 of ERISA or in section 4975 of the Code (other than a “prohibited transaction” that could not reasonably be expected to have a Material Adverse Effect), in connection with any Plan or any trust created thereunder, a written notice signed by an Authorized Officer specifying the nature thereof, what action the Borrower, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (iii) immediately upon receipt thereof, copies of any notice of the PBGC’s intention to terminate or to have a trustee appointed to administer any Plan.  With respect to each Plan (other than a Multiemployer Plan), the Borrower will, and will cause each Subsidiary and ERISA Affiliate to, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of  ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

SECTION 5.10                    Additional Subsidiaries.  If any additional Subsidiary of the Borrower is formed or acquired after the Global Effective Date, the Borrower will notify the Global Administrative Agent and the Lenders thereof.  The Borrower will (i) cause any Material Subsidiary (unless such Subsidiary is a Foreign Subsidiary) to execute a Guaranty within 30 days after such Subsidiary is formed or acquired or it is determined to have the requisite total asset value to be a Material Subsidiary and (b) pledge, or cause any Subsidiary to pledge, all Equity Interests in such newly determined Material Subsidiary pursuant to a Pledge Agreement (except that, if such Material Subsidiary is a Foreign Subsidiary, shares of common stock of such Subsidiary to be pledged pursuant to such Pledge Agreement may be limited to 65% of the outstanding shares of common stock of such Material Subsidiary).

SECTION 5.11                    Gas Marketing.

(a)                                  After its delivery in compliance with Section 5.1(j), (i) the Borrower shall not modify the Gas Marketing Policy without the prior written consent of the Global Administrative Agent and the Required Lenders and (ii) unless otherwise consented to in writing by the Global Administrative Agent and the Required Lenders, the Borrower shall, and shall cause each Subsidiary to, comply with the Gas Marketing Policy.

(b)                                 Except for hedged positions that are closed out with contracts with the Borrower or one of its Subsidiaries regarding the physical delivery of Hydrocarbons, the Borrower will not permit the Net Liabilities for all Hedging Agreements and Marketing Agreements relating to natural gas marketing for third Persons entered into by Retex to be greater than U.S.$500,000 at any time.  The Borrower will caused all Hedging Agreements and Marketing Agreements relating to natural gas marketing to be placed through Retex, and the Borrower and its other Subsidiaries will not enter into such arrangements.

SECTION 5.12                    Information Regarding Collateral.  The Borrower will furnish to the Global Administrative Agent promptly, and in any event within thirty (30) days upon becoming aware of the following changes, written notice of any change (i) in any Subsidiary’s corporate name or in any trade name used to identify such Subsidiary in the conduct of its business or in the ownership of its Properties, (ii) in the location of any Subsidiary’s chief executive office or its principal place of business, (iii) in any Subsidiary’s identity or corporate structure, and (iv) in any Loan Party’s Organizational Number, and (v) in the location of the Collateral to any jurisdiction in which any registration of, or in respect of, the Security Documents may not be effective to protect the Lien created thereunder, including, without limitation, information regarding the time of such relocation, the items being relocated and the intended new locality of such items.

SECTION 5.13                    Further Assurances.

(a)                                  The Borrower will, and will cause each Loan Party to, at the Borrower’s expense, to cure promptly any defects in the execution and delivery of this Agreement and any other Loan Document to which it is a party.  The Borrower, at its expense, will and will cause each Subsidiary to, promptly execute and deliver to the Global Administrative Agent all such other documents, agreements and instruments reasonably requested by the Global Administrative Agent to comply with or accomplish the covenants and agreements of the Borrower or any Subsidiary, as the case may be, in this Agreement and any other Loan Document, or to file any notices or obtain any consents, all as may be reasonably necessary or appropriate in connection therewith.

(b)                                 If at any time (i) the rating, actual or implied, of the Index Debt by S&P is “BB-” or lower or (ii) the rating, actual or implied, of the Index Debt by Moody’s is “Ba3” or lower, then, within 30 days of such event, the Borrower shall, and shall cause its Subsidiaries to, execute and deliver to the Global Administrative Agent Security Documents in form and substance reasonably satisfactory to the Global Administrative Agent and its counsel, covering (A) Oil and Gas Properties of the Borrower and its Subsidiaries reasonably acceptable to the Global Administrative Agent such that the Global Administrative Agent shall have received currently effective duly executed Security Documents encumbering Oil and Gas Properties of the Borrower and its Subsidiaries constituting 80% or more of the present value of the Borrowing Base Properties set forth in the then current Global Borrowing Base and (B) all other material tangible and intangible assets relating to such Oil and Gas Properties; provided, however, that if there is no actual or implied rating of the Index Debt, then the rating of the Index Debt will be deemed to be equal to a rating that is one grade lower than that of any secured long-term indebtedness for borrowed money, if any, of the Borrower.

(c)                                  If within three (3) months of the Closing Date, (i) at least $125,000,000 in Net Cash Proceeds are not raised by the Borrower through at least one issuance of Equity Interests of the Borrower and (ii) Indebtedness is outstanding under the Bridge Loan, then, within 30 days of such event, the Borrower shall, and shall cause its Subsidiaries to, execute and deliver to the Global Administrative Agent Security Documents, in form and substance reasonably satisfactory to the Global Administrative Agent and its counsel, covering (A) Oil and Gas Properties of the Borrower and its Subsidiaries reasonably acceptable to the Global Administrative Agent such that the Global Administrative Agent shall have received currently effective duly executed Security Documents encumbering Oil and Gas Properties of the Borrower and its Subsidiaries constituting 80% or more of the present value of the Borrowing Base Properties set forth in the then current Global Borrowing Base and (B) all other material tangible and intangible assets relating to such Oil and Gas Properties.

(d)                                 If any Security Documents are delivered pursuant to either Section 5.13(b) or (c), then the Borrower agrees that it will, and will cause each Loan Party to, at the Borrower’s expense, (i) cure promptly any defects in the execution and delivery of such Security Documents, and (ii) execute any and all further documents, financing statements, agreements and instruments and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents) that may be required under any applicable law or which the Global Administrative Agent may reasonably request, to effect the transactions contemplated by either Section 5.13(b) or (c) or such Security Documents, or to grant, preserve, protect or perfect the Liens created or intended to be created thereby or the validity or priority of any such Lien, all at the expense of the Loan Parties.

(e)                                  If, at any time when any condition in Section 5.13(b) or (c) exists after the delivery of any Security Documents pursuant to either Section 5.13(b) or (c), (i) the Global Administrative Agent shall determine that, as of the date of any Global Borrowing Base redetermination, the Security Documents encumber Oil and Gas Properties of the Borrower and its Material Subsidiaries constituting less than 80% of the present value of the Borrowing Base Properties set forth in the then current Global Borrowing Base, then the Global Administrative Agent may notify the Borrower in writing of such failure and, within 30 days from and after receipt of such written notice by the Borrower, or (ii) the Borrower determines that the Global Administrative Agent shall not have received currently effective, duly executed Loan Documents encumbering Oil and Gas Properties of the Borrower and its Subsidiaries constituting 80% or more of the present value of the Borrowing Base Properties set forth in the then current Global Borrowing Base, then, for so long as any condition in Section 5.13(b) or (c) exists, the Borrower shall, or shall cause its Material Subsidiaries to, execute and deliver to the Global Administrative Agent supplemental or additional Security Documents, in form and substance reasonably satisfactory to the Global Administrative Agent and its counsel, covering additional Oil and Gas Properties of the Borrower and its Material Subsidiaries not then encumbered by any Combined Loan Documents such that the Global Administrative Agent shall have received currently effective duly executed Security Documents encumbering (i) Oil and Gas Properties of the Borrower and its Material Subsidiaries constituting 80% or more of the present value of the Borrowing Base Properties set forth in the then current Global Borrowing Base and (ii) all other material tangible and intangible assets relating to such Oil and Gas Properties.

(f)                                    The Borrower agrees to provide to the Global Administrative Agent, from time to time upon reasonable request of the Global Administrative Agent, information that is in the possession of the Borrower or its Subsidiaries or otherwise reasonably obtainable by any of them, reasonably satisfactory to the Global Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents. The Security Documents shall remain in effect at all times unless otherwise released pursuant to the terms of this Agreement.

(g)                                 In connection with the foregoing, the Borrower hereby authorizes the Global Administrative Agent and the Lenders to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Borrower or any other Loan Party where permitted by law.  A carbon, photographic or other reproduction of the Security Documents or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.  The Global Administrative Agent will promptly send Borrower any financing or continuation statements it files without the signature of the Borrower or any other Loan Party and the Global

Administrative Agent will promptly send Borrower the filing or recordation information with respect thereto.

ARTICLE VI

Financial Covenants

The Borrower agrees with the Global Administrative Agent, the other Agents, any Issuing Bank, and each Lender that, until the Commitments have expired or been terminated and Obligations shall have been paid and performed in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower will perform the obligations set forth in this Article.

SECTION 6.1                          Tangible Net Worth.  The Borrower will not permit Tangible Net Worth at any time to be less than the sum (without duplication) of (i) U.S.$450,000,000, plus (ii) 50% of Consolidated Net Income for each fiscal quarter of the Borrower ending after June 30, 2003 (to the extent for any such fiscal quarter Consolidated Net Income is positive), plus (iii) 80% of the Net Cash Proceeds of any primary offering (public or private) of Equity Interests consummated by the Borrower after the Global Effective Date (including any equity securities contemplated by the Acquisition).

SECTION 6.2                          Indebtedness to EBITDAX Ratio.  The Borrower will not permit its ratio of Indebtedness to EBITDAX as of the end of any fiscal quarter of the Borrower (calculated quarterly at the end of each fiscal quarter on a rolling four quarter basis) to be more than 3.0 to 1.0; provided, however, that for periods of calculation ending on or before March 31, 2004, any calculation undertaken pursuant to this Section shall be made using an EBITDAX calculated on a pro forma basis (inclusive of any acquisitions, including the Acquisition, and/or divestitures, if any, made during the relevant calculation period as if such acquisition or divestiture had occurred on the first day of such four-quarter period); and provided further that, for the purposes of this calculation, various non-cash events, including, without limitation, FASB 133, 142, 143 and 144 non-cash events, shall not contribute to or be deducted from such calculation.

ARTICLE VII

Negative Covenants

The Borrower agrees with the Global Administrative Agent, the other Agents, any Issuing Bank, and each Lender that, until the Commitments have expired or been terminated and Obligations shall have been paid and performed in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower will perform the obligations set forth in this Article.

SECTION 7.1                          Indebtedness.  Neither the Borrower nor any Subsidiary will incur, create, assume or permit to exist any Indebtedness, except:

(a)                                  the Combined Obligations or any Guaranty of or suretyship arrangement for the Combined Obligations;

(b)                                 Indebtedness of the Borrower existing on the Closing Date which is disclosed in Schedule 7.1, and any renewals, extensions, refinancings or replacements (but not increases)

thereof, provided that all such Indebtedness has terms and conditions not more adverse to the Lenders than the terms and conditions of Indebtedness being renewed, extended, refinanced or replaced, other than increases in the coupon if such increased coupon is market;

(c)                                  Senior Debt of the Borrower or TBF and guarantees thereof by the Borrower or any Guarantor, and any renewals, extensions, refinancings or replacements (but not increases) thereof, provided that upon the incurrence of such Senior Debt, the Global Borrowing Base is adjusted as contemplated by Section 2.7(g);

(d)                                 Subordinated Debt of the Borrower or TBF and guarantees thereof by the Borrower or any Guarantor (but only if such guarantees contain the same subordination terms as the Subordinated Debt) with an aggregate principal amount outstanding not to exceed the sum of U.S.$300,000,000, and any renewals, extensions, refinancings or replacements (but not increases) thereof; provided that upon the incurrence of such Subordinated Debt, the Global Borrowing Base is adjusted as contemplated by Section 2.7(g);

(e)                                  accounts payable and Guarantees thereof (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which, if greater than 90 days past due, are being contested in good faith by appropriate proceedings and for which reserves adequate under GAAP shall have been established therefor;

(f)                                    Capital Lease Obligations (as required to be reported on the financial statements of the Borrower pursuant to GAAP) not to exceed U.S.$5,000,000;

(g)                                 Indebtedness associated with bonds or surety obligations required by Governmental Rules in connection with the operation of Oil and Gas Properties;

(h)                                 Indebtedness permitted by Section 7.3;

(i)                                     Indebtedness of any Subsidiary so long as such Indebtedness is (i) Non-Recourse Debt and (ii) does not exceed U.S.$40,000,000 in the aggregate outstanding at any one time;

(j)                                     Hedging Obligations to the extent permitted by Sections 5.11 and 7.17;

(k)                                  Indebtedness associated with accounts payable overdraft facilities for TBRL and its Subsidiaries (the “Overdraft Facility”) not to exceed U.S.$5,000,000 at any time and Guarantees thereof by the Borrower; and

(l)                                     Indebtedness of the Borrower or TBRL not otherwise allowed under this Section 7.1 not to exceed U.S.$25,000,000 outstanding at any one time.

SECTION 7.2                          Liens.  Neither the Borrower nor any Subsidiary will create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a)                                  Liens securing the payment of any of the Combined Obligations;

(b)                                 Liens securing the payment of any Senior Debt incurred by the Borrower or any of its Subsidiaries, including, without limitation, the Senior Notes; provided that (i) the Combined Obligations owed by such Persons are secured equally and ratably by such permitted Liens and (ii) the holders of such Senior Debt have entered into a Senior Debt Intercreditor Agreement with the Global Administrative Agent regarding the exercise of such permitted Liens;

(c)                                  Excepted Liens;

(d)                                 Liens disclosed on Schedule 7.2;

(e)                                  Liens securing Capital Lease Obligations allowed under Section 7.1(f), but only on the Property under lease;

(f)                                    Liens on the Equity Interests or Properties of any Subsidiary securing Indebtedness permitted by Section 7.1(i);

(g)                                 Liens permitted by any of the Combined Loan Documents;

(h)                                 other Liens securing obligations not in excess of U.S.$5,000,000 in the aggregate; and

(i)                                     any Liens created pursuant to any Hedging Agreements (A) with any Lender or any Affiliate of such Lender, or (B) with any other Person, provided that the aggregate value of the obligation secured by all such Liens permitted by this Section 7.2(i) shall not exceed U.S.$10,000,000 in the aggregate at any one time outstanding and no such Liens shall extend to any Hydrocarbon Interests.

SECTION 7.3                          Investments.  Neither the Borrower nor any Subsidiary will make or permit to remain outstanding any Investment in any Person, except that the foregoing restriction shall not apply to:

(a)                                  Investments which are disclosed in the Financial Statements;

(b)                                 accounts receivable arising in the ordinary course of business;

(c)                                  direct obligations of the United States or Canada or any province of Canada or any agency thereof, or obligations Guaranteed by the United States or Canada or any province of Canada or any agency thereof, in each case maturing within one year from the date of acquisition thereof;

(d)                                 commercial paper maturing within one year from the date of creation thereof rated at least “A-2”, “P-2”, “R-1 low” or “A-1” by S&P, Moody’s, Dominion Bond Rating Service Limited or Canada Bond Rating Service, respectively;

(e)                                  deposits maturing within one year from the date of acquisition thereof with, including certificates of deposit issued by, any Lender or any office located in the United States or Canada of any other bank or trust company which is organized under the laws of the United States or Canada or any state or province thereof, has capital and surplus aggregating at least

U.S.$500,000,000 (as of the date of such Lender’s or bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than “A-2”, “P-2”, “R-1 low” or “A-1”, as such rating is set forth from time to time, by S&P, Moody’s, Dominion Bond Rating Service Limited or Canada Bond Rating Service, respectively;

(f)                                    deposits in money market or similar funds investing exclusively in Investments described in Section 7.3(c), 7.3(d) or 7.3(e);

(g)                                 (i) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of Section 7.3(e); (ii) securities with maturities of one year or less from the date of acquisition issued or fully Guaranteed by any state, commonwealth, province or territory of the United States or Canada, by any political subdivision or taxing authority of any such state, commonwealth, province or territory or by any foreign government, the securities of which state, commonwealth, province, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least “A”, “P-1”, or “R-1 low” by S&P, Moody’s, Dominion Bond Rating Service Limited or Canada Bond Rating Service, respectively; (iii) securities with effective maturities of one year or less from the date of acquisition backed by an “Aaa/AAA” insurer or standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of Section 7.3(e); and (iv) securities with maturities of six months or less from the date of acquisition overcollateralized with government obligations of the United States or Canada as collateral;

(h)                                 Investments made by the Borrower in or to its Subsidiaries (other than Subsidiaries which are obligated with respect to any Non-Recourse Debt) or by any Subsidiary in and to the Borrower or any other Subsidiary (other than Subsidiaries which are obligated with respect to any Non-Recourse Debt);

(i)                                     Investments made by any Subsidiary liable in respect of Non-Recourse Debt in any of its Subsidiaries which are not to exceed U.S.$10,000,000 in the aggregate at any time;

(j)                                     Investments by the Borrower or any Subsidiary in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto or in Persons owning Oil and Gas Properties provided that after giving effect thereto such Person is a Wholly-Owned Subsidiary; and

(k)                                  other Investments by the Borrower or any Subsidiary in or to any other Persons not to exceed U.S.$25,000,000 in the aggregate at any time; provided, however, that Investments to Persons who are not Subsidiaries shall not exceed U.S.$10,000,000 in the aggregate at any time outstanding, net of dividends or other returns of capital or return on Investments.

SECTION 7.4                          Dividends, Distributions and Redemptions.  The Borrower will not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its stockholders or make any distribution of its assets to its stockholders, except that so long as no Default exists or would result therefrom, the Borrower may pay (i) dividends in shares of Equity Interests of the Borrower and (ii) the Borrower may repurchase Equity Interests of the Borrower or make cash dividends in an aggregate principal amount not to exceed U.S.$40,000,000.

SECTION 7.5                          Sales and Leasebacks.  Neither the Borrower nor any Subsidiary will enter into any arrangement, directly or indirectly, with any Person whereby the Borrower or any Subsidiary shall sell or transfer any of its Property, whether now owned or hereafter acquired, and whereby the Borrower or any Subsidiary shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which the Borrower or any Subsidiary intends to use for substantially the same purpose or purposes as the Property sold or transferred.

SECTION 7.6                          Nature of Business.  Neither the Borrower nor any Subsidiary will allow any material change to be made in the character of its business as an independent oil and gas exploration and production, gas gathering and processing or marketing company.

SECTION 7.7                          Limitation on Leases.  Neither the Borrower nor any Subsidiary will create, incur, assume or permit to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal, but excluding leases of Hydrocarbon Interests, oil and gas operating agreements and Capital Lease Obligations), under leases or lease agreements which would cause the aggregate amount of all payments made by the Borrower and its Subsidiaries pursuant to all such leases or lease agreements to exceed U.S.$10,000,000 in any period of twelve consecutive calendar months during the life of such leases.

SECTION 7.8                          Mergers, Etc.  Neither the Borrower nor any Subsidiary will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or assets to any other Person, except (i) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more Wholly-Owned Subsidiaries of the Borrower (provided that the Wholly-Owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation), and (ii) any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Wholly-Owned Subsidiary of the Borrower.

SECTION 7.9                          Proceeds of Loans and Letters of Credit.  The Borrower will not permit the proceeds of the Loans or Letters of Credit to be used for any purpose other than those permitted by Section 3.7.  Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulation U or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

SECTION 7.10                    ERISA Compliance.  The Borrower will not at any time do any of the following if such action or inaction could reasonably be expected to have a Material Adverse Effect:

(a)                                  Engage in, or permit any Subsidiary or ERISA Affiliate to engage in, any transaction in connection with which the Borrower, any Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;

(b)                                 Terminate, or permit any Subsidiary or ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to the Borrower, any Subsidiary or any ERISA Affiliate to the PBGC;

(c)                                  Fail to make, or permit any Subsidiary or ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto;

(d)                                 Permit to exist, or allow any Subsidiary or ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan;

(e)                                  Permit, or allow any Subsidiary or ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by the Borrower, any Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities.  The term “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA;

(f)                                    Contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan;

(g)                                 Acquire, or permit any Subsidiary or ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Borrower, any Subsidiary or any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

(h)                                 Incur, or permit any Subsidiary or ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA;

(i)                                     Contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; or

(j)                                     Amend or permit any Subsidiary or ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that the Borrower, any Subsidiary or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code.

SECTION 7.11                    Sale or Discount of Receivables.  Neither the Borrower nor any Subsidiary will discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

SECTION 7.12                    Sale of Oil and Gas Properties.  The Borrower will not, and will not permit any Subsidiary to, sell, assign, farm-out, convey or otherwise transfer any Oil and Gas Property or any interest in any Oil and Gas Property, except for (i) the sale of Hydrocarbons in the ordinary course of business; (ii) the sale or transfer of equipment that is obsolete, worn out, depleted or uneconomic and disposed of in the ordinary course of business; (iii) the sale, assignment, farm-out, conveyance or other transfer of any undeveloped acreage for which no Global Borrowing Base value was given in the most recent determination of the Global Borrowing Base; (iv) during any 12 consecutive month period, sales of Oil and Gas Properties or all of the Equity Interests of any Subsidiary owning Oil and Gas Properties, provided such sales shall not exceed in the aggregate $40,000,000 and provided, further, that the Borrower shall provide the Global Administrative Agent with notice of such sales in accordance with Section 5.1(i); (v) the sale of gas gathering and processing systems assets; and (vi) dispositions permitted by Section 7.8.

SECTION 7.13                    Environmental Matters.  Neither the Borrower nor any Subsidiary will cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under any applicable Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations could reasonably be expected to have a Material Adverse Effect.

SECTION 7.14                    Transactions with Affiliates.  Neither the Borrower nor any Subsidiary will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than a Subsidiary) unless such transactions are otherwise permitted under this Agreement or the other Combined Loan Documents, are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate.

SECTION 7.15                    Subsidiaries.  The Borrower shall not, and shall not permit any Subsidiary to, create any additional Subsidiaries except in accordance with Section 5.10.

SECTION 7.16                    Negative Pledge Agreements.  Except for customary restrictions contained in (i) any Capital Lease Obligations permitted by Section 7.1(f), (ii) agreements pursuant to which Indebtedness permitted by Section 7.1(i) is incurred (in which cases, any prohibition or limitation shall only be effective against the assets finance thereby) and (iii) agreements pursuant to which Investments permitted by Sections 7.3(h) or (i) are made, neither the Borrower nor any Subsidiary will create, incur, assume or permit to exist any contract, agreement or understanding (other than this Agreement and the other Combined Loan Documents) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Global Administrative Agent and the Lenders or restricts any Subsidiary from paying dividends to the Borrower, or which requires the consent of or notice to other Persons in connection therewith.

SECTION 7.17                    Hedging Agreements.

(a)                                  Except as provided in Section 5.11, neither the Borrower nor any Subsidiary will enter into any Hedging Agreements, except where such agreements are entered into in the ordinary course of business (and not for speculative purposes) and designed to protect the Borrower or any of its Subsidiaries against fluctuations in Hydrocarbon prices, currency exchange rates and interest rates; provided, that (i) with respect to Hedging Agreements relating to crude oil in place that the aggregate amount of volumes of Hydrocarbons subject to such Hedging Agreements shall not exceed 80% of the anticipated production from the Borrower’s and its Subsidiaries’ Hydrocarbons constituting “proved developed producing oil and gas reserves” (as defined in the standards and guidelines of the SEC) for the period covered by such Hedging Agreements and (ii) with respect to Hedging Agreements relating to natural gas in place that the aggregate amount of volumes of Hydrocarbons subject to such Hedging Agreements shall not exceed 80% of the anticipated production from the Borrower’s and its Subsidiaries’ Hydrocarbons constituting “proved developed producing oil and gas reserves” (as defined in the standards and guidelines of the SEC) for the period covered by such Hedging Agreements; and provided, further, if the Borrower or any of its Subsidiaries enters into a Hedging Agreement with a Combined Lender, or an Affiliate thereof, the Hedging Obligations of the Borrower or such Subsidiary under such Hedging Agreement will rank pari passu with the obligations of such Person under the Combined Loan Documents, including the Obligations, to the extent applicable.

(b)                                 Except as provided in Section 5.11, the Borrower will not, and will not permit any of its Subsidiaries, to enter into a Hedging Agreement (i) which creates any Lien other than pursuant to any Combined Loan Document or as permitted by Section 7.2(h) or (ii) with a counterparty with a rating of its senior, unsecured, long-term indebtedness for borrowed money that is not guaranteed by any other Person or subject to any other credit enhancement of lower than “BBB-” or Baa3” by S&P and Moody’s, respectively.

ARTICLE VIII

Events of Default

SECTION 8.1                          Listing of Events of Default.  Each of the following events or occurrences described in this Section 8.1 shall constitute an “Event of Default”:

(a)                                  any Loan Party shall default in the payment or prepayment when due of any principal of or interest on any Loan, or any reimbursement obligation for a disbursement made under any Letter of Credit, or any fees or other amount payable by it hereunder or under any other Loan Document and such default, other than a default of a payment or prepayment of principal (which shall have no cure period), shall continue unremedied for a period of five days; or

(b)                                 any Loan Party shall default in the payment when due of any principal of or interest on any of its other Indebtedness (other than Non-Recourse Debt) aggregating U.S.$10,000,000 or more, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause after giving effect to all applicable grace periods, such Indebtedness to become due prior to its stated maturity; or

(c)                                  any representation, warranty or certification made or deemed made herein or in any other Combined Loan Document by any Loan Party, or any certificate furnished to any Lender or the Global Administrative Agent pursuant to the provisions hereof or any other Combined Loan Document, shall prove to have been false or misleading as of the time made, deemed made or furnished in any material respect; or

(d)                                 the Borrower shall default in the performance of any of its obligations under Article VII, any other Article of this Agreement other than under Article V, or the Borrower shall default in the performance of any of its obligations under Article V or any Loan Party shall default in the performance of its obligations under any other Loan Document (other than the payment of amounts due which shall be governed by Section 8.1(a)) and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) notice thereof to the Borrower by the Global Administrative Agent or any Lender (through the Global Administrative Agent), or (ii) the Borrower otherwise becoming aware of such default; or

(e)                                  the Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

(f)                                    the Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

(g)                                 a proceeding or case shall be commenced, without the application or consent of the Borrower, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower of all or any substantial part of its assets, or (iii) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or (iv) an order for relief against the Borrower shall be entered in an involuntary case under the Federal Bankruptcy Code; or

(h)                                 a judgment or judgments for the payment of money in excess of U.S.$10,000,000 in the aggregate shall be rendered by a court against any Loan Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and such Loan Party shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

(i)                                     any Loan Party takes, suffers or permits to exist any of the events or conditions referred to in paragraphs (e), (f) or (g) or if any Loan Party shall so state in writing; or

(j)                                     a Change of Control shall occur; or

(k)                                  the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Global Administrative Agent or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Loan Party; or

(l)                                     any “Default” or “Event of Default” as defined in either the Canadian Revolving Loan Documents or the Canadian Term Loan Documents shall occur; provided that if such “Default” or “Event of Default” is cured or waived under the Canadian Revolving Loan Documents or the Canadian Term Loan Documents, as applicable, then such “Default” or ‘Event of Default” shall no longer constitute a Default or an Event of Default, respectively, under this Agreement.

SECTION 8.2                          Action if Bankruptcy.  If any Event of Default described in Section 8.1(f) or (g) with respect to the Borrower shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other obligations hereunder shall automatically be and become immediately due and payable, without demand, protest or presentment or notice of any kind, all of which are hereby expressly waived by the Borrower and its Subsidiaries.  Without limiting the foregoing, the Agents and the Lenders shall be entitled to exercise any and all other remedies available to them under the Loan Documents and applicable law.

SECTION 8.3                          Action if Other Event of Default.  If any Event of Default (other than any Event of Default described in Section 8.1(f) or (g)) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Majority Lenders may, by notice to the Borrower, declare (a) the Commitments (if not theretofore terminated) to be terminated and/or (b) all of the outstanding principal amount of the Loans and all other obligations hereunder to be due and payable, whereupon the Commitments shall terminate and the full unpaid amount of such Loans and other obligations shall be and become immediately due and payable, without demand, protest or presentment or notice of any kind, all of which are hereby waived by the Borrower and its Subsidiaries.  Without limiting the foregoing, the Agents and the Lenders shall be entitled to exercise any and all other remedies available to them under the Loan Documents and applicable law.

ARTICLE IX

Agents

Each of the Lenders, the Issuing Banks and the other Agents hereby irrevocably appoints JPMorgan Chase Bank as the Global Administrative Agent, BNP Paribas, Wachovia Bank, National Association and The Bank of Nova Scotia, as Global Syndication Agents, and U.S. Bank National Association, as U.S. Documentation Agent, and authorizes each such Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Any bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) each Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise following its receipt of written instructions from the Majority Lenders (or such other number or percentage of the Combined Lenders as shall be necessary under the circumstances as provided in Section 10.2), and (c) except as expressly set forth in the Loan Documents, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as such Agent or any of its Related Parties in any capacity.  Each Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders (or such other number or percentage of the Combined Lenders as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence or willful misconduct; PROVIDED, HOWEVER, THAT IT IS THE INTENTION OF THE PARTIES HERETO THAT EACH OF THE AGENTS BE INDEMNIFIED IN THE CASE OF ITS OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE), REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL.  Each Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and such Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

The Global Administrative Agent and the other Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Global Administrative Agent and the other Agents also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Global Administrative Agent and the other Agents may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Any Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent.  Any Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of such Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.

Subject to the appointment and acceptance of a successor Global Administrative Agent as provided in this paragraph, the Global Administrative Agent may resign at any time by notifying the Combined Lenders and the Borrower.  Upon any such resignation, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor.  If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Global Administrative Agent gives notice of its resignation, then the retiring Global Administrative Agent may, on behalf of the Combined Lenders and the Issuing Banks, appoint a successor Global Administrative Agent which shall be a bank with an office in New York City, or an Affiliate of any such bank.  Upon the acceptance of its appointment as Global Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Global Administrative Agent, and the retiring Global Administrative Agent shall be discharged from its duties and obligations hereunder (other than its obligations under Section 10.12).  The fees payable by the Borrower to a successor Global Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the Global Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.3 shall continue in effect for the benefit of such retiring Global Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Global Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement, the Intercreditor Agreement, and, when applicable, the Senior Debt Intercreditor Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Each of the Lenders, for itself and on behalf of any of its Affiliates, and the Issuing Banks hereby irrevocably appoints the Global Administrative Agent to act as its agent under the Intercreditor Agreement and the Senior Debt Intercreditor Agreement and authorizes the Global Administrative Agent to execute the Intercreditor Agreement and the Senior Debt Intercreditor Agreement on its behalf and to take such actions on its behalf and to exercise such powers as are delegated to the Global Administrative Agent by the terms hereof and thereof, together with such actions and powers as are reasonably incidental thereto.

ARTICLE X

Miscellaneous

SECTION 10.1                    Notices.

(a)                                  Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(1)                                  if to the Borrower, to:

Tom Brown, Inc.
555 17th Street, Suite 1850
Denver, Colorado 80202-3918
Attention:	Daniel G. Blanchard, Executive Vice President, Chief Financial Officer and Treasurer
Telephone:	303-260-5039
Facsimile:	303-260-5095
e-mail:	dblanchard@tombrown.com

with a copy to:

Tom Brown, Inc.
555 17th Street, Suite 1850
Denver, Colorado 80202-3918
Attention:	Mark Burford, Director of Investor Relations and Assistant Treasurer
Telephone:	303-260-5146
Facsimile:	303-260-5161
e-mail:	mburford@tombrown.com

(2)                                  if to the Global Administrative Agent, to:

JPMorgan Chase Bank
Loan and Agency Services
1111 Fannin, 8th floor

Houston, TX 77002
Attention:	James DeLeon
Telephone:	713-750-2366
Facsimile:	713-427-6307

and, with respect to non-Borrowing related matters, with a copy to:

JPMorgan Chase Bank
Global Oil & Gas Group
600 Travis, 20th Floor
Houston, Texas 77002
Attention:	Robert C. Mertensotto
Telephone:	713-216-4147
Facsimile:	713-216-8870

(3)                                  if to any other Agent or Lender, to it at its address (or telecopy number) provided to the Global Administrative Agent and the Borrower or as set forth in its Administrative Questionnaire; and

(4)                                  if to any Canadian Revolving Lender or Canadian Term Lender, to it at its address (or telecopy number) provided to the Canadian Administrative Agent and the Canadian Borrowers or as set forth in its “Administrative Questionnaire” as defined in the Canadian Revolving Credit Agreement or Canadian Term Credit Agreement, as applicable.

(b)                                 Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Global Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Global Administrative Agent and the applicable Lender.  The Global Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)                                  Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 10.2                    Waivers; Amendments.

(a)                                  No failure or delay by the Global Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Global Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Global Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)                                 Neither this Agreement nor any of the Combined Loan Documents nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders or by the Borrower and the Global Administrative Agent with the consent of the Majority Lenders, or, in the case of any other Combined Loan Document, pursuant to an agreement or agreements in writing entered into by the relevant Loan Parties thereto and the Majority Lenders or by the relevant Loan Parties thereto and the Global Administrative Agent with the consent of the Majority Lenders, provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section 10.2, or Sections 2.7 or 2.10, or the definition of “Combined Lenders,” “Combined Revolving Lenders,” “Required Lenders,” “Majority Lenders” or “Super Majority Lenders” or any other provision of any Combined Loan Document specifying the number or percentage of Lenders, Canadian Revolving Lenders, Canadian Term Lenders, Combined Lenders or Combined Revolving Lenders required to determine or redetermine the Global Borrowing Base or the Revolving Borrowing Base or required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Combined Lender, (vi) release any Loan Party from its Guaranty (except as expressly provided in such Guaranty), or limit its liability in respect of such Guaranty, without the written consent of each Combined Lender, or (vii) except as expressly provided herein, in the Intercreditor Agreement, the Senior Debt Intercreditor Agreement or in the Security Documents (as defined herein and in each other Combined Credit Agreement), release all or any part of the Collateral from the Liens of the Security Documents (as defined herein and in each other Combined Credit Agreement), without the written consent of each Combined Lender; provided further that no such agreement shall amend, waive, modify or otherwise affect the rights or duties of any Agent (as defined herein and in each other Combined Credit Agreement) or any Issuing Bank (as defined herein and in each other Combined Credit Agreement) without the prior written consent of such Agent (as defined herein and in each other Combined Credit Agreement) or any Issuing Bank (as defined herein and in each other Combined Credit Agreement), as the case may be; provided further that the Global Administrative Agent shall have the right to execute and deliver any release of Lien (or other similar instrument) without the consent of any Lender to the extent such release is required to permit the Borrower or a Subsidiary to consummate a transaction permitted by this Agreement or the other Combined Loan Documents.

SECTION 10.3                    Expenses; Indemnity; Damage Waiver.

(a)                                  The Borrower shall pay (i) all legal, printing, recording, syndication, travel, advertising and other reasonable out-of-pocket expenses incurred by the Agents, the Arranger and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents and the Arranger, in connection with the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of this Agreement, the Loan Documents and each other document or instrument relevant to this Agreement or the Loan Documents and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by an Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) the filing, recording, refiling or rerecording of the Pledge Agreements and any other Security Documents and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to, and all releases and terminations of, any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Pledge Agreements and any other Security Documents, and (iv) all reasonable out-of-pocket expenses incurred by the Agents, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Agents, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)                                 The Borrower shall indemnify the Agents, each Issuing Bank, the Arranger and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Financing Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity and release shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee (IT BEING UNDERSTOOD THAT IT IS THE INTENTION OF THE PARTIES HERETO THAT EACH OF THE INDEMNITEES BE INDEMNIFIED IN THE CASE OF ITS OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE), REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL).

(c)                                  To the extent that the Borrower fails to pay any amount required to be paid by the Borrower to the Global Administrative Agent or an Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Global Administrative Agent or such Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Global Administrative Agent or such Issuing Bank in its capacity as such.

(d)                                 To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Financing Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)                                  All amounts due under this Section shall be payable not later than thirty (30) days after written demand therefor.

SECTION 10.4                    Successors and Assigns.

(a)                                  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Global Administrative Agent, each Issuing Bank and each Combined Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Global Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided  that (i) except in the case of an assignment to a Lender, a Lender Affiliate or an Approved Fund, each of the Borrower and the Global Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender’s obligations in respect of its LC Exposure, the Issuing Banks) must give their prior written consent to such assignment (which consents shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender, a Lender Affiliate or an Approved Fund, or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Global Administrative Agent) shall be in increments of U.S.$1,000,000 and not less than U.S.$10,000,000 unless each of the Borrower and the Global Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of its Commitments or Loans in conformity with the Intercreditor Agreement and the Senior Debt Intercreditor Agreement, (iv) the parties to each assignment shall execute and deliver to the Global Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of U.S.$3,500, (v) the assignee, if it shall not be a Lender, shall deliver to the Global Administrative Agent an Administrative Questionnaire, and (vi) after giving effect to any assignment hereunder, the assigning Lender shall have a Commitment of at least U.S.$10,000,000 unless each of the Borrower and the Global Administrative Agent otherwise consents; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under Section 8.1 has occurred and is continuing.  Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and to the other Loan Documents and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17, 2.18, 2.20 and 10.3 and be subject to the terms of Section 10.12).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

(c)                                  The Global Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Global Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement and the other Loan Documents, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Global Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register and will provide prompt written notice to the Borrower of the effectiveness of such assignment.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e)                                  Any Lender may, without the consent of the Borrower, the Global Administrative Agent or any Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Global Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the second proviso to Section 10.2(b) that affects such Participant.  Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.8 and 10.12 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(f)                                    A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

(g)                                 Any Lender may at any time pledge or assign a Lien in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or, in the case of a Lender organized in a jurisdiction outside of the United States, a comparable Person, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 10.5                    Survival.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, any Issuing Bank, the Arranger or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.15, 2.16, 2.17, 2.18, 2.20, 10.3 and 10.12 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 10.6                    Counterparts; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Global Administrative Agent and when the Global Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.7                    Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 10.8                    Right of Setoff.  If an Event of Default shall have occurred and be continuing, each of the Agents, the Issuing Banks, the Lenders and their Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any of its Subsidiaries (other than a Foreign Subsidiary) against any and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured; provided, however, that any such set-off and application shall be subject to the provisions of Section 2.18.  As security for such obligations, the Borrower hereby grants to the Agents, each Issuing Bank and each Lender a continuing security interest in any and all balances, credits, deposits, accounts or moneys of the Borrower and its Subsidiaries (other than a Foreign Subsidiary) then or thereafter maintained with any of the Agents, such Issuing Bank and such Lenders.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 10.9                    GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a)                                  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)                                 THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE AGENTS OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)                                  THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                                 EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK.

NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 10.10              WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN  ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10.11              Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.12              Confidentiality.  In the event that the Borrower provides to the Global Administrative Agent or the Lenders confidential information belonging to the Borrower or any of its Subsidiaries, then the Global Administrative Agent and the Lenders shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information.  This obligation of confidence shall not apply to such portions of the information which (i) are in the public domain, (ii) hereafter become part of the public domain without the Global Administrative Agent or the Lenders breaching their obligation of confidence to the Borrower, (iii) are previously known by the Global Administrative Agent or the Lenders from some source other than the Borrower, (iv) are hereafter developed by the Global Administrative Agent or the Lenders without using the Borrower’s information, (v) are hereafter obtained by or available to the Global Administrative Agent or the Lenders from a third party who owes no obligation of confidence to the Borrower with respect to such information or through any other means other than through disclosure by the Borrower, (vi) are disclosed with the Borrower’s consent, (vii) must be disclosed either pursuant to any Governmental Rule or to Persons regulating the activities of the Global Administrative Agent or the Lenders, or (viii) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding.  Further, the Global Administrative Agent or a Lender may disclose any such information to any other Lender, any independent petroleum engineers or consultants, any independent certified public or chartered accountants, any legal counsel employed by such Person in connection with this Agreement or any other Combined Loan Document, including without limitation, the enforcement or exercise of all rights and remedies thereunder, or any assignee or participant (including prospective assignees and participants) in the Loans; provided, however, that the Global Administrative Agent or the Lenders shall receive a confidentiality agreement from the

Person to whom such information is disclosed such that said Person shall have the same obligation to maintain the confidentiality of such information as is imposed upon the Global Administrative Agent or the Lenders hereunder.  Furthermore, this obligation of confidence shall not apply to, and each of the Agents and the Lenders (and each Person employed or retained by such Agents or Lenders who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans) may disclose to any Person, without limitation of any kind, the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the Loan transactions contemplated by this Agreement and the other  Combined Loan Documents, and all materials of any kind (including opinions or other tax analyses) related thereto that are or have been provided to such Agent or Lender relating to such tax treatment or tax structure; provided that with respect to any document or similar item that in either case contains confidential information concerning such tax treatment or tax structure of the Loan transactions contemplated by this Agreement and the other the Combined Loan Documents as well as other information, this sentence shall only apply to such portions of the documents or similar item that relate to such tax treatment or tax structure. Notwithstanding anything to the contrary provided herein, this obligation of confidence shall cease three (3) years from the date the information was furnished, unless the Borrower requests in writing at least thirty (30) days prior to the expiration of such three year period, to maintain the confidentiality of such information for an additional three year period.  The Borrower waives any and all other rights it may have to confidentiality as against the Global Administrative Agent and the Lenders arising by contract, agreement, statute or law except as expressly stated in this Section 10.12.

SECTION 10.13              Interest Rate Limitation.  It is the intention of the parties hereto to conform strictly to applicable interest, usury and criminal laws and, anything herein to the contrary notwithstanding, the obligations of the Borrower and the Guarantors to a Lender, any Issuing Bank or any Agent under this Agreement or any Combined Loan Document shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to such Lender, such Issuing Bank or Agent limiting rates of interest which may be charged or collected by such Lender, such Issuing Bank or Agent.  Accordingly, if the transactions contemplated hereby or thereby would be illegal, unenforceable, usurious or criminal under laws applicable to a Lender, any Issuing Bank or any Agent (including the laws of any jurisdiction whose laws may be mandatorily applicable to such Lender or Agent notwithstanding anything to the contrary in this Agreement or any other Combined Loan Document then, in that event, notwithstanding anything to the contrary in this Agreement or any other Combined Loan Document, it is agreed as follows:

(i)                                     the provisions of this Section shall govern and control;

(ii)                                  the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under this Agreement or any Combined Loan Document or otherwise in connection with this Agreement or any Combined Loan Document by such Lender, such Issuing Bank or such Agent shall under no circumstances exceed the maximum amount of interest allowed by applicable law (such maximum lawful interest rate, if any, with respect to each Lender, each Issuing Bank and the Agents herein called the “Highest Lawful Rate”), and any excess shall be cancelled automatically and if theretofore paid shall be credited to the

Borrower by such Lender, such Issuing Bank or such Agent (or, if such consideration shall have been paid in full, such excess refunded to the Borrower);

(iii)                               all sums paid, or agreed to be paid, to such Lender, such Issuing Bank or such Agent for the use, forbearance and detention of the indebtedness of the Borrower to such Lender, such Issuing Bank or such Agent hereunder or under any Combined Loan Document shall, to the extent permitted by laws applicable to such Lender, such Issuing Bank or such Agent, as the case may be, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof;

(iv)                              if at any time the interest provided pursuant to this Section or any other clause of this Agreement or any other Combined Loan Document, together with any other fees or compensation payable pursuant to this Agreement or any other Combined Loan Document and deemed interest under laws applicable to such Lender, such Issuing Bank or such Agent, exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees or compensation to accrue to such Lender, such Issuing Bank or such Agent pursuant to this Agreement or such other Combined Loan Document shall be limited, notwithstanding anything to the contrary in this Agreement or any other Combined Loan Document, to that amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions, as applicable, shall not reduce the interest to accrue to such Lender, such Issuing Bank or such Agent pursuant to this Agreement or such other Combined Loan Document below the Highest Lawful Rate until the total amount of interest accrued pursuant to this Agreement or such other Combined Loan Document, as the case may be, and such fees or compensation deemed to be interest equals the amount of interest which would have accrued to such Lender or Agent if a varying rate per annum equal to the interest provided pursuant to any other relevant Section hereof (other than this Section) or thereof, as applicable, had at all times been in effect, plus the amount of fees which would have been received but for the effect of this Section; and

(v)                                 with the intent that the rate of interest herein shall at all times be lawful, and if the receipt of any funds owing hereunder or under any other agreement related hereto (including any of the other Combined Loan Documents) by such Lender, such Issuing Bank or such Agent would cause such Lender to charge the Borrower a criminal rate of interest, the Lenders, the Issuing Banks and the Agents agree that they will not require the payment or receipt thereof or a portion thereof which would cause a criminal rate of interest to be charged by such Lender, such Issuing Bank or such Agent, as applicable, and if received such affected Lender, such Issuing Bank or Agent will return such funds to the Borrower so that the rate of interest paid by the Borrower shall not exceed a criminal rate of interest from the date this Agreement was entered into.

SECTION 10.14              Collateral Matters; Hedging Agreements; Overdraft Facility.  The benefit of the Security Documents and of the provisions of this Agreement relating to the Collateral shall also extend to and be available to (i) those Lenders or their Affiliates that are counterparties to the Hedging Agreements on a pro rata basis in respect of any Hedging Obligations of the Borrower or any of its Subsidiaries that are in effect at such time as such

Person (or its Affiliate) is a Lender, but only while such Person or its Affiliate is a Lender and (ii) those Lenders which are parties to the Overdraft Facility on a pro rata basis in respect of any Obligations of the Borrower or any of its Subsidiaries under such Overdraft Facility up to a maximum of $5,000,000 that are in effect at such time as such Person is a Lender, but only while such Person is a Lender.  It is the intention of the parties hereto that the Hedging Obligations of the Borrower and its Subsidiaries under any Hedging Agreement with a Combined Lender, or any Affiliate of a Combined Lender, will rank pari passu with the obligations of such Person under the Combined Loan Documents, including the Obligations, to the extent applicable.

SECTION 10.15              Arranger; U.S. Documentation Agent; Global Syndication Agents; Other Agents.  None of the Persons identified on the facing page or the signature pages of this Agreement as the “Sole Lead Arranger and Bookrunner” or “U.S. Documentation Agent” or “Global Syndication Agents” or any other Agent (other than the Global Administrative Agent) shall have any right, power, obligation, liability, responsibility or duty under this Agreement or any other Combined Loan Document other than, except in the case of the Arranger, those applicable to all Lenders as such.  Without limiting the foregoing, none of the Arranger, the U.S. Documentation Agent, the Global Syndication Agents or any other Agent (other than the Global Administrative Agent) shall have or be deemed to have any fiduciary relationship with any Lender or the Borrower or any of its Subsidiaries.  The Borrower and each Lender acknowledges that it has not relied, and will not rely, on any of the Arranger, the U.S. Documentation Agent, the Global Syndication Agents or any other Agent (other than the Global Administrative Agent) in deciding to enter into this Agreement or in taking or not taking any action hereunder or under the Combined Loan Documents.

SECTION 10.16                                      Intercreditor Agreement; Senior Debt Intercreditor Agreement; Security Documents.  For so long as the Intercreditor Agreement shall be in effect, the terms and conditions of this Agreement and the other Loan Documents are subject to the terms of the Intercreditor Agreement.  In the event of any inconsistency between this Agreement or any other Loan Document and the terms of the Intercreditor Agreement, the Intercreditor Agreement shall control.  For so long as any Senior Debt Intercreditor Agreement shall be in effect, the terms and conditions of this Agreement and the other Loan Documents are subject to the terms of such Senior Debt Intercreditor Agreement.  In the event of any inconsistency between this Agreement or any other Loan Document and the terms of any Senior Debt Intercreditor Agreement, the Senior Debt Intercreditor Agreement shall control.  In the event of any inconsistency between this Agreement and the terms of any other Loan Document, this Agreement shall control.

SECTION 10.17                                      NO ORAL AGREEMENTS.  THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

TOM BROWN, INC., as Borrower

By:
Name:	Daniel G. Blanchard
Title:	Executive Vice President, Chief Financial Officer and Treasurer

[SIGNATURE PAGE TO U.S. REVOLVING CREDIT AGREEMENT]

JPMORGAN CHASE BANK, as Global Administrative Agent and as a Lender

By:
Name:
Title:

[SIGNATURE PAGE TO U.S. REVOLVING CREDIT AGREEMENT]

BNP PARIBAS, as a Global Syndication Agent and as a Lender

By:
Name:
Title:

By:
Name:
Title:

[SIGNATURE PAGE TO U.S. REVOLVING CREDIT AGREEMENT]

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Global Syndication Agent and as a Lender

By:
Name:
Title:

[SIGNATURE PAGE TO U.S. REVOLVING CREDIT AGREEMENT]

THE BANK OF NOVA SCOTIA, as a Global Syndication Agent and as a Lender

By:
Name:
Title:

[SIGNATURE PAGE TO U.S. REVOLVING CREDIT AGREEMENT]

U.S. BANK NATIONAL ASSOCIATION, as the U.S. Documentation Agent and as a Lender

By:
Name:
Title:

[SIGNATURE PAGE TO U.S. REVOLVING CREDIT AGREEMENT]

WELLS FARGO BANK, N.A., as a Lender

By:
Name:
Title:

[SIGNATURE PAGE TO U.S. REVOLVING CREDIT AGREEMENT]

COMERICA BANK - TEXAS, as a Lender

By:
Name:
Title:

[SIGNATURE PAGE TO U.S. REVOLVING CREDIT AGREEMENT]

BANK OF SCOTLAND, as a Lender

By:
Name:
Title:

[SIGNATURE PAGE TO U.S. REVOLVING CREDIT AGREEMENT]

UFJ BANK, as a Lender

By:
Name:	Clyde L. Redford
Title:	Senior Vice President

[SIGNATURE PAGE TO U.S. REVOLVING CREDIT AGREEMENT]

WASHINGTON MUTUAL BANK, FA, as a Lender

By:
Name:
Title:

[SIGNATURE PAGE TO U.S. REVOLVING CREDIT AGREEMENT]

BANK OF OKLAHOMA, N.A., as a Lender

By:
Name:
Title:

[SIGNATURE PAGE TO U.S. REVOLVING CREDIT AGREEMENT]

EXHIBIT A-1

FORM OF LEGAL OPINION OF VINSON & ELKINS L.L.P.

A-1

EXHIBIT A-2

FORM OF LEGAL OPINION OF LEBOEUF, LAMB, GREENE & MACRAE L.L.P.

A-2

EXHIBIT B

CONTINUING LETTERS OF CREDIT

1.	Issuer:	Comerica Bank – Texas
	Beneficiary:	Railroad Commission of Texas
	L/C No.:	4130
	Amount:	$250,000.00
	Date of Issue:	September 5, 2002
	Expiration:	May 1, 2004

2.	Issuer:	Comerica Bank – Texas
	Beneficiary:	JPMorgan Chase Bank (as successor in interest to Texas Commerce Bank National Association)
	L/C No.:	2310
	Amount:	$1,105,743.00
	Date of Issue:	January 16, 1997
	Expiration:	January 15, 2004

1

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

The undersigned hereby certifies that he is the                                  of Tom Brown, Inc., a Delaware corporation (“Borrower”), and that as such he is authorized to execute this certificate on behalf of the Borrower. With reference to the Credit Agreement dated as of June 27, 2003 among the Borrower, JPMorgan Chase Bank, as Global Administrative Agent, the other Agents party thereto, and such Lenders which are or become a party thereto (together with all amendments or supplements thereto being the “Credit Agreement”), the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Credit Agreement unless otherwise specified):

(a)                                  The representations and warranties of the Borrower contained in Article VIII of the Credit Agreement and of the Borrower and its Subsidiaries in any other Combined Loan Document and otherwise made in writing by or on behalf of the Borrower pursuant to the Credit Agreement and the Borrower or any Subsidiary pursuant to the other Combined Loan Documents were true and correct when made, and are repeated at and as of the time of delivery hereof and are true and correct at and as of the time of delivery hereof, except as such representations and warranties are modified to give effect to the transactions expressly permitted by the Credit Agreement or are limited to an earlier date.

(b)                                 The Borrower and each Subsidiary has performed and complied with all agreements and conditions contained in the Combined Loan Documents to which it is a party required to be performed or complied with by it prior to or at the time of delivery hereof.

(c)                                  Neither the Borrower nor any Subsidiary has incurred any material liabilities, direct or contingent, since December 31, 2002 except those set forth in Schedule 7.1 to the Credit Agreement and except those allowed by the terms of the Combined Credit Agreements or consented to by the Lenders in writing.

(d)                                 Since December 31, 2002, no change has occurred, either in any case or in the aggregate, in the condition, financial or otherwise, of the Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect.

(e)                                  There exists, and, after giving effect to the Loan or Loans with respect to which this certificate is being delivered, will exist, no Default under the Combined Credit Agreements or any event or circumstance which constitutes, or with notice or lapse of time (or both) would constitute, an event of default under any loan or credit agreement, indenture, deed of trust, security agreement or other agreement or instrument evidencing or pertaining to any Indebtedness of the Borrower or any Subsidiary, including, without limitation, the Combined Loan Documents, or under any material agreement or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary is bound.

(f)                                    The financial statements furnished to the Global Administrative Agent with this certificate fairly present, in all material respects, the consolidated financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as at the end of, and for, the

1

[fiscal quarter] [fiscal year] ending                                                    and such financial statements have been approved in accordance with the accounting procedures specified in the Credit Agreement.

(g)                                 Attached hereto are the detailed computations necessary to determine whether the Borrower and its Consolidated Subsidiaries are in compliance with Sections 6.1 and 6.2 of the Credit Agreement as of the end of the [fiscal quarter] [fiscal year] ending                                     .

EXECUTED AND DELIVERED this          day of                             , 200    .

TOM BROWN, INC.

By:
Name:
Title:

2

EXHIBIT D

FORM OF ASSIGNMENT AND ACCEPTANCE

Reference is made to that certain Credit Agreement, dated as of June 27, 2003 (together with all amendments, if any, from time to time made thereto, the “Credit Agreement”), among Tom Brown, Inc., a Delaware corporation (the “Borrower”), JPMorgan Chase Bank, as Global Administrative Agent (the “Global Administrative Agent”), the other Agents party thereto, and such Lenders which are or become a party thereto.  Terms defined in the Credit Agreement are used herein with the same meanings.

The Assignor named below hereby sells and assigns, without recourse, to the Assignee named below, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below in the Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the interests set forth herein in the Commitment of the Assignor on the Assignment Date and Loans owing to the Assignor which are outstanding on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date (the “Assigned Interest”), including, without limitation, the interests set forth below in the Commitment of the Assignor on the Assignment Date.  The Assignee hereby acknowledges receipt of a copy of the Credit Agreement and the other Loan Documents.  From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and the other Loan Documents, including, without limitation, the Intercreditor Agreement and the Senior Debt Intercreditor Agreement, and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents (other than those set forth in Sections 10.4 and 10.12 thereof).

This Assignment and Acceptance is being delivered to the Global Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.17(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Global Administrative Agent, duly completed by the Assignee.  The [Assignee/Assignor] shall pay the fee payable to the Global Administrative Agent pursuant to Section 10.4(b) of the Credit Agreement.

THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee’s Address for Notices:

Effective Date of Assignment (“Assignment Date”):

1

Facility	Principal Amount Assigned	Percentage Assigned of Facility/Commitment (set forth, to at least 8 decimals, as a percentage of the Facility and the aggregate Commitments of all Lenders thereunder)
Commitment Assigned:	U.S $	%
Loans:	U.S $	%
Credit Exposure:	U.S $	%

The terms set forth above are hereby agreed to:

[Name of Assignor] , as Assignor

By:
Name:
Title:

[Name of Assignee] , as Assignee

By:
Name:
Title:

2

The undersigned hereby consent to the within assignment:(1)

TOM BROWN, INC.

By:
Name:
Title:

JPMORGAN CHASE BANK, as Global Administrative Agent

By:
Name:
Title:

(1)                                  Consents to be included to the extent required by Section 10.4(b) of the Credit Agreement.

3

EXHIBIT E-1

FORM OF BORROWING REQUEST

                                , 200

JPMorgan Chase Bank

as Global Administrative Agent

for the Lenders referred to below

Loan and Agency Services

1111 Fannin, 8th floor

Houston, TX 77002

Attention:	James DeLeon
Telephone:	713-750-2366
Facsimile:	713-427-6307

Re:                               Tom Brown, Inc. - U.S. Revolving Credit Agreement

Dear Sirs:

Reference is made to that certain Credit Agreement, dated as of June 27, 2003 (together with all amendments, if any, from time to time made thereto, the “Credit Agreement”), among Tom Brown, Inc, a Delaware corporation (the “Borrower”), JPMorgan Chase Bank, as Global Administrative Agent (the “Global Administrative Agent”), the other Agents party thereto, and such Lenders which are or become a party thereto.  Terms defined in the Credit Agreement are used herein with the same meanings.  This notice constitutes a Borrowing Request and the Borrower hereby requests a Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Borrowing requested hereby:

(A)                              Principal amount of Borrowing(2):

(B)                                Interest rate basis(3):

(C)                                Effective date (which is a Business Day):

(D)                               Date of maturity (which is a Business Day):

(E)                                 Interest Period(4):

(2)                                  Not less than (i) U.S.$5,000,000 and an integral multiple of U.S.$1,000,000 with respect to Eurodollar Loans (ii) U.S.$500,000 and an integral multiple of U.S.$500,000 with respect to an ABR Borrowing (or the aggregate unused balance of the Commitments in the case of an ABR Borrowing).

(3)                                  Eurodollar Borrowing or ABR Borrowing.  Eurodollar Borrowing or ABR Borrowing

1

If the Borrowing results in an increase in the aggregate outstanding principal amount of the Loans, the Borrower hereby represents and warrants that the conditions specified in paragraphs (a), (b) and (c) of Section 4.2 of the Credit Agreement are satisfied.

The Borrower has caused this Borrowing Request to be executed and delivered by its Authorized Officer this                          day of                                                        , 200     .

Very truly yours,

TOM BROWN, INC.

By:
Name:
Title:

(4)                                  If applicable, selected period must comply with the definition of “Interest Period” and end not later than the Maturity Date.  If applicable, selected period must comply with the definition of “Interest Period” and end not later than the Maturity Date.

2

EXHIBIT E-2

FORM OF INTEREST ELECTION REQUEST

                                , 200

JPMorgan Chase Bank

as Global Administrative Agent

for the Lenders referred to below

Loan and Agency Services

1111 Fannin, 8th floor

Houston, TX 77002

Attention:	James DeLeon
Telephone:	713-750-2366
Facsimile:	713-427-6307

Re:                               Tom Brown, Inc. - U.S. Revolving Credit Agreement

Dear Sirs:

Reference is made to that certain Credit Agreement, dated as of June 27, 2003 (together with all amendments, if any, from time to time made thereto, the “Credit Agreement”), among Tom Brown, Inc., a Delaware corporation (the “Borrower”), JPMorgan Chase Bank, as Global Administrative Agent (the “Global Administrative Agent”), the other Agents party thereto, and such Lenders which are or become a party thereto.  Terms defined in the Credit Agreement are used herein with the same meanings.  This notice constitutes an Interest Election Request and the Borrower hereby requests the conversion or continuation of a Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Borrowing to be converted or continued as requested hereby:

(A)                              Borrowing to which this request applies(5):

(B)                                Principal amount of Borrowing to be converted/continued(6):

(C)                                Effective date of election (which is a Business Day):

(D)                               Interest rate basis of resulting Borrowing(7):

(5)                                  Specify existing Type and last day of current Interest Period.  Specify existing Type and last day of current Interest Period.

(6)                                  Not less than (i) U.S.$5,000,000 and an integral multiple of U.S.$1,000,000 with respect to Eurodollar Loans (ii) U.S.$500,000 and an integral multiple of U.S.$500,000 with respect to an ABR Borrowing (or the aggregate unused balance of the Commitments in the case of an ABR Borrowing).

1

(E)                                 Interest Period of resulting Borrowing(8):

Very truly yours,

TOM BROWN, INC.

By:
Name:
Title:

(7)                                  Eurodollar Borrowing or ABR Borrowing.  Eurodollar Borrowing or ABR Borrowing.

(8)                                  Which must comply with the definition of “Interest Period” and end not later than the Maturity Date.

2

EXHIBIT F-1

FORM OF PARENT PLEDGE AGREEMENT

PLEDGE AGREEMENT AND IRREVOCABLE PROXY

THIS PLEDGE AGREEMENT AND IRREVOCABLE PROXY (this “Pledge Agreement”), dated as of June 27, 2003, is made by TOM BROWN, INC., a Delaware corporation (the “Pledgor”), in favor of JPMORGAN CHASE BANK, as Global Administrative Agent (together with any successor(s) and assign(s) thereto, the “Global Administrative Agent”) for the Lender Parties (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to a Credit Agreement, dated as of June 27, 2003 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the “U.S. Credit Agreement”), among the Pledgor, as borrower, the various financial institutions that are, or may from time to time become, parties to the U.S. Credit Agreement (the “U.S. Lenders”), the various financial institutions that are or may from time to time become Agents under the U.S. Credit Agreement (the “U.S. Agents”), and the Global Administrative Agent, the U.S. Lenders have extended Commitments to make Loans to, and the Issuing Banks have agreed to issue Letters of Credit for the benefit of, the Pledgor;

WHEREAS, pursuant to a Credit Agreement, dated as of June 27, 2003 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the “Canadian Revolving Credit Agreement”), among Tom Brown Resources Funding Corp., an unlimited liability company organized under the laws of the Province of Nova Scotia, Canada (“TBF”), and Tom Brown Resources Ltd., a corporation organized under the laws of the Province of Alberta, Canada (“TBRL”), as borrowers (TBF and TBRL, in their capacities as borrowers, collectively the  “Canadian Revolving Borrowers”), the various financial institutions that are, or may from time to time become, parties to the Canadian Revolving Credit Agreement (the “Canadian Revolving Lenders”), the various financial institutions that are or may from time to time become Agents under the Canadian Revolving Credit Agreement (as defined in the Canadian Revolving Credit Agreement, the “Canadian Revolving Agents”), and the Global Administrative Agent, the Canadian Revolving Lenders have agreed to extend Canadian Revolving Commitments to make Loans (as defined in the Canadian Revolving Credit Agreement, the “Canadian Revolving Loans”) to, the Accepting Lenders (as defined in the Canadian Revolving Credit Agreement, the “Canadian Accepting Lenders”) have agreed to accept Bankers’ Acceptances (as defined in the Canadian Revolving Credit Agreement, the “Bankers’ Acceptances”), and the Issuing Banks (as defined in the Canadian Revolving Credit Agreement, the “Canadian Issuing Banks”) have agreed to issue Letters of Credit (as defined in the Canadian Revolving Credit Agreement, the “Canadian Letters of Credit”)  for the benefit of, the Canadian Revolving Borrowers;

WHEREAS, in connection with the Canadian Revolving Credit Agreement, Pledgor has agreed to deliver a certain Guaranty dated as of June 27, 2003 (the “Canadian Revolving

1

Guaranty”) pursuant to which Pledgor shall guaranty for the benefit of the Canadian Revolving Lenders and their Affiliates the full and punctual payment when due of all Canadian Revolving Obligations;

WHEREAS, pursuant to a Credit Agreement, dated as of March 20, 2001 (together with all amendments (including but not limited to that certain First Amendment to Credit Agreement dated as of even date herewith (the “First Amendment to Term Credit Agreement”)) and other modifications, if any, from time to time thereafter made thereto, the “Canadian Term Credit Agreement”), among TBF, as borrower (TBF, in its capacity as borrower the “Canadian Term Borrower”), the various financial institutions that are, or may from time to time become, parties to the Canadian Term Credit Agreement (the “Canadian Term Lenders”), the various financial institutions that are or may from time to time become Agents under the Canadian Term Credit Agreement (as defined in the Canadian Term Credit Agreement, the “Canadian Term Agents” and together with the Canadian Revolving Agents, the “Canadian Agents”), and the Global Administrative Agent,  the Canadian Term Lenders have agreed to make a term loan (the “Canadian Term Loans”) to the Canadian Term Borrower;

WHEREAS, in connection with the Canadian Term Credit Agreement, Pledgor has agreed to deliver a certain Guaranty dated as of June 27, 2003 (the “Canadian Term Guaranty”) pursuant to which Pledgor shall guaranty for the benefit of the Canadian Term Lenders and their Affiliates the full and prompt payment when due of all Canadian Term Obligations;

WHEREAS, the Pledgor and its Subsidiaries (including the Canadian Borrowers) have entered into or may enter into certain Hedging Agreements with one or more Lender Parties;

WHEREAS, as a condition precedent to the making of the initial Loans to the Pledgor and the issuance of the initial Letter of Credit for the benefit of the Pledgor under the U.S. Credit Agreement and to the U.S. Lenders’ or their Affiliates’ obligations under the Hedging Agreements referred to above, the Pledgor is required to execute and deliver this Pledge Agreement;

WHEREAS, as a condition precedent to the making of the initial Canadian Revolving Loans to the Canadian Revolving Borrowers and the issuance of the initial Canadian Letter of Credit for the benefit of the Canadian Revolving Borrowers under the Canadian Revolving Credit Agreement, and to the execution and delivery of the First Amendment to Term Credit Agreement, and to the Canadian Lenders’ or their Affiliates’ obligations under the Hedging Agreements referred to above, the Pledgor is required to execute and deliver this Pledge Agreement; and

WHEREAS, the Pledgor has duly authorized the execution, delivery and performance of this Pledge Agreement;

NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Combined Lenders to make Combined Loans (including the initial Combined Loans) to, and to induce the Issuing Banks to issue the Letters of Credit (including the initial Letter of Credit) for the benefit of, the Pledgor and its Subsidiaries pursuant to the U.S. Credit Agreement, and to induce the Canadian Issuing Banks to issue the

2

Canadian Letters of Credit (including the initial Canadian Letter of Credit) for the benefit of, the Canadian Borrowers and their Subsidiaries, and to induce certain Lender Parties to extend financial accommodations pursuant to the Hedging Agreements, the Pledgor agrees, for the benefit of each Lender Party, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1                          Certain Terms.  The following terms (whether or not underscored) when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings or the meanings set forth in the preamble or recital (such definitions to be equally applicable to the singular and plural forms thereof):

“Canadian Collateral” means the Canadian Revolving Collateral and the Canadian Term Collateral.

“Canadian Issuing Bank” is defined in the second recital.

“Canadian Letters of Credit” is defined in the second recital.

“Canadian Loan Party” means any Loan Party as defined in the Canadian Revolving Credit Agreement or the Canadian Term Credit Agreement.

“Canadian Revolving Borrowers” is defined in the second recital.

“Canadian Revolving Collateral” is defined in Section 2.1(b).

“Canadian Revolving Credit Agreement” is defined in the second recital.

“Canadian Revolving Guaranty” is defined in the third recital.

“Canadian Revolving Lender Parties” means, as the context may require, any Canadian Revolving Agent, any Canadian Issuing Bank, any Canadian Accepting Bank, any Canadian Revolving Lender, or any Affiliate of a then current Canadian Revolving Lender that is a party to a Hedging Agreement and each of its respective successors, transferees and assigns.

“Canadian Revolving Loan Pledged Property” means all Canadian Revolving Loan Pledged Shares and all other pledged shares of common capital stock, and all proceeds of any of the foregoing.

“Canadian Revolving Loan Pledged Shares” means all shares of common capital stock of any Issuer identified under Item B of Attachment I which are delivered by the Pledgor to the Global Administrative Agent as Canadian Revolving Loan Pledged Property hereunder.

“Canadian Revolving Loan Secured Obligations” is defined in Section 2.2(b).

“Canadian Term Borrower” is defined in the fourth recital.

“Canadian Term Collateral” is defined in Section 2.1(c).

3

“Canadian Term Credit Agreement” is defined in the fourth recital.

“Canadian Term Guaranty” is defined in the fifth recital.

“Canadian Term Lender Parties” means, as the context may require, any Canadian Term Agent, any Canadian Term Lender and each of its respective successors, transferees and assigns.

“Canadian Term Loan Pledged Property” means all Canadian Term Loan Pledged Shares and all other pledged shares of common capital stock, and all proceeds of any of the foregoing.

“Canadian Term Loan Pledged Shares” means all shares of common capital stock of any Issuer identified under Item C of Attachment I which are delivered by the Pledgor to the Global Administrative Agent as Canadian Term Loan Pledged Property hereunder.

“Canadian Term Loan Secured Obligations” is defined in Section 2.2(c).

“Collateral” means the Canadian Revolving Loan Collateral, the Canadian Term Loan Collateral and the U.S. Collateral.

“Distributions” means all cash and stock dividends, other distributions, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Shares or other shares of capital stock constituting Collateral.

“Global Administrative Agent” is defined in the preamble.

“Issuer” means each Person identified in Attachment 1 hereto as the issuer of the Pledged Shares identified opposite the name of such Person.

“Lender Party” means any Canadian Revolving Lender Party, and Canadian Term Lender Party and any U.S. Lender Party.

“Pledge Agreement” is defined in the preamble.

“Pledged Property” means all Canadian Pledged Property and all U.S. Pledged Property.

“Pledged Shares” means all Canadian Revolving Loan Pledged Shares, all Canadian Term Loan Pledged Shares and all U.S. Pledged Shares.

“Pledgor” is defined in the preamble.

“Secured Obligations” is defined in Section 2.2(b).

“U.C.C.” means the Uniform Commercial Code, as in effect from time to time in the State of New York.

“U.S. Collateral” is defined in Section 2.1(a).

4

“U.S. Credit Agreement” is defined in the first recital.

“U.S. Lender Parties” means, as the context may require, any U.S. Agent, any Issuing Bank, any  U.S. Lender, or any Affiliate of a then current U.S. Lender that is a party to a Hedging Agreement and each of its respective successors, transferees and assigns.

“U.S. Pledged Property” means all U.S. Pledged Shares and all other pledged shares of capital stock, and all proceeds of any of the foregoing.

“U.S. Pledged Shares” means all shares of capital stock of any Issuer identified under Item A of Attachment I which are delivered by the Pledgor to the Global Administrative Agent as U.S. Pledged Property hereunder.

“U.S. Secured Obligations” is defined in Section 2.2(a).

SECTION 1.2                          Credit Agreement Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the U.S. Credit Agreement (or if the U.S. Credit Agreement shall have been terminated or shall have expired, the meanings provided in the U.S. Credit Agreement immediately prior to its termination or expiration).

SECTION 1.3                          U.C.C. Definitions.  Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Pledge Agreement, including its preamble and recitals, with such meanings.

ARTICLE II

PLEDGE

SECTION 2.1                          Grant of Security Interest.

(a)                             The Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Global Administrative Agent, for its benefit and the ratable benefit of each of the U.S. Lender Parties, and hereby grants to the Global Administrative Agent, for its benefit and the ratable benefit of the U.S. Lender Parties, a continuing security interest in, all of the following property (the “U.S. Collateral”):

(i)                                     the U.S. Pledged Shares;

(ii)                                  all other U.S. Pledged Property, whether now or hereafter delivered to the Global Administrative Agent in connection with this Pledge Agreement;

(iii)                               all Distributions, interest, and other payments and rights with respect to any U.S. Pledged Property; and

(iv)                              all proceeds of any of the foregoing.

(b)                            The Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Global Administrative Agent, for its benefit and the ratable benefit of each of

5

the Canadian Revolving Lender Parties, and hereby grants to the Global Administrative Agent, for its benefit and the ratable benefit of the Canadian Revolving Lender Parties, a continuing security interest in, all of the following property (the “Canadian Revolving Collateral”):

(i)                                     the Canadian Revolving Loan Pledged Shares;

(ii)                                  all other Canadian Revolving Loan Pledged Property, whether now or hereafter delivered to the Global Administrative Agent in connection with this Pledge Agreement;

(iii)                               all Distributions, interest, and other payments and rights with respect to any Canadian Revolving Loan Pledged Property; and

(iv)                              all proceeds of any of the foregoing.

(c)                             The Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Global Administrative Agent, for its benefit and the ratable benefit of each of the Canadian Term Lender Parties, and hereby grants to the Global Administrative Agent, for its benefit and the ratable benefit of the Canadian Term Lender Parties, a continuing security interest in, all of the following property (the “Canadian Term Collateral”):

(i)                                     the Canadian Term Loan Pledged Shares;

(ii)                                  all other Canadian Term Loan Pledged Property, whether now or hereafter delivered to the Global Administrative Agent in connection with this Pledge Agreement;

(iii)                               all Distributions, interest, and other payments and rights with respect to any Canadian Term Loan Pledged Property; and

(iv)                              all proceeds of any of the foregoing.

SECTION 2.2                          Security for Obligations.

(a)                             This Pledge Agreement and the U.S. Collateral secures the payment in full of all Obligations now or hereafter existing under the U.S. Credit Agreement and each other Loan Document, whether for principal, interest, costs, fees, expenses, or otherwise, and all obligations of the Pledgor or any other Loan Party now or hereafter existing, whether direct or indirect, primary or secondary, fixed or absolute or contingent, joint or several, regardless of how evidenced or arising, under this Pledge Agreement and each other Loan Document to which it is or may become a party (all such Obligations and other obligations being the “U.S. Secured Obligations”), and

(b)                            This Pledge Agreement and the Canadian Revolving Collateral secures the payment in full of all obligations now or hereafter existing under the Canadian Revolving Guaranty and each other Canadian Revolving Loan Document, whether for principal, interest, costs, fees, expenses, or otherwise, and however created and whether direct or indirect, primary

6

or secondary, fixed or absolute or contingent, joint or several (all such Obligations and other obligations being the “Canadian Revolving Loan Secured Obligations”).

(c)                             This Pledge Agreement and the Canadian Term Collateral secures the payment in full of all obligations now or hereafter existing under the Canadian Term Guaranty and each other Canadian Term Loan Document, whether for principal, interest, costs, fees, expenses, or otherwise, and however created and whether direct or indirect, primary or secondary, fixed or absolute or contingent, joint or several (all such Obligations and other obligations being the “Canadian Term Loan Secured Obligations” and together with the U.S. Secured Obligations and the Canadian Revolving Loan Secured Obligations, the “Secured Obligations”).

SECTION 2.3                          Delivery of Pledged Property.

(a)                             All certificates or instruments representing or evidencing any Collateral, if any, including all Pledged Shares, shall be delivered to and held by or on behalf of the Global Administrative Agent pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary endorsements or instruments of transfer or assignment, duly executed in blank.

(b)                            To the extent any of the Collateral constitutes an “uncertificated security” (as defined in Section 8-102(a)(18) of the U.C.C.) or a “security entitlement” (as defined in Section 8-102(a)(17) of the U.C.C.), the Pledgor shall take and cause the appropriate Person (including any issuer thereof) to take all actions necessary to grant “control” (as defined in 8-106 of the U.C.C.) to the Global Administrative Agent over such Collateral.

SECTION 2.4                          [Intentionally omitted].

SECTION 2.5                          Continuing Security Interest; Transfer of Loans.  This Pledge Agreement shall create a continuing security interest in the Collateral and shall

(a)                             remain in full force and effect until payment in full in cash of all Secured Obligations, the termination of all Commitments, Canadian Revolving Commitments, the termination or expiration of all Letters of Credit and all Canadian Letters of Credit and the termination or payment of all outstanding Bankers’ Acceptances,

(b)                            be binding upon the Pledgor and its successors, transferees and assigns, and

(c)                             inure, together with the rights and remedies of the Global Administrative Agent hereunder, to the benefit of the Global Administrative Agent and each other Lender Party.

Without limiting the foregoing clause (c), if any Combined Lender assigns (whether in whole or in part) its Combined Loans in accordance with Section 10.4 of the U.S. Credit Agreement, Section 10.4 of the Canadian Revolving Credit Agreement, or Section 10.4 of the Canadian Term Credit Agreement, as applicable, such assignee, as a Combined Lender, shall thereupon become vested with all the rights and benefits in respect thereof granted to such Combined Lender hereunder.  Upon the payment in full of all Secured Obligations and the termination or expiration of all Commitments, Canadian Revolving Commitments, Letters of Credit and Canadian Letters of Credit and the termination or payment of all outstanding Bankers’

7

Acceptances, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Pledgor.  Upon any such payment and termination or expiration, the Global Administrative Agent will, at the Pledgor’s sole expense, deliver to the Pledgor, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all Pledged Shares, together with all other Collateral held by the Global Administrative Agent hereunder, and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

SECTION 2.6                          Security Interest Absolute.  All rights of the Global Administrative Agent and the security interests granted to the Global Administrative Agent hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional, irrespective of

(a)                             any lack of validity or enforceability of the Canadian Revolving Credit Agreement, any other Canadian Revolving Loan Document, the Canadian Term Credit Agreement, or any other Canadian Term Loan Document,

(b)                            the failure of any Canadian Lender Party:

(i)                                     to assert any claim or demand or to enforce any right or remedy against the Canadian Borrowers, any other Canadian Loan Party or any other Person under the provisions of the Canadian Revolving Credit Agreement, any other Canadian Revolving Loan Document, the Canadian Term Credit Agreement, any other Canadian Term Loan Document or otherwise, or

(ii)                                  to exercise any right or remedy against any other guarantor of, or Canadian Collateral securing, any Canadian Revolving Obligations of the Canadian Revolving Borrowers or any other Canadian Loan Party, or any Canadian Term Obligations of the Canadian Term Borrower or any other Canadian Loan Party,

(c)                             any change in the time, manner or place of payment of, or in any other term of, all or any of the Canadian Revolving Obligations or the Canadian Term Obligations, any other extension, compromise or renewal of any Canadian Revolving Obligation of the Canadian Revolving Borrowers or any other Canadian Loan Party, or any other extension, compromise or renewal of any Canadian Term Obligation of the Canadian Term Borrower or any other Canadian Loan Party,

(d)                            any reduction, limitation, impairment or termination of any Canadian Revolving Obligations of the Canadian Revolving Borrowers or any other Canadian Loan Party for any reason (other than the indefeasible payment in full in cash of the Canadian Secured Obligations), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Pledgor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Canadian Revolving Obligations of the Canadian Revolving Borrower or other Canadian Loan Party, or any Canadian Term Obligations of the Canadian Term Borrower or other Canadian Loan Party,

8

(e)                             any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Canadian Revolving Credit Agreement or any other Canadian Revolving Loan Document, or any of the terms of the Canadian Term Credit Agreement or any other Canadian Term Loan Document,

(f)                               any addition, exchange, release, surrender or non-perfection of any Canadian Collateral, or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Canadian Revolving Obligations or the Canadian Term Obligations, or

(g)                            any other circumstances (other than the indefeasible payment in full in cash of the Canadian Secured Obligations) which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Canadian Borrowers, any other Canadian Loan Party, or any surety or any guarantor.

SECTION 2.7                          Waiver of Subrogation.  Until the indefeasible payment in full in cash of all Canadian Secured Obligations and the termination or expiration of all Canadian Revolving Commitments and Canadian Letters of Credit and the termination or payment of all outstanding Bankers’ Acceptances, the Pledgor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against any Canadian Borrower or any other Canadian Loan Party that arise from the existence, payment, performance or enforcement of the Pledgor’s obligations under this Pledge Agreement or any other Canadian Revolving Loan Document or Canadian Term Loan Document, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of the Canadian Lender Parties against any Canadian Borrower or any other Canadian Loan Party or any Canadian Collateral which the Global Administrative Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from any Canadian Borrower or any other Canadian Loan Party, directly or indirectly, in cash or other Property or by set-off or in any manner, payment or security on account of such claim or other rights.  If any amount shall be paid to the Pledgor in violation of the preceding sentence, such amount shall be deemed to have been paid to the Pledgor for the benefit of, and held in trust for, the Canadian Lender Parties, and shall forthwith be paid to the Global Administrative Agent for the benefit of the Canadian Lender Parties to be credited and applied upon the Canadian Revolving Obligations and the Canadian Term Obligations, whether matured or unmatured.  The Pledgor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Canadian Revolving Credit Agreement and the Canadian Term Credit Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1                          Warranties, etc.  The Pledgor represents and warrants unto each Lender Party, as at the date of each pledge and delivery hereunder (including each pledge and delivery of Pledged Shares) by the Pledgor to the Global Administrative Agent of any Collateral, as set forth in this Article.

9

SECTION 3.1.1                 Ownership, No Liens, etc.  The Pledgor is the legal and beneficial owner of, and has good and defensible title to (and has full right and authority to pledge and assign) such Collateral, free and clear of all Liens or options, except any Lien granted pursuant hereto in favor of the Global Administrative Agent and Liens permitted by Section 7.2 of the U.S. Credit Agreement.

SECTION 3.1.2                 Valid Security Interest.  (a) The delivery of the U.S. Collateral to the Global Administrative Agent is effective to create a valid, perfected, first priority security interest in such U.S. Collateral and all proceeds thereof, securing the U.S. Secured Obligations; (b) the delivery of the Canadian Revolving Collateral to the Global Administrative Agent is effective to create a valid, perfected, first priority security interest in such Canadian Revolving Collateral and all proceeds thereof, securing the Canadian Revolving Loan Secured Obligations; and (c) the delivery of the Canadian Term Collateral to the Global Administrative Agent is effective to create a valid, perfected, first priority security interest in such Canadian Term Collateral and all proceeds thereof, securing the Canadian Term Loan Secured Obligations.  No filing or other action will be necessary to perfect or protect such security interest.

SECTION 3.1.3                 As to Pledged Shares.

(a)                             In the case of any U.S. Pledged Shares, all of such U.S. Pledged Shares are duly authorized and validly issued, fully paid, and non-assessable, and constitute at least sixty-five percent (65%), of the issued and outstanding shares of common capital stock of each Issuer set forth across from the name of such Issuer on Item A of Attachment 1 hereto.

(b)                            In the case of any Canadian Revolving Loan Pledged Shares, all of such Canadian Revolving Loan Pledged Shares are duly authorized and validly issued, fully paid, and non-assessable, and constitute all of the issued and outstanding shares of common capital stock of each Issuer set forth across from the name of such Issuer on Item B of Attachment 1 hereto.

(c)                             In the case of any Canadian Term Loan Pledged Shares, all of such Canadian Term Loan Pledged Shares are duly authorized and validly issued, fully paid, and non-assessable, and constitute at least sixty-five percent (65%), of the issued and outstanding shares of common capital stock of each Issuer set forth across from the name of such Issuer on Item C of Attachment 1 hereto.

SECTION 3.1.4                 Authorization, Approval, etc.  Except as contemplated by Section 2.3(b), no authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for (a) the pledge by the Pledgor of any Collateral pursuant to this Pledge Agreement or for the execution, delivery, and performance of this Pledge Agreement by the Pledgor, or (b) for the exercise by the Global Administrative Agent of the voting or other rights provided for in this Pledge Agreement, or, except with respect to any Pledged Shares, as may be required in connection with a disposition of such Pledged Shares by laws affecting the offering and sale of securities generally and the remedies in respect of the Collateral pursuant to this Pledge Agreement.

SECTION 3.1.5                 Location of Pledgor and Records; Name; State of Incorporation, etc.  The Pledgor’s chief executive office and principal place of business and the office where the

10

records concerning the Collateral are kept is located at the address set forth on its signature page to the U.S. Credit Agreement or such other address for the Pledgor as the Global Administrative Agent has been notified pursuant to Section 7.3 of this Pledge Agreement.  The true legal name of the Pledgor as registered in the jurisdiction in which the Pledgor is organized or incorporated, state of incorporation or organization, and organization identification number as designated by the state of its incorporation or organization are as set forth on its signature page to the U.S. Credit Agreement or such other true legal name or organization identification number for the Pledgor as the Agent has been notified pursuant to Section 7.3 of this Pledge Agreement, and the Pledgor is not now known by any trade name.

SECTION 3.1.6                 Compliance with Laws.  The Pledgor is in compliance with the requirements of all applicable laws (including, without limitation, the provisions of the Fair Labor Standards Act), rules, regulations and orders of every Governmental Authority, the non-compliance with which might materially adversely affect the value of the Collateral or the worth of the Collateral as collateral security.

ARTICLE IV

COVENANTS

SECTION 4.1                          Protect Collateral; Further Assurances, etc.  The Pledgor will not sell, assign, transfer, pledge, or encumber in any other manner the Collateral (except in favor of the Agent hereunder).  The Pledgor will warrant and defend the right and title herein granted unto the Global Administrative Agent in and to the Collateral (and all right, title and interest represented by the Collateral) against the claims and demands of all Persons whomsoever.  The Pledgor agrees that at any time, and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments, and take all further action, that may be necessary or desirable, or that the Global Administrative Agent may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Global Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

SECTION 4.2                          Stock Powers, etc.  The Pledgor agrees that all Pledged Shares (and all other certificated shares of stock constituting Collateral) delivered by the Pledgor pursuant to this Pledge Agreement will be accompanied by duly indorsed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Global Administrative Agent.  The Pledgor will, from time to time upon the request of the Global Administrative Agent, promptly deliver to the Global Administrative Agent such stock powers, instruments and similar documents, satisfactory in form and substance to the Global Administrative Agent, with respect to the Collateral as the Global Administrative Agent may reasonably request and will, from time to time upon the request of the Global Administrative Agent after the occurrence of any Event of Default, promptly transfer any Pledged Shares or other shares of stock constituting Collateral into the name of any nominee designated by the Global Administrative Agent.

SECTION 4.3                          Continuous Pledge.  Subject to Section 2.5, the Pledgor will, at all times, keep pledged to the Global Administrative Agent pursuant hereto all Pledged Shares, all other shares of stock constituting Collateral, and all securities constituting Collateral, and all

11

other Collateral and rights from time to time received by or distributable to the Pledgor in respect of any Collateral.

SECTION 4.4                          Voting Rights; Distributions, etc.  The Pledgor agrees:

(a)                             if an Event of Default shall have occurred and be continuing, promptly upon receipt thereof by the Pledgor and without any request therefor by the Global Administrative Agent, to deliver (properly endorsed where required hereby or requested by the Global Administrative Agent) to the Global Administrative Agent all Distributions, and all proceeds of the Collateral, all of which shall be held by the Global Administrative Agent as additional Collateral for use in accordance with Section 6.3; and

(b)                            if any Event of Default shall have occurred and be continuing and the Global Administrative Agent has notified the Pledgor of the Global Administrative Agent’s intention to exercise its voting power under this Section 4.4(b)

(i)                                     the Global Administrative Agent may exercise (to the exclusion of the Pledgor) the voting power and all other incidental rights of ownership with respect to any Pledged Shares or other shares of capital stock constituting Collateral and the Pledgor hereby grants the Global Administrative Agent an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Shares and such other Collateral; and

(ii)                                  promptly to deliver to the Global Administrative Agent such additional proxies and other documents as may be necessary to allow the Global Administrative Agent to exercise such voting power.

All Distributions and proceeds which may at any time and from time to time be held by the Pledgor but which the Pledgor is then obligated to deliver to the Global Administrative Agent, shall, until delivery to the Global Administrative Agent, be held by the Pledgor separate and apart from its other property in trust for the Global Administrative Agent.  THE GLOBAL ADMINISTRATIVE AGENT AGREES THAT UNLESS AN EVENT OF DEFAULT SHALL HAVE OCCURRED AND BE CONTINUING AND THE GLOBAL ADMINISTRATIVE AGENT SHALL HAVE GIVEN THE NOTICE REFERRED TO IN SECTION 4.4(B), THE PLEDGOR SHALL HAVE THE EXCLUSIVE VOTING POWER, AND IS GRANTED AN IRREVOCABLE PROXY, WITH RESPECT TO ANY SHARES OF STOCK (INCLUDING ANY OF THE PLEDGED SHARES) CONSTITUTING COLLATERAL.  THE GLOBAL ADMINISTRATIVE AGENT SHALL, UPON THE WRITTEN REQUEST OF THE PLEDGOR, PROMPTLY DELIVER SUCH PROXIES AND OTHER DOCUMENTS, IF ANY, AS SHALL BE REASONABLY REQUESTED BY THE PLEDGOR WHICH ARE NECESSARY TO ALLOW THE PLEDGOR TO EXERCISE VOTING POWER WITH RESPECT TO ANY SUCH SHARE OF STOCK (INCLUDING ANY OF THE PLEDGED SHARES) CONSTITUTING COLLATERAL; PROVIDED, HOWEVER, THAT NO VOTE SHALL BE CAST, OR CONSENT, WAIVER, OR RATIFICATION GIVEN, OR ACTION TAKEN BY THE PLEDGOR THAT WOULD IMPAIR ANY COLLATERAL OR BE INCONSISTENT WITH OR VIOLATE ANY PROVISION OF THE U.S. CREDIT AGREEMENT, THE CANADIAN

12

REVOLVING CREDIT AGREEMENT, OR THE CANADIAN TERM CREDIT AGREEMENT, OR ANY OTHER LOAN DOCUMENT, CANADIAN REVOLVING LOAN DOCUMENT OR CANADIAN TERM LOAN DOCUMENT (INCLUDING THIS PLEDGE AGREEMENT).  THE IRREVOCABLE PROXY GRANTED HEREIN SHALL SURVIVE UNTIL SUCH TIME AS THIS PLEDGE AGREEMENT IS TERMINATED.

SECTION 4.5                          Notice of Changes Affecting Collateral.  The Pledgor will furnish to the Global Administrative Agent promptly, and in any event within thirty (30) days of becoming aware of the following changes, written notice of any change (i) in the Pledgor’s corporate name or in any trade name used to identify the Pledgor in the conduct of its business or its ownership of the Collateral, (ii) in the location of the Pledgor’s chief executive office, principal place of business or jurisdiction of incorporation, (iii) in the Pledgor’s identity or corporate structure, or (iv) in the Pledgor’s Federal Taxpayer Identification Number.

SECTION 4.6                          Disposition of Collateral; Issuance of Additional Stock or Equity Interests.  Except as permitted by the U.S. Credit Agreement, the Pledgor shall not sell, assign, exchange, pledge or otherwise transfer, encumber or grant any option, warrant or other right to purchase the Collateral (except in favor of the Global Administrative Agent hereunder).  The Pledgor (a) shall not permit any Issuer to issue any additional stock, other securities, membership interests, partnership interests, or other equity interests in addition to or in substitution for the Pledged Property issued by such Issuer unless such interests are promptly pledged to the Global Administrative Agent under this Pledge Agreement, and shall not permit any Issuer to issue any warrants, options, contracts or other commitments or other securities that are convertible to any of the foregoing or that entitle any Person to purchase any of the foregoing and (b) except for this Pledge Agreement, shall not, and shall not permit any Issuer to, enter into any agreement creating any restriction or condition upon the transfer, voting or control of any Pledged Property.

ARTICLE V

THE GLOBAL ADMINISTRATIVE AGENT

SECTION 5.1                          Global Administrative Agent Appointed Attorney-in-Fact.  The Pledgor hereby irrevocably appoints the Global Administrative Agent as the Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Global Administrative Agent’s discretion, to take any action and to execute any writing or paper which the Global Administrative Agent may deem necessary or advisable following the occurrence and while there is continuing an Event of Default to accomplish the purposes of this Pledge Agreement, including without limitation:

(a)                             to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)                            to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; and

(c)                             to file any claims or take any action or institute any proceedings which the Global Administrative Agent may deem necessary or desirable for the collection of any of the Collateral

13

or otherwise to enforce the rights of the Global Administrative Agent with respect to any of the Collateral.

The Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

SECTION 5.2                          Global Administrative Agent May Perform.  After the occurrence and during the continuance of any Event of Default, if the Pledgor fails to perform any agreement contained herein, the Global Administrative Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Global Administrative Agent incurred in connection therewith shall be payable by the Pledgor pursuant to Section 6.4.

SECTION 5.3                          Global Administrative Agent Has No Duty.  The powers conferred on the Global Administrative Agent hereunder are solely to protect its interest (on behalf of the Lender Parties) in the Collateral and shall not impose any duty on it to exercise any such powers.  Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Global Administrative Agent shall have no duty as to any Collateral or responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Property, whether or not the Global Administrative Agent has or is deemed to have knowledge of such matters or (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 5.4                          Reasonable Care.  The Global Administrative Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Global Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as the Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Global Administrative Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

ARTICLE VI

REMEDIES

SECTION 6.1                          Certain Remedies.  If any Event of Default shall have occurred and be continuing:

(a)                             The Global Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Global Administrative Agent’s offices or elsewhere, for cash, and upon such other terms as the Global Administrative Agent may deem commercially reasonable.  The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ prior notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall

14

constitute reasonable notification.  The Global Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Global Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)                            The Global Administrative Agent may

(i)                                     transfer all or any part of the Collateral into the name of the Global Administrative Agent or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder,

(ii)                                  notify the parties obligated on any of the Collateral to make payment to the Global Administrative Agent of any amount due or to become due thereunder,

(iii)          enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

(iv)                              endorse any checks, drafts, or other writings in the Pledgor’s name to allow collection of the Collateral,

(v)                                 take control of any proceeds of the Collateral, and

(vi)                              execute (in the name, place and stead of the Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

SECTION 6.2                          Compliance with Restrictions.  The Pledgor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Global Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Global Administrative Agent be liable nor accountable to the Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

15

SECTION 6.3                          Application of Proceeds.

(a)                             Except as may be otherwise set forth in the Intercreditor Agreement, all cash proceeds received by the Global Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the U.S. Collateral may, in the discretion of the Global Administrative Agent, be held by the Global Administrative Agent as additional collateral security for, or then or at any time thereafter be applied (after payment of any amounts payable to the Global Administrative Agent pursuant to the U.S. Credit Agreement and Section 6.4) in whole or in part by the Global Administrative Agent for the ratable benefit of the U.S. Lender Parties against, all or any part of the U.S. Secured Obligations in such order as the Global Administrative Agent shall elect.

(b)                            Except as may be otherwise set forth in the Intercreditor Agreement, all cash proceeds received by the Global Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Canadian Collateral may, in the discretion of the Global Administrative Agent, be held by the Global Administrative Agent as additional collateral security for, or then or at any time thereafter be applied (after payment of any amounts payable to the Global Administrative Agent pursuant to the Canadian Revolving Credit Agreement, Canadian Term Credit Agreement and Section 6.4) in whole or in part by the Global Administrative Agent for the ratable benefit of the Canadian Lender Parties against, all or any part of the Canadian Secured Obligations in such order as the Global Administrative Agent shall elect.

(c)                             Except as may be otherwise set forth in the Intercreditor Agreement, any surplus of such cash or cash proceeds held by the Global Administrative Agent and remaining after payment in full of all the Secured Obligations and the termination of all Commitments and all Canadian Revolving Commitments shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

SECTION 6.4                          Indemnity and Expenses.  The Pledgor hereby indemnifies and holds harmless the Global Administrative Agent from and against any and all claims, losses, and liabilities arising out of or resulting from this Pledge Agreement (including enforcement of this Pledge Agreement), except claims, losses, or liabilities resulting from the Global Administrative Agent’s gross negligence or wilful misconduct; PROVIDED, HOWEVER, THAT IT IS THE INTENTION OF THE PARTIES HERETO THAT THE GLOBAL ADMINISTRATIVE AGENT BE INDEMNIFIED IN THE CASE OF ITS OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE), REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL.  Pledgor shall pay (i) all legal and other reasonable out-of-pocket expenses incurred by the Global Administrative Agent, including the reasonable fees, charges and disbursements of counsel for the Global Administrative Agent, in connection with the preparation, execution, delivery and administration of this Pledge Agreement and any amendments, modifications or waivers of the provisions hereof or thereof, (ii) all legal and other reasonable out-of-pocket expenses incurred by the Global Administrative Agent in connection with the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the filing, recording, refiling or rerecording of the Pledge Agreements and/or any Uniform Commercial Code financing statements relating thereto

16

and all amendments, supplements and modifications to, and all releases and terminations of, any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof, and (iv) all out-of-pocket expenses incurred by the Global Administrative Agent, including the fees, charges and disbursements of any counsel for the Global Administrative Agent, in connection with the enforcement or protection of its rights in connection with this Pledge Agreement.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1                          Loan Document.  This Pledge Agreement is a Combined Loan Document executed pursuant to the Combined Credit Agreements and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 7.2                          Amendments, etc.  No amendment to or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Global Administrative Agent in accordance with Section 10.2(b) of the Combined Credit Agreements, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

SECTION 7.3                          Addresses for Notices.  All notices and other communications provided for hereunder shall be in writing (including telecopy communication) and, if to the Pledgor, mailed or telecopied or delivered to it at the address set forth below its signature hereto, if to the Global Administrative Agent, mailed or delivered to it, addressed to it at the address of the Global Administrative Agent specified in the Credit Agreement or, as to either party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section.  All such notices and other communications shall be effective as provided in Section 10.1 of the U.S. Credit Agreement.

SECTION 7.4                          Headings.  Article and Section headings used herein are for convenience of reference only, are not part of this Pledge Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Pledge Agreement.

SECTION 7.5                          Severability. Any provision of this Pledge Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 7.6                          Filing as a Financing Statement.  At the option of the Global Administrative Agent, this Pledge Agreement, or a carbon, photographic or other reproduction of this Pledge Agreement or of any Uniform Commercial Code financing statement, and amendments thereto, covering all of the Collateral or any portion thereof shall be sufficient as a Uniform Commercial Code financing statement and may be filed as such without the signature of the Pledgor where and to the full extent permitted by applicable law, and the Pledgor hereby

17

authorizes the Global Administrative Agent to file U.C.C. financing statements, continuations and amendments with respect to the Collateral describing the collateral property as “all property” or words of similar import, and to file U.C.C. financing statements, and continuations and amendments thereto, and similar documents with respect to the Collateral without its signature (to the extent permitted by applicable law).

SECTION 7.7                          GOVERNING LAWS.  THIS PLEDGE AGREEMENT AND THE OTHER COMBINED LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

SECTION 7.8                          NO ORAL AGREEMENTS.  THIS WRITTEN PLEDGE AGREEMENT AND THE OTHER COMBINED LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

18

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

TOM BROWN, INC.

By
Name:	Daniel G. Blanchard
Title:	Executive Vice President, Treasurer and Chief Financial Officer

Address:	Tom Brown. Inc.
555 17th Street, Suite 1850
Denver, Colorado 80202-3918
Attention:	Daniel G. Blanchard,
Executive Vice President, Treasurer and Chief Financial Officer
Telephone:	(303) 260-5095
Facsimile:	(303) 260-5039

19

JPMORGAN CHASE BANK, as Global Administrative Agent

By
Name:
Title:

Address:	JPMorgan Chase Bank
Loan and Agency Services
1111 Fannin, 8th Floor
Houston, Texas 77002
Attention:	James DeLeon
Telephone:	713-750-2366
Facsimile:	713-427-6307

and, with respect to non-Borrowing related matters, with a copy to:

JPMorgan Chase Bank
Global Oil & Gas Group
600 Travis, 20th Floor
Houston, Texas 77002
Attention:	Robert Mertensotto
Telephone:	713-216-4147
Facsimile:	713-216-8870

20

ATTACHMENT 1

to Pledge Agreement

Item A

U.S. Pledged Shares

Issuer	Common Stock
	Outstanding Shares	% of Shares Pledged

Matador Petroleum Corporation., a Texas corporation	[ ]	100%

Retex Inc., a Wyoming corporation	1,000	100%

TBI West Virginia, Inc., a Delaware corporation	1,000	100%

Tom Brown Resources Funding Corp., a Nova Scotia unlimited liability company	100	100%

Tom Brown Resources Ltd., an Alberta corporation	100	65%

21

Item B

Canadian Revolving Loan Pledged Shares

Issuer	Common Stock
	Outstanding Shares	% of Shares Pledged

Tom Brown Resources Funding Corp., a Nova Scotia unlimited liability company	100	100%

Tom Brown Resources Ltd., an Alberta corporation	100	100%

22

Item C

Canadian Term Loan Pledged Shares

Issuer	Common Stock

Matador Petroleum Corporation., a Texas corporation	[ ]	100%

Retex Inc., a Wyoming corporation	1,000	100%

TBI West Virginia, Inc., a Delaware corporation	1,000	100%

Tom Brown Resources Funding Corp., a Nova Scotia unlimited liability company	100	100%

Tom Brown Resources Ltd., an Alberta corporation	100	65%

23

EXHIBIT F-2

FORM OF MATADOR PLEDGE AGREEMENT

PLEDGE AGREEMENT AND IRREVOCABLE PROXY

THIS PLEDGE AGREEMENT AND IRREVOCABLE PROXY (this “Pledge Agreement”), dated as of June 27, 2003, is made by MATADOR PETROLEUM CORPORATION, a Texas corporation (the “Pledgor”), in favor of JPMORGAN CHASE BANK, as Global Administrative Agent (together with any successor(s) and assign(s) thereto, the “Global Administrative Agent”) for the Lender Parties (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to a Credit Agreement, dated as of June 27, 2003 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the “U.S. Credit Agreement”), among Tom Brown, Inc., a Delaware corporation (the “U.S. Borrower”) , as borrower, the various financial institutions that are, or may from time to time become, parties to the U.S. Credit Agreement (the “U.S. Lenders”), the various financial institutions that are or may from time to time become Agents under the U.S. Credit Agreement (the “U.S. Agents”), and the Global Administrative Agent, the U.S. Lenders have extended Commitments to make Loans to, and the Issuing Banks have agreed to issue Letters of Credit for the benefit of, the U.S. Borrower;

WHEREAS, in connection with the U.S. Credit Agreement, Pledgor has agreed to deliver a certain Guaranty dated as of June 27, 2003 (the “U.S. Guaranty”) pursuant to which Pledgor shall guaranty for the benefit of the U.S. Lenders and their Affiliates the full and punctual payment when due of all Obligations under the U.S. Credit Agreement;

WHEREAS, pursuant to a Credit Agreement, dated as of June 27, 2003 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the “Canadian Revolving Credit Agreement”), among Tom Brown Resources Funding Corp., an unlimited liability company organized under the laws of the Province of Nova Scotia, Canada (“TBF”), and Tom Brown Resources Ltd., a corporation organized under the laws of the Province of Alberta, Canada (“TBRL”), as borrowers (TBF and TBRL, in their capacities as borrowers, collectively the  “Canadian Revolving Borrowers”), the various financial institutions that are, or may from time to time become, parties to the Canadian Revolving Credit Agreement (the “Canadian Revolving Lenders”), the various financial institutions that are or may from time to time become Agents under the Canadian Revolving Credit Agreement (as defined in the Canadian Revolving Credit Agreement, the “Canadian Revolving Agents”), and the Global Administrative Agent, the Canadian Revolving Lenders have agreed to extend Canadian Revolving Commitments to make Loans (as defined in the Canadian Revolving Credit Agreement, the “Canadian Revolving Loans”) to, the Accepting Lenders (as defined in the Canadian Revolving Credit Agreement, the “Canadian Accepting Lenders”) have agreed to accept Bankers’ Acceptances (as defined in the Canadian Revolving Credit Agreement, the “Bankers’ Acceptances”), and the Issuing Banks (as defined in the Canadian Revolving Credit Agreement, the “Canadian Issuing Banks”) have agreed to issue Letters of Credit (as defined in

1

the Canadian Revolving Credit Agreement, the “Canadian Letters of Credit”)  for the benefit of, the Canadian Revolving Borrowers;

WHEREAS, in connection with the Canadian Revolving Credit Agreement, Pledgor has agreed to deliver a certain Guaranty dated as of June 27, 2003 (the “Canadian Revolving Guaranty”) pursuant to which Pledgor shall guaranty for the benefit of the Canadian Revolving Lenders and their Affiliates the full and punctual payment when due of all Canadian Revolving Obligations;

WHEREAS, pursuant to a Credit Agreement, dated as of March 20, 2001 (together with all amendments (including but not limited to that certain First Amendment to Credit Agreement dated as of even date herewith (the “First Amendment to Term Credit Agreement”)) and other modifications, if any, from time to time thereafter made thereto, the “Canadian Term Credit Agreement”), among TBF, as borrower (TBF, in its capacity as borrower the “Canadian Term Borrower”), the various financial institutions that are, or may from time to time become, parties to the Canadian Term Credit Agreement (the “Canadian Term Lenders”), the various financial institutions that are or may from time to time become Agents under the Canadian Term Credit Agreement (as defined in the Canadian Term Credit Agreement, the “Canadian Term Agents” and together with the Canadian Revolving Agents, the “Canadian Agents”), and the Global Administrative Agent,  the Canadian Term Lenders have agreed to make a term loan (the “Canadian Term Loans”) to the Canadian Term Borrower;

WHEREAS, in connection with the Canadian Term Credit Agreement, Pledgor has agreed to deliver a certain Guaranty dated as of June 27, 2003 (the “Canadian Term Guaranty”) pursuant to which Pledgor shall guaranty for the benefit of the Canadian Term Lenders and their Affiliates the full and prompt payment when due of all Canadian Term Obligations;

WHEREAS, the U.S. Borrower and its Subsidiaries (including the Canadian Borrowers) have entered into or may enter into certain Hedging Agreements with one or more Lender Parties;

WHEREAS, as a condition precedent to the making of the initial Loans to the U.S. Borrower and the issuance of the initial Letter of Credit for the benefit of the U.S. Borrower under the U.S. Credit Agreement and to the U.S. Lenders’ or their Affiliates’ obligations under the Hedging Agreements referred to above, the Pledgor is required to execute and deliver this Pledge Agreement;

WHEREAS, as a condition precedent to the making of the initial Canadian Revolving Loans to the Canadian Revolving Borrowers and the issuance of the initial Canadian Letter of Credit for the benefit of the Canadian Revolving Borrowers under the Canadian Revolving Credit Agreement, and to the execution and delivery of the First Amendment to Term Credit Agreement, and to the Canadian Lenders’ or their Affiliates’ obligations under the Hedging Agreements referred to above, the Pledgor is required to execute and deliver this Pledge Agreement; and

WHEREAS, the Pledgor has duly authorized the execution, delivery and performance of this Pledge Agreement;

2

NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Combined Lenders to make Combined Loans (including the initial Combined Loans) to, and to induce the Issuing Banks to issue the Letters of Credit (including the initial Letter of Credit) for the benefit of, the U.S. Borrower and its Subsidiaries pursuant to the U.S. Credit Agreement, and to induce the Canadian Issuing Banks to issue the Canadian Letters of Credit (including the initial Canadian Letter of Credit) for the benefit of, the Canadian Borrowers and their Subsidiaries, and to induce certain Lender Parties to extend financial accommodations pursuant to the Hedging Agreements, the Pledgor agrees, for the benefit of each Lender Party, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1                          Certain Terms.  The following terms (whether or not underscored) when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings or the meanings set forth in the preamble or recital (such definitions to be equally applicable to the singular and plural forms thereof):

“Canadian Collateral” means the Canadian Revolving Collateral and the Canadian Term Collateral.

“Canadian Issuing Bank” is defined in the third recital.

“Canadian Letters of Credit” is defined in the third recital.

“Canadian Loan Party” means any Loan Party as defined in the Canadian Revolving Credit Agreement or the Canadian Term Credit Agreement.

“Canadian Revolving Borrowers” is defined in the third recital.

“Canadian Revolving Collateral” is defined in Section 2.1(b).

“Canadian Revolving Credit Agreement” is defined in the third recital.

“Canadian Revolving Guaranty” is defined in the fourth recital.

“Canadian Revolving Lender Parties” means, as the context may require, any Canadian Revolving Agent, any Canadian Issuing Bank, any Canadian Accepting Bank, any Canadian Revolving Lender, or any Affiliate of a then current Canadian Revolving Lender that is a party to a Hedging Agreement and each of its respective successors, transferees and assigns.

“Canadian Revolving Loan Pledged Property” means all Canadian Revolving Loan Pledged Shares and all other pledged shares of common capital stock, and all proceeds of any of the foregoing.

“Canadian Revolving Loan Pledged Shares” means all shares of common capital stock of any Issuer identified under Item B of Attachment I which are delivered by the Pledgor to the Global Administrative Agent as Canadian Revolving Loan Pledged Property hereunder.

3

“Canadian Revolving Loan Secured Obligations” is defined in Section 2.2(b).

“Canadian Term Borrower” is defined in the fifth recital.

“Canadian Term Collateral” is defined in Section 2.1(c).

“Canadian Term Credit Agreement” is defined in the fifth recital.

“Canadian Term Guaranty” is defined in the sixth recital.

“Canadian Term Lender Parties” means, as the context may require, any Canadian Term Agent, any Canadian Term Lender and each of its respective successors, transferees and assigns.

“Canadian Term Loan Pledged Property” means all Canadian Term Loan Pledged Shares and all other pledged shares of common capital stock, and all proceeds of any of the foregoing.

“Canadian Term Loan Pledged Shares” means all shares of common capital stock of any Issuer identified under Item C of Attachment I which are delivered by the Pledgor to the Global Administrative Agent as Canadian Term Loan Pledged Property hereunder.

“Canadian Term Loan Secured Obligations” is defined in Section 2.2(c).

“Collateral” means the Canadian Revolving Loan Collateral, the Canadian Term Loan Collateral and the U.S. Collateral.

“Distributions” means all cash and stock dividends, other distributions, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Shares or other shares of capital stock constituting Collateral.

“Global Administrative Agent” is defined in the preamble.

“Issuer” means each Person identified in Attachment 1 hereto as the issuer of the Pledged Shares identified opposite the name of such Person.

“Lender Party” means any Canadian Revolving Lender Party, and Canadian Term Lender Party and any U.S. Lender Party.

“Pledge Agreement” is defined in the preamble.

“Pledged Property” means all Canadian Pledged Property and all U.S. Pledged Property.

“Pledged Shares” means all Canadian Revolving Loan Pledged Shares, all Canadian Term Loan Pledged Shares and all U.S. Pledged Shares.

“Pledgor” is defined in the preamble.

“Secured Obligations” is defined in Section 2.2(b).

4

“U.C.C.” means the Uniform Commercial Code, as in effect from time to time in the State of New York.

“U.S. Agents” is defined in the first recital.

“U.S. Borrower” is defined in the first recital.

“U.S. Collateral” is defined in Section 2.1(a).

“U.S. Credit Agreement” is defined in the first recital.

“U.S. Guaranty” is defined in the second recital.

“U.S. Lenders” is defined in the first recital.

“U.S. Lender Parties” means, as the context may require, any U.S. Agent, any Issuing Bank, any  U.S. Lender, or any Affiliate of a then current U.S. Lender that is a party to a Hedging Agreement and each of its respective successors, transferees and assigns.

“U.S. Pledged Property” means all U.S. Pledged Shares and all other pledged shares of capital stock, and all proceeds of any of the foregoing.

“U.S. Pledged Shares” means all shares of capital stock of any Issuer identified under Item A of Attachment I which are delivered by the Pledgor to the Global Administrative Agent as U.S. Pledged Property hereunder.

“U.S. Secured Obligations” is defined in Section 2.2(a).

SECTION 1.2                          Credit Agreement Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the U.S. Credit Agreement (or if the U.S. Credit Agreement shall have been terminated or shall have expired, the meanings provided in the U.S. Credit Agreement immediately prior to its termination or expiration).

SECTION 1.3                          U.C.C. Definitions.  Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Pledge Agreement, including its preamble and recitals, with such meanings.

ARTICLE II

PLEDGE

SECTION 2.1                          Grant of Security Interest.

(a)                             The Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Global Administrative Agent, for its benefit and the ratable benefit of each of the U.S. Lender Parties, and hereby grants to the Global Administrative Agent, for its benefit and the ratable benefit of the U.S. Lender Parties, a continuing security interest in, all of the following property (the “U.S. Collateral”):

5

(i)                                     the U.S. Pledged Shares;

(ii)                                  all other U.S. Pledged Property, whether now or hereafter delivered to the Global Administrative Agent in connection with this Pledge Agreement;

(iii)                               all Distributions, interest, and other payments and rights with respect to any U.S. Pledged Property; and

(iv)                              all proceeds of any of the foregoing.

(b)                            The Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Global Administrative Agent, for its benefit and the ratable benefit of each of the Canadian Revolving Lender Parties, and hereby grants to the Global Administrative Agent, for its benefit and the ratable benefit of the Canadian Revolving Lender Parties, a continuing security interest in, all of the following property (the “Canadian Revolving Collateral”):

(i)                                     the Canadian Revolving Loan Pledged Shares;

(ii)                                  all other Canadian Revolving Loan Pledged Property, whether now or hereafter delivered to the Global Administrative Agent in connection with this Pledge Agreement;

(iii)                               all Distributions, interest, and other payments and rights with respect to any Canadian Revolving Loan Pledged Property; and

(iv)                              all proceeds of any of the foregoing.

(c)                             The Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Global Administrative Agent, for its benefit and the ratable benefit of each of the Canadian Term Lender Parties, and hereby grants to the Global Administrative Agent, for its benefit and the ratable benefit of the Canadian Term Lender Parties, a continuing security interest in, all of the following property (the “Canadian Term Collateral”):

(i)                                     the Canadian Term Loan Pledged Shares;

(ii)                                  all other Canadian Term Loan Pledged Property, whether now or hereafter delivered to the Global Administrative Agent in connection with this Pledge Agreement;

(iii)                               all Distributions, interest, and other payments and rights with respect to any Canadian Term Loan Pledged Property; and

(iv)                              all proceeds of any of the foregoing.

SECTION 2.2                          Security for Obligations.

(a)                             This Pledge Agreement and the U.S. Collateral secures the payment in full of all Obligations now or hereafter existing under the U.S. Credit Agreement, the U.S. Guaranty and

6

each other Loan Document, whether for principal, interest, costs, fees, expenses, or otherwise, and all obligations of the Pledgor or any other Loan Party now or hereafter existing, whether direct or indirect, primary or secondary, fixed or absolute or contingent, joint or several, regardless of how evidenced or arising, under this Pledge Agreement and each other Loan Document to which it is or may become a party (all such Obligations and other obligations being the “U.S. Secured Obligations”), and

(b)                            This Pledge Agreement and the Canadian Revolving Collateral secures the payment in full of all obligations now or hereafter existing under the Canadian Revolving Guaranty and each other Canadian Revolving Loan Document, whether for principal, interest, costs, fees, expenses, or otherwise, and however created and whether direct or indirect, primary or secondary, fixed or absolute or contingent, joint or several (all such Obligations and other obligations being the “Canadian Revolving Loan Secured Obligations”).

(c)                             This Pledge Agreement and the Canadian Term Collateral secures the payment in full of all obligations now or hereafter existing under the Canadian Term Guaranty and each other Canadian Term Loan Document, whether for principal, interest, costs, fees, expenses, or otherwise, and however created and whether direct or indirect, primary or secondary, fixed or absolute or contingent, joint or several (all such Obligations and other obligations being the “Canadian Term Loan Secured Obligations” and together with the U.S. Secured Obligations and the Canadian Revolving Loan Secured Obligations, the “Secured Obligations”).

SECTION 2.3                          Delivery of Pledged Property.

(a)                             All certificates or instruments representing or evidencing any Collateral, if any, including all Pledged Shares, shall be delivered to and held by or on behalf of the Global Administrative Agent pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary endorsements or instruments of transfer or assignment, duly executed in blank.

(b)                            To the extent any of the Collateral constitutes an “uncertificated security” (as defined in Section 8-102(a)(18) of the U.C.C.) or a “security entitlement” (as defined in Section 8-102(a)(17) of the U.C.C.), the Pledgor shall take and cause the appropriate Person (including any issuer, entitlement holder or securities intermediary thereof) to take all actions necessary to grant “control” (as defined in 8-106 of the U.C.C.) to the Global Administrative Agent over such Collateral.

SECTION 2.4                          [Intentionally omitted].

SECTION 2.5                          Continuing Security Interest; Transfer of Loans.  This Pledge Agreement shall create a continuing security interest in the Collateral and shall

(a)                             remain in full force and effect until payment in full in cash of all Secured Obligations, the termination of all Commitments, Canadian Revolving Commitments, the termination or expiration of all Letters of Credit and all Canadian Letters of Credit and the termination or payment of all outstanding Bankers’ Acceptances,

(b)                            be binding upon the Pledgor and its successors, transferees and assigns, and

7

(c)                             inure, together with the rights and remedies of the Global Administrative Agent hereunder, to the benefit of the Global Administrative Agent and each other Lender Party.

Without limiting the foregoing clause (c), if any Combined Lender assigns (whether in whole or in part) its Combined Loans in accordance with Section 10.4 of the U.S. Credit Agreement, Section 10.4 of the Canadian Revolving Credit Agreement, or Section 10.4 of the Canadian Term Credit Agreement, as applicable, such assignee, as a Combined Lender, shall thereupon become vested with all the rights and benefits in respect thereof granted to such Combined Lender hereunder.  Upon the payment in full of all Secured Obligations and the termination or expiration of all Commitments, Canadian Revolving Commitments, Letters of Credit and Canadian Letters of Credit and the termination or payment of all outstanding Bankers’ Acceptances, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Pledgor.  Upon any such payment and termination or expiration, the Global Administrative Agent will, at the Pledgor’s sole expense, deliver to the Pledgor, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all Pledged Shares, together with all other Collateral held by the Global Administrative Agent hereunder, and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

SECTION 2.6                          Security Interest Absolute.  All rights of the Global Administrative Agent and the security interests granted to the Global Administrative Agent hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional, irrespective of

(a)                             any lack of validity or enforceability of the Canadian Revolving Credit Agreement, any other Canadian Revolving Loan Document, the Canadian Term Credit Agreement, or any other Canadian Term Loan Document,

(b)                            the failure of any Canadian Lender Party:

(i)                                     to assert any claim or demand or to enforce any right or remedy against the Canadian Borrowers, any other Canadian Loan Party or any other Person under the provisions of the Canadian Revolving Credit Agreement, any other Canadian Revolving Loan Document, the Canadian Term Credit Agreement, any other Canadian Term Loan Document or otherwise, or

(ii)                                  to exercise any right or remedy against any other guarantor of, or Canadian Collateral securing, any Canadian Revolving Obligations of the Canadian Revolving Borrowers or any other Canadian Loan Party, or any Canadian Term Obligations of the Canadian Term Borrower or any other Canadian Loan Party,

(c)                             any change in the time, manner or place of payment of, or in any other term of, all or any of the Canadian Revolving Obligations or the Canadian Term Obligations, any other extension, compromise or renewal of any Canadian Revolving Obligation of the Canadian Revolving Borrowers or any other Canadian Loan Party, or any other extension, compromise or renewal of any Canadian Term Obligation of the Canadian Term Borrower or any other Canadian Loan Party,

8

(d)                            any reduction, limitation, impairment or termination of any Canadian Revolving Obligations of the Canadian Revolving Borrowers or any other Canadian Loan Party for any reason (other than the indefeasible payment in full in cash of the Canadian Secured Obligations), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Pledgor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Canadian Revolving Obligations of the Canadian Revolving Borrower or other Canadian Loan Party, or any Canadian Term Obligations of the Canadian Term Borrower or other Canadian Loan Party,

(e)                             any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Canadian Revolving Credit Agreement or any other Canadian Revolving Loan Document, or any of the terms of the Canadian Term Credit Agreement or any other Canadian Term Loan Document,

(f)                               any addition, exchange, release, surrender or non-perfection of any Canadian Collateral, or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Canadian Revolving Obligations or the Canadian Term Obligations, or

(g)                            any other circumstances (other than the indefeasible payment in full in cash of the Canadian Secured Obligations) which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Canadian Borrowers, any other Canadian Loan Party, or any surety or any guarantor.

SECTION 2.7                          Waiver of Subrogation.  Until the indefeasible payment in full in cash of all Canadian Secured Obligations and the termination or expiration of all Canadian Revolving Commitments and Canadian Letters of Credit and the termination or payment of all outstanding Bankers’ Acceptances, the Pledgor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against any Canadian Borrower or any other Canadian Loan Party that arise from the existence, payment, performance or enforcement of the Pledgor’s obligations under this Pledge Agreement or any other Canadian Revolving Loan Document or Canadian Term Loan Document, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of the Canadian Lender Parties against any Canadian Borrower or any other Canadian Loan Party or any Canadian Collateral which the Global Administrative Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from any Canadian Borrower or any other Canadian Loan Party, directly or indirectly, in cash or other Property or by set-off or in any manner, payment or security on account of such claim or other rights.  If any amount shall be paid to the Pledgor in violation of the preceding sentence, such amount shall be deemed to have been paid to the Pledgor for the benefit of, and held in trust for, the Canadian Lender Parties, and shall forthwith be paid to the Global Administrative Agent for the benefit of the Canadian Lender Parties to be credited and applied upon the Canadian Revolving Obligations and the Canadian Term Obligations, whether matured or unmatured.  The Pledgor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Canadian Revolving Credit Agreement

9

and the Canadian Term Credit Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1                          Warranties, etc.  The Pledgor represents and warrants unto each Lender Party, as at the date of each pledge and delivery hereunder (including each pledge and delivery of Pledged Shares) by the Pledgor to the Global Administrative Agent of any Collateral, as set forth in this Article.

SECTION 3.1.1                 Ownership, No Liens, etc.  The Pledgor is the legal and beneficial owner of, and has good and defensible title to (and has full right and authority to pledge and assign) such Collateral, free and clear of all Liens or options, except any Lien granted pursuant hereto in favor of the Global Administrative Agent and Liens permitted by Section 7.2 of the U.S. Credit Agreement.

SECTION 3.1.2                 Valid Security Interest.  (a) The delivery of the U.S. Collateral to the Global Administrative Agent is effective to create a valid, perfected, first priority security interest in such U.S. Collateral and all proceeds thereof, securing the U.S. Secured Obligations; (b) the delivery of the Canadian Revolving Collateral to the Global Administrative Agent is effective to create a valid, perfected, first priority security interest in such Canadian Revolving Collateral and all proceeds thereof, securing the Canadian Revolving Loan Secured Obligations; and (c) the delivery of the Canadian Term Collateral to the Global Administrative Agent is effective to create a valid, perfected, first priority security interest in such Canadian Term Collateral and all proceeds thereof, securing the Canadian Term Loan Secured Obligations.  No filing or other action will be necessary to perfect or protect such security interest.

SECTION 3.1.3                 As to Pledged Shares.

(a)                             In the case of any U.S. Pledged Shares, all of such U.S. Pledged Shares are duly authorized and validly issued, fully paid, and non-assessable, and constitute at least sixty-five percent (65%), of the issued and outstanding shares of common capital stock of each Issuer set forth across from the name of such Issuer on Item A of Attachment 1 hereto.

(b)                            In the case of any Canadian Revolving Loan Pledged Shares, all of such Canadian Revolving Loan Pledged Shares are duly authorized and validly issued, fully paid, and non-assessable, and constitute all of the issued and outstanding shares of common capital stock of each Issuer set forth across from the name of such Issuer on Item B of Attachment 1 hereto.

(c)                             In the case of any Canadian Term Loan Pledged Shares, all of such Canadian Term Loan Pledged Shares are duly authorized and validly issued, fully paid, and non-assessable, and constitute at least sixty-five percent (65%), of the issued and outstanding shares of common capital stock of each Issuer set forth across from the name of such Issuer on Item C of Attachment 1 hereto.

SECTION 3.1.4                 Authorization, Approval, etc.  Except as contemplated by Section 2.3(b), no authorization, approval, or other action by, and no notice to or filing with, any

10

Governmental Authority or any other Person is required for (a) the pledge by the Pledgor of any Collateral pursuant to this Pledge Agreement or for the execution, delivery, and performance of this Pledge Agreement by the Pledgor, or (b) for the exercise by the Global Administrative Agent of the voting or other rights provided for in this Pledge Agreement, or, except with respect to any Pledged Shares, as may be required in connection with a disposition of such Pledged Shares by laws affecting the offering and sale of securities generally and the remedies in respect of the Collateral pursuant to this Pledge Agreement.

SECTION 3.1.5                 Location of Pledgor and Records; Name; State of Incorporation, etc.  The Pledgor’s chief executive office and principal place of business and the office where the records concerning the Collateral are kept is located at the address set forth on its signature page to the U.S. Credit Agreement or such other address for the Pledgor as the Global Administrative Agent has been notified pursuant to Section 7.3 of this Pledge Agreement.  The true legal name of the Pledgor as registered in the jurisdiction in which the Pledgor is organized or incorporated, state of incorporation or organization, and organization identification number as designated by the state of its incorporation or organization are as set forth on its signature page to the U.S. Credit Agreement or such other true legal name or organization identification number for the Pledgor as the Agent has been notified pursuant to Section 7.3 of this Pledge Agreement, and the Pledgor is not now known by any trade name

SECTION 3.1.6                 Compliance with Laws.  The Pledgor is in compliance with the requirements of all applicable laws (including, without limitation, the provisions of the Fair Labor Standards Act), rules, regulations and orders of every Governmental Authority, the non-compliance with which might materially adversely affect the business, properties, assets, operations, condition (financial or otherwise) or prospects of the Pledgor or the value of the Collateral or the worth of the Collateral as collateral security.

ARTICLE IV

COVENANTS

SECTION 4.1                          Protect Collateral; Further Assurances, etc.  The Pledgor will not sell, assign, transfer, pledge, or encumber in any other manner the Collateral (except in favor of the Agent hereunder).  The Pledgor will warrant and defend the right and title herein granted unto the Global Administrative Agent in and to the Collateral (and all right, title and interest represented by the Collateral) against the claims and demands of all Persons whomsoever.  The Pledgor agrees that at any time, and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments, and take all further action, that may be necessary or desirable, or that the Global Administrative Agent may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Global Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  The Pledgor shall provide the Agent with copies of all written information received from any securities intermediary of the Pledgor with respect to any Collateral.

SECTION 4.2                          Stock Powers, etc.  The Pledgor agrees that all Pledged Shares (and all other certificated shares of stock constituting Collateral) delivered by the Pledgor pursuant to this Pledge Agreement will be accompanied by duly indorsed undated blank stock powers, or other

11

equivalent instruments of transfer acceptable to the Global Administrative Agent.  The Pledgor will, from time to time upon the request of the Global Administrative Agent, promptly deliver to the Global Administrative Agent such stock powers, instruments and similar documents, satisfactory in form and substance to the Global Administrative Agent, with respect to the Collateral as the Global Administrative Agent may reasonably request and will, from time to time upon the request of the Global Administrative Agent after the occurrence of any Event of Default, promptly transfer any Pledged Shares or other shares of stock constituting Collateral into the name of any nominee designated by the Global Administrative Agent.

SECTION 4.3                          Continuous Pledge.  Subject to Section 2.5, the Pledgor will, at all times, keep pledged to the Global Administrative Agent pursuant hereto all Pledged Shares, all other shares of stock constituting Collateral, and all securities, security entitlements and securities accounts constituting Collateral, and all other Collateral and rights from time to time received by or distributable to the Pledgor in respect of any Collateral.

SECTION 4.4                          Voting Rights; Distributions, etc.  The Pledgor agrees:

(a)                             if an Event of Default shall have occurred and be continuing, promptly upon receipt thereof by the Pledgor and without any request therefor by the Global Administrative Agent, to deliver (properly endorsed where required hereby or requested by the Global Administrative Agent) to the Global Administrative Agent all Distributions, and all proceeds of the Collateral, all of which shall be held by the Global Administrative Agent as additional Collateral for use in accordance with Section 6.3; and

(b)                            if any Event of Default shall have occurred and be continuing and the Global Administrative Agent has notified the Pledgor of the Global Administrative Agent’s intention to exercise its voting power under this Section 4.4(b)

(i)                                     the Global Administrative Agent may exercise (to the exclusion of the Pledgor) the voting power and all other incidental rights of ownership with respect to any Pledged Shares or other shares of capital stock constituting Collateral and the Pledgor hereby grants the Global Administrative Agent an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Shares and such other Collateral; and

(ii)                                  promptly to deliver to the Global Administrative Agent such additional proxies and other documents as may be necessary to allow the Global Administrative Agent to exercise such voting power.

All Distributions and proceeds which may at any time and from time to time be held by the Pledgor but which the Pledgor is then obligated to deliver to the Global Administrative Agent, shall, until delivery to the Global Administrative Agent, be held by the Pledgor separate and apart from its other property in trust for the Global Administrative Agent.  THE GLOBAL ADMINISTRATIVE AGENT AGREES THAT UNLESS AN EVENT OF DEFAULT SHALL HAVE OCCURRED AND BE CONTINUING AND THE GLOBAL ADMINISTRATIVE AGENT SHALL HAVE GIVEN THE NOTICE REFERRED TO IN SECTION 4.4(B), THE PLEDGOR SHALL HAVE THE EXCLUSIVE VOTING POWER,

12

AND IS GRANTED AN IRREVOCABLE PROXY, WITH RESPECT TO ANY SHARES OF STOCK (INCLUDING ANY OF THE PLEDGED SHARES) CONSTITUTING COLLATERAL.  THE GLOBAL ADMINISTRATIVE AGENT SHALL, UPON THE WRITTEN REQUEST OF THE PLEDGOR, PROMPTLY DELIVER SUCH PROXIES AND OTHER DOCUMENTS, IF ANY, AS SHALL BE REASONABLY REQUESTED BY THE PLEDGOR WHICH ARE NECESSARY TO ALLOW THE PLEDGOR TO EXERCISE VOTING POWER WITH RESPECT TO ANY SUCH SHARE OF STOCK (INCLUDING ANY OF THE PLEDGED SHARES) CONSTITUTING COLLATERAL; PROVIDED, HOWEVER, THAT NO VOTE SHALL BE CAST, OR CONSENT, WAIVER, OR RATIFICATION GIVEN, OR ACTION TAKEN BY THE PLEDGOR THAT WOULD IMPAIR ANY COLLATERAL OR BE INCONSISTENT WITH OR VIOLATE ANY PROVISION OF THE U.S. CREDIT AGREEMENT, THE CANADIAN REVOLVING CREDIT AGREEMENT, OR THE CANADIAN TERM CREDIT AGREEMENT, OR ANY OTHER LOAN DOCUMENT, CANADIAN REVOLVING LOAN DOCUMENT OR CANADIAN TERM LOAN DOCUMENT (INCLUDING THIS PLEDGE AGREEMENT).  THE IRREVOCABLE PROXY GRANTED HEREIN SHALL SURVIVE UNTIL SUCH TIME AS THIS PLEDGE AGREEMENT IS TERMINATED.

SECTION 4.5                          Notice of Changes Affecting Collateral.  The Pledgor will furnish to the Global Administrative Agent promptly, and in any event within thirty (30) days of becoming aware of the following changes, written notice of any change (i) in the Pledgor’s corporate name or in any trade name used to identify the Pledgor in the conduct of its business or its ownership of the Collateral, (ii) in the location of the Pledgor’s chief executive office, principal place of business or jurisdiction of incorporation, (iii) in the Pledgor’s identity or corporate structure, or (iv) in the Pledgor’s Federal Taxpayer Identification Number.

SECTION 4.6                          Disposition of Collateral; Issuance of Additional Stock or Equity Interests.  Except as permitted by the U.S. Credit Agreement, the Pledgor shall not sell, assign, exchange, pledge or otherwise transfer, encumber or grant any option, warrant or other right to purchase the Collateral (except in favor of the Global Administrative Agent hereunder).  The Pledgor (a) shall not permit any Issuer to issue any additional stock, other securities, membership interests, partnership interests, or other equity interests in addition to or in substitution for the Pledged Property issued by such Issuer unless such interests are promptly pledged to the Global Administrative Agent under this Pledge Agreement, and shall not permit any Issuer to issue any warrants, options, contracts or other commitments or other securities that are convertible to any of the foregoing or that entitle any Person to purchase any of the foregoing and (b) except for this Pledge Agreement, shall not, and shall not permit any Issuer to, enter into any agreement creating any restriction or condition upon the transfer, voting or control of any Pledged Property.

ARTICLE V

THE GLOBAL ADMINISTRATIVE AGENT

SECTION 5.1                          Global Administrative Agent Appointed Attorney-in-Fact.  The Pledgor hereby irrevocably appoints the Global Administrative Agent as the Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Global Administrative Agent’s discretion, to take any action and to execute any writing or paper which the Global Administrative Agent may deem necessary

13

or advisable following the occurrence and while there is continuing an Event of Default to accomplish the purposes of this Pledge Agreement, including without limitation:

(a)                             to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)                            to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; and

(c)                             to file any claims or take any action or institute any proceedings which the Global Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Global Administrative Agent with respect to any of the Collateral.

The Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

SECTION 5.2                          Global Administrative Agent May Perform.  After the occurrence and during the continuance of any Event of Default, if the Pledgor fails to perform any agreement contained herein, the Global Administrative Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Global Administrative Agent incurred in connection therewith shall be payable by the Pledgor pursuant to Section 6.4.

SECTION 5.3                          Global Administrative Agent Has No Duty.  The powers conferred on the Global Administrative Agent hereunder are solely to protect its interest (on behalf of the Lender Parties) in the Collateral and shall not impose any duty on it to exercise any such powers.  Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Global Administrative Agent shall have no duty as to any Collateral or responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Property, whether or not the Global Administrative Agent has or is deemed to have knowledge of such matters or (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 5.4                          Reasonable Care.  The Global Administrative Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Global Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as the Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Global Administrative Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

ARTICLE VI

REMEDIES

SECTION 6.1                          Certain Remedies.  If any Event of Default shall have occurred and be continuing:

14

(a)                             The Global Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Global Administrative Agent’s offices or elsewhere, for cash, and upon such other terms as the Global Administrative Agent may deem commercially reasonable.  The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ prior notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Global Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Global Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)                            The Global Administrative Agent may

(i)                                     transfer all or any part of the Collateral into the name of the Global Administrative Agent or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder,

(ii)                                  notify the parties obligated on any of the Collateral to make payment to the Global Administrative Agent of any amount due or to become due thereunder,

(iii)                               enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

(iv)                              endorse any checks, drafts, or other writings in the Pledgor’s name to allow collection of the Collateral,

(v)                                 take control of any proceeds of the Collateral, and

(vi)                              execute (in the name, place and stead of the Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

SECTION 6.2                          Compliance with Restrictions.  The Pledgor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Global Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to

15

obtain any required approval of the sale or of the purchaser by any Governmental Authority, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Global Administrative Agent be liable nor accountable to the Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

SECTION 6.3                          Application of Proceeds.

(a)                             Except as may be otherwise set forth in the Intercreditor Agreement, all cash proceeds received by the Global Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the U.S. Collateral may, in the discretion of the Global Administrative Agent, be held by the Global Administrative Agent as additional collateral security for, or then or at any time thereafter be applied (after payment of any amounts payable to the Global Administrative Agent pursuant to the U.S. Credit Agreement and Section 6.4) in whole or in part by the Global Administrative Agent for the ratable benefit of the U.S. Lender Parties against, all or any part of the U.S. Secured Obligations in such order as the Global Administrative Agent shall elect.

(b)                            Except as may be otherwise set forth in the Intercreditor Agreement, all cash proceeds received by the Global Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Canadian Collateral may, in the discretion of the Global Administrative Agent, be held by the Global Administrative Agent as additional collateral security for, or then or at any time thereafter be applied (after payment of any amounts payable to the Global Administrative Agent pursuant to the Canadian Revolving Credit Agreement, Canadian Term Credit Agreement and Section 6.4) in whole or in part by the Global Administrative Agent for the ratable benefit of the Canadian Lender Parties against, all or any part of the Canadian Secured Obligations in such order as the Global Administrative Agent shall elect.

(c)                             Except as may be otherwise set forth in the Intercreditor Agreement, any surplus of such cash or cash proceeds held by the Global Administrative Agent and remaining after payment in full of all the Secured Obligations and the termination of all Commitments and all Canadian Revolving Commitments shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

SECTION 6.4                          Indemnity and Expenses.  The Pledgor hereby indemnifies and holds harmless the Global Administrative Agent from and against any and all claims, losses, and liabilities arising out of or resulting from this Pledge Agreement (including enforcement of this Pledge Agreement), except claims, losses, or liabilities resulting from the Global Administrative Agent’s gross negligence or wilful misconduct; PROVIDED, HOWEVER, THAT IT IS THE INTENTION OF THE PARTIES HERETO THAT THE GLOBAL ADMINISTRATIVE AGENT BE INDEMNIFIED IN THE CASE OF ITS OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE), REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL.  Pledgor shall pay (i) all legal and other reasonable out-of-pocket expenses incurred by the Global Administrative Agent, including the reasonable fees, charges and

16

disbursements of counsel for the Global Administrative Agent, in connection with the preparation, execution, delivery and administration of this Pledge Agreement and any amendments, modifications or waivers of the provisions hereof or thereof, (ii) all legal and other reasonable out-of-pocket expenses incurred by the Global Administrative Agent in connection with the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the filing, recording, refiling or rerecording of the Pledge Agreements and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to, and all releases and terminations of, any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof, and (iv) all out-of-pocket expenses incurred by the Global Administrative Agent, including the fees, charges and disbursements of any counsel for the Global Administrative Agent, in connection with the enforcement or protection of its rights in connection with this Pledge Agreement.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1                          Loan Document.  This Pledge Agreement is a Combined Loan Document executed pursuant to the Combined Credit Agreements and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 7.2                          Amendments, etc.  No amendment to or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Global Administrative Agent in accordance with Section 10.2(b) of the Combined Credit Agreements, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

SECTION 7.3                          Addresses for Notices.  All notices and other communications provided for hereunder shall be in writing (including telecopy communication) and, if to the Pledgor, mailed or telecopied or delivered to it at the address set forth below its signature hereto, if to the Global Administrative Agent, mailed or delivered to it, addressed to it at the address of the Global Administrative Agent specified in the Credit Agreement or, as to either party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section.  All such notices and other communications shall be effective as provided in Section 10.1 of the U.S. Credit Agreement.

SECTION 7.4                          Headings.  Article and Section headings used herein are for convenience of reference only, are not part of this Pledge Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Pledge Agreement.

SECTION 7.5                          Severability. Any provision of this Pledge Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

17

SECTION 7.6                          Filing as a Financing Statement.  At the option of the Global Administrative Agent, this Pledge Agreement, or a carbon, photographic or other reproduction of this Pledge Agreement or of any Uniform Commercial Code financing statement, and amendments thereto, covering all of the Collateral or any portion thereof shall be sufficient as a Uniform Commercial Code financing statement and may be filed as such without the signature of the Pledgor where and to the full extent permitted by applicable law, and the Pledgor hereby authorizes the Global Administrative Agent to file U.C.C. financing statements, continuations and amendments with respect to the Collateral describing the collateral property as “all property” or words of similar import, and to file U.C.C. financing statements, and continuations and amendments thereto, and similar documents with respect to the Collateral without its signature (to the extent permitted by applicable law).

SECTION 7.7                          GOVERNING LAWS.  THIS PLEDGE AGREEMENT AND THE OTHER COMBINED LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

SECTION 7.8                          NO ORAL AGREEMENTS.  THIS WRITTEN PLEDGE AGREEMENT AND THE OTHER COMBINED LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

18

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

MATADOR PETROLEUM CORPORATION

By
Name:	Daniel G. Blanchard
Title:	President and Treasurer

Address:	Matador Petroleum Corporation
c/o Tom Brown. Inc.
555 17th Street, Suite 1850
Denver, Colorado 80202-3918
Attention:	Daniel G. Blanchard
Telephone:	(303) 260-5095
Facsimile:	(303) 260-5039

19

JPMORGAN CHASE BANK, as Global Administrative Agent

By
Name:
Title:

Address:	JPMorgan Chase Bank
Loan and Agency Services
1111 Fannin, 8th Floor
Houston, Texas 77002
Attention:	James DeLeon
Telephone:	713-750-2366
Facsimile:	713-427-6307

and, with respect to non-Borrowing related matters, with a copy to:

JPMorgan Chase Bank
Global Oil & Gas Group
600 Travis, 20th Floor
Houston, Texas 77002
Attention:	Robert Mertensotto
Telephone:	713-216-4147
Facsimile:	713-216-8870

20

ATTACHMENT 1

to Pledge Agreement

Item A

U.S. Pledged Shares

Issuer	Common Stock
	Outstanding Shares	% of Shares Pledged

Matador E&P Company, a Texas corporation	1000	100%

Item B

Canadian Revolving Loan Pledged Shares

Issuer	Common Stock
	Outstanding Shares	% of Shares Pledged

Matador E&P Company, a Texas corporation	1000	100%

Item C

Canadian Term Loan Pledged Shares

Issuer	Common Stock

Matador E&P Company, a Texas corporation	1000	100%

21

EXHIBIT G

FORM OF GUARANTY

GUARANTY

THIS GUARANTY (this “Guaranty”), dated as of June 27, 2003, is made by MATADOR PETROLEUM CORPORATION, a Texas corporation, RETEX INC., a Wyoming corporation, TBI WEST VIRGINIA, INC., a Delaware corporation, MATADOR E&P COMPANY, a Texas corporation, and each of the Persons hereafter party hereto pursuant to Section 5.6 hereof (each a “Guarantor” and collectively, the “Guarantors”), in favor of JPMORGAN CHASE BANK, as Global Administrative Agent (together with all successors and assigns thereto, the “Global Administrative Agent”) for each of the Lender Parties.

W I T N E S S E T H:

WHEREAS, pursuant to a Credit Agreement, dated as of June 27, 2003 (together with all amendments, supplements, restatements and other modifications, if any, including, without limitation, any written consents and waivers, from time to time thereafter made thereto, the “Credit Agreement”), among Tom Brown, Inc., a Delaware corporation (the “Borrower”), the various financial institutions as are, or may from time to time become, parties to the Credit Agreement (the “Lenders”), the various financial institutions as are or may from time to time become Agents under the Credit Agreement and the Global Administrative Agent, the Lenders have agreed to extend Commitments to make Loans to the Borrower, and the Issuing Banks have agreed to issue Letters of Credit for the account of the Borrower and its respective Subsidiaries; and

WHEREAS, the Borrower has entered or may enter into Hedging Agreements with one or more Lender Parties pursuant to the terms of the Credit Agreement; and

WHEREAS, the Guarantors are each directly or indirectly wholly-owned Subsidiaries of Guarantor; and

WHEREAS, as a condition precedent to the making of the initial Loans, the issuance of the initial Letter of Credit under the Credit Agreement, and to the Lender Parties’ obligations under the Hedging Agreements referred to above, the Guarantors are required to execute and deliver this Guaranty; and

WHEREAS, the Guarantors have duly authorized the execution, delivery and performance of this Guaranty; and

WHEREAS, it is in the best interests of the Guarantors to execute this Guaranty inasmuch as the Guarantors will derive substantial direct and indirect benefits from the Loans made to, and the Letters of Credit issued from time to time for the account of, the Borrower and its Subsidiaries by the Lenders and the Issuing Banks, as the case may be, pursuant to the Credit Agreement and the financial accommodations extended from time to time to the Borrower and its Subsidiaries by the Lender Parties pursuant to the Hedging Agreements;

1

NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lenders to make Loans (including the initial Loans) to the Borrower, and to induce the Issuing Banks to issue the Letters of Credit (including the initial Letter of Credit) for the account of, the Borrower and its Subsidiaries pursuant to the Credit Agreement and the Lender Parties to extend financial accommodations, the Guarantors agree, for the benefit of each Lender Party, as follows:

ARTICLE 1

General Terms

Section 1.1                                      Certain Terms.  The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Borrower” is defined in the first recital.

“Contribution Obligation” means an amount, at any time and from time to time and for each respective Guarantor, equal to the product of (i) its Contribution Percentage multiplied by (ii) the sum of all payments made previous to or at the time of such calculation by all Guarantors in respect of the Obligations, as a Guarantor (less the amount of any such payments previously returned to any Guarantor by operation of law or otherwise, but not including payments received by any Guarantor by way of its rights of subrogation and contribution under Section 2.9 of this Guaranty); provided, however, such Contribution Obligation for any Guarantor shall in no event exceed such Guarantor’s Maximum Guaranteed Amount.

“Contribution Percentage” means for any Guarantor for any applicable date as of which such percentage is being determined, an amount equal to the quotient of (i) the Net Worth of such Guarantor as of such date, divided by (ii) the aggregate Net Worth of all the Guarantors as of such date.

“Credit Agreement” is defined in the first recital.

“Global Administrative Agent” is defined in the preamble.

“Guarantor” and “Guarantors” are defined in the preamble.

“Guarantor Claims” shall have the meaning indicated in Section 4.1 hereof.

“Guaranty” is defined in the preamble.

“Lender Party” means, as the context may require, any Lender, any Agent, any Issuing Bank, and any Affiliate of a then current Lender that is a party to a Hedging Agreement and each of its respective successors, transferees and assigns.

“Lenders” is defined in the first recital.

“Maximum Guaranteed Amount” means, for each Guarantor, the greater of (i) the “reasonably equivalent value” or “fair consideration” (or equivalent concept) received by such

2

Guarantor in exchange for the obligation incurred hereunder, within the meaning of any applicable state or federal fraudulent conveyance or transfer laws; or (ii) the lesser of (A) the maximum amount that will not render such Guarantor insolvent, or (B) the maximum amount that will not leave such Guarantor with any property deemed unreasonably small capital.  Clauses (A) and (B) are and shall be determined pursuant to and as of the appropriate date mandated by such applicable state or federal fraudulent conveyance or transfer laws and to the extent allowed by law take into account the rights to contribution and subrogation under Section 2.9 of this Guaranty so as to provide for the largest Maximum Guaranteed Amount possible.

“Net Payments” means an amount, at any time and from time to time and for each respective Guarantor, equal to the difference of (i) the sum of all payments made previous to or at the time of calculation by such Guarantor in respect of the Obligations, as a Guarantor, and in respect of its obligations contained in this Guaranty, less (ii) the sum of all such payments previously returned to such Guarantor by operation of law or otherwise and including payments received by such Guarantor by way of its rights of subrogation and contribution under Section 2.9 of this Guaranty.

“Net Worth” means for any Guarantor, all items which would be included under shareholder’s equity on the balance sheet of such Guarantor pursuant to GAAP, provided, the calculation of a Guarantor’s Net Worth shall not include any amounts owed pursuant to this Guaranty.

“Obligations” means (without duplication), at any time, the sum of (a) the Credit Exposure of the Lenders under the Loan Documents plus (b) all accrued and unpaid interest and fees owing to the Lenders under the Loan Documents plus (c) all Hedging Obligations in connection with all Hedging Agreements between the Borrower or any of its Subsidiaries and any Lender or any Affiliate of a Lender plus (d) all other obligations (monetary or otherwise) of the Borrower or any Subsidiary to any Lender Party, whether or not contingent, arising under or in connection with any of the Loan Documents.

Section 1.2                                      Credit Agreement Definitions.  Unless otherwise defined herein, all terms beginning with a capital letter which are defined in the Credit Agreement shall have the same meanings herein as therein.

ARTICLE 2

The Guaranty

Section 2.1                                      Obligations Guaranteed.  Each Guarantor hereby irrevocably, unconditionally and jointly and severally guarantees in favor of the Global Administrative Agent for the benefit of the Lender Parties the prompt payment of the Obligations when due, whether at maturity or otherwise; provided, however, that, notwithstanding anything herein or in any other Loan Document to the contrary, the maximum liability of each Guarantor hereunder shall in no event exceed the Maximum Guaranteed Amount.

Section 2.2                                      Nature of Guaranty.  This Guaranty is an absolute, irrevocable, completed and continuing guaranty of payment and not a guaranty of collection, and no notice of the Obligations or any extension of credit already or hereafter contracted by or extended to Borrower

3

need be given to any Guarantor.  This Guaranty may not be revoked by any Guarantor and shall continue to be effective with respect to the Obligations arising or created after any attempted revocation by any Guarantor and shall remain in full force and effect until the Obligations are paid in full and the Commitments of the Lenders are terminated notwithstanding that from time to time prior thereto no Obligations may be outstanding.  The Borrower and the Lender Parties may modify, alter, rearrange, extend for any period and/or renew from time to time the Obligations, and the Lenders may waive any Default or Events of Default without notice to any Guarantor and in such event each Guarantor will remain fully bound hereunder on the Obligations.  This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Obligations is rescinded or must otherwise be returned by any of the Lender Parties upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though such payment had not been made. This Guaranty may be enforced by the Global Administrative Agent and any subsequent holder of any of the Obligations and shall not be discharged by the assignment or negotiation of all or part of the Obligations.  Each Guarantor hereby expressly waives presentment, demand, notice of non-payment, protest and notice of protest and dishonor, notice of Default or Event of Default, notice of intent to accelerate the maturity and notice of acceleration of the maturity and any other notice in connection with the Obligations other than the notice required by the second sentence of Section 2.5 hereof, and also notice of acceptance of this Guaranty, acceptance on the part of the Lender Parties being conclusively presumed by the request of the Lender Parties for this Guaranty and delivery of the same to the Global Administrative Agent.

Section 2.3                                      Global Administrative Agent’s Rights.  Each Guarantor authorizes the Global Administrative Agent, without notice or demand and without affecting any Guarantor’s liability hereunder, to take and hold security for the payment of this Guaranty and/or the Obligations, and exchange, enforce, waive and release any such security; and to apply such security and direct the order or manner of sale thereof as the Global Administrative Agent in its discretion may determine; and to obtain a guaranty of the Obligations from any one or more Persons and at any time or times to enforce, waive, rearrange, modify, limit or release any of such other Persons from their obligations under such guaranties.

Section 2.4                                      Guarantor’s Waivers.

(a)                                  General.    Each Guarantor waives any right to require any of the Lender Parties to (i) proceed against Borrower or any other Person liable on the Obligations, (ii) enforce any of their rights against any other guarantor of the Obligations, (iii) proceed or enforce any of their rights against or exhaust any security given to secure the Obligations, (iv) have Borrower joined with any Guarantor in any suit arising out of this Guaranty and/or the Obligations, or (v) pursue any other remedy in the Lender Parties’ powers, at law or in equity, whatsoever.  The Lender Parties shall not be required to mitigate damages or take any action to reduce, collect or enforce the Obligations.  Each Guarantor waives any defense arising by reason of any disability, lack of corporate authority or power, or other defense of Borrower or any other guarantor of the Obligations, and shall remain liable hereon regardless of whether Borrower or any other guarantor be found not liable thereon for any reason.  Whether and when to exercise any of the remedies of the Lender Parties under any of the Loan Documents shall be in the sole and absolute discretion of the Global Administrative Agent, and no delay by the Global Administrative Agent in enforcing any remedy, including delay in conducting a foreclosure sale,

4

shall be a defense to any Guarantor’s liability under this Guaranty.  To the extent allowed by applicable law, each Guarantor hereby waives any good faith duty on the part of the Global Administrative Agent in exercising any remedies provided in the Loan Documents.

(b)                                 Subrogation.  Until the Obligations have been paid in full and the Commitments of the Lender Parties are terminated, each Guarantor waives all rights of subrogation or reimbursement against the Borrower, whether arising by contract or operation of law (including, without limitation, any such right arising under any federal or state bankruptcy or insolvency laws) and waives any right to enforce any remedy which the Guarantors now have or may hereafter have against the Borrower, and waives any benefit or any right to participate in any security now or hereafter held by the Global Administrative Agent or any Lender Party.

Section 2.5                                      Maturity of Obligations; Payment.  Each Guarantor agrees that if the maturity of any of the Obligations is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this Guaranty without demand or notice to any Guarantor.  Each Guarantor will, forthwith upon notice from the Global Administrative Agent, pay to the Global Administrative Agent the amount due and unpaid of the Obligations by Borrower and Guaranteed hereby up to such Guarantor’s Maximum Guaranteed Amount.  The failure of the Global Administrative Agent to give this notice shall not in any way release or reduce the liability of any Guarantor hereunder.

Section 2.6                                      Global Administrative Agent’s Expenses.  If any Guarantor fails to pay the Obligations after notice from the Global Administrative Agent of Borrower’s failure to pay any Obligations when due, and if the Global Administrative Agent or any of the Lender Parties: obtain the services of attorneys for collection of amounts owing by any Guarantor hereunder; obtain advice of counsel in respect of any of their rights under this Guaranty; file suit to enforce this Guaranty or participate in proceedings in any bankruptcy, probate, receivership or other judicial proceeding for the establishment or collection of any amount owing by any Guarantor hereunder; or if any amount owing by any Guarantor hereunder is collected through any such proceedings, each Guarantor agrees to pay to the Global Administrative Agent the Global Administrative Agent’s reasonable attorneys’ fees in connection with each of the foregoing events.

Section 2.7                                      Liability.  It is expressly agreed that the liability of each Guarantor for the payment of the Obligations guaranteed hereby shall be primary and not secondary.

Section 2.8                                      Events and Circumstances Not Reducing or Discharging Guarantors’ Obligations.  To the fullest extent permitted by law, each Guarantor hereby consents and agrees to each of the following, agrees that no Guarantor’s obligations under this Guaranty shall be released, diminished, impaired, reduced or adversely affected by any of the following and waives any rights (including without limitation rights to notice) which such Guarantor might otherwise have as a result of or in connection with any of the following:

(a)                                  Modifications, etc.  Any renewal, extension, modification, increase, decrease, alteration or rearrangement of all or any part of the Obligations, the Credit Agreement, the Loan Documents or any instrument executed in connection therewith, or any contract or

5

understanding between Borrower and any of the Lender Parties, or any other Person, pertaining to the Obligations.

(b)                                 Adjustment, etc.  Any adjustment, indulgence, forbearance or compromise that might be granted or given by any of the Lender Parties to Borrower, any Guarantor or any Person liable on the Obligations.

(c)                                  Condition of Borrower or Guarantor.  The insolvency, bankruptcy arrangement, adjustment, composition, liquidation, disability, dissolution, or lack of power of Borrower, any Guarantor or any other Person at any time liable for the payment of all or part of the Obligations; any dissolution of Borrower or any Guarantor; any sale, lease or transfer of any or all of the assets of Borrower or any Guarantor; any changes in the shareholders, partners, or members of Borrower or any Guarantor; or any reorganization of Borrower or any Guarantor.

(d)                                 Invalidity of Obligations.  The invalidity, illegality or unenforceability of all or any part of the Obligations, or any document or agreement executed in connection with the Obligations, for any reason whatsoever, including without limitation the fact that the Obligations, or any part thereof, exceed the amount permitted by law, the act of creating the Obligations or any part thereof is ultra vires, the officers or representatives executing the documents or otherwise creating the Obligations acted in excess of their authority, the Obligations violate applicable usury laws, the Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Obligations wholly or partially uncollectible from Borrower, the creation, performance or repayment of the Obligations (or the execution, delivery and performance of any document or instrument representing part of the Obligations or executed in connection with the Obligations, or given to secure the repayment of the Obligations) is illegal, uncollectible, legally impossible or unenforceable, or the Credit Agreement or other documents or instruments pertaining to the Obligations have been forged or otherwise are irregular or not genuine or authentic.

(e)                                  Release of Obligors.  Any full or partial release of the liability of Borrower on the Obligations or any part thereof, of any other Guarantor, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, Guarantee or assure the payment of the Obligations or any part thereof, it being recognized, acknowledged and agreed by each Guarantor that, subject to the terms of Section 2.1 and Section 2.9, each Guarantor may be required to pay the Obligations in full without assistance or support of any other Person, and that such Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that any party other than the Borrower will be liable to perform the Obligations, or that the Lender Parties will look to any other party to perform the Obligations.

(f)                                    Other Security.  The taking or accepting of any other security, Collateral or guaranty, or other assurance of payment, for all or any part of the Obligations.

(g)                                 Release of Collateral, etc.  Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any Collateral, Property or security, at any

6

time existing in connection with, or assuring or securing payment of, all or any part of the Obligations.

(h)                                 Care and Diligence.  The failure of the Global Administrative Agent, the Lender Parties or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such Collateral, property or security.

(i)                                     Status of Liens.  The fact that any Collateral, security or Lien contemplated or intended to be given, created or granted as security for the repayment of the Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien, it being recognized and agreed by each Guarantor that such Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the Collateral for the Obligations;

(j)                                     Payments Rescinded.  Any payment by Borrower to the Lender Parties is held to constitute a preference under the bankruptcy laws, or for any reason the Lender Parties are required to refund such payment or pay such amount to Borrower or any other Person; or

(k)                                  Other Actions Taken or Omitted.  Any other action taken or omitted to be taken with respect to the Credit Agreement, the Obligations, or the security and Collateral therefor, whether or not such action or omission prejudices any Guarantor or increases the likelihood that any Guarantor will be required to pay the Obligations pursuant to the terms hereof; it being the unambiguous and unequivocal intention of each Guarantor that such Guarantor shall be obligated to pay the Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Obligations.

Section 2.9                                      Right of Subrogation and Contribution.  If any Guarantor makes a payment in respect of the Obligations, it shall be subrogated to the rights of the Lender Parties against the Borrower with respect to such payment and shall have the rights of contribution against the other Guarantors as set forth in this Section 2.9; provided that such Guarantor shall not enforce its rights to any payment by way of subrogation or by exercising its rights of contribution or reimbursement or the right to participate in any security or Collateral now or hereafter held by or for the benefit of the Lender Parties until the Obligations have been unconditionally and irrevocably paid in full and are not subject to disgorgement in bankruptcy or otherwise.  Each Guarantor agrees that if after all the Obligations have been paid in full its then current Net Payments are less than the amount of its then current Contribution Obligation, such Guarantor shall pay to the other Guarantors an amount (together with any payments required of the other Guarantors by this Section 2.9) such that the Net Payments made by all Guarantors in respect of the Obligations shall be shared among all of the Guarantors in proportion to their respective Contribution Percentage.

7

ARTICLE 3

Representations and Warranties

Section 3.1                                      By Guarantors.  In order to induce the Lender Parties to accept this Guaranty, each Guarantor represents and warrants to the Lender Parties (which representations and warranties will survive the creation of the Obligations and any extension of credit thereunder) that:

(a)                                  Benefit to Guarantor.  Such Guarantor’s Guarantee pursuant to this Guaranty reasonably may be expected to benefit, directly or indirectly, such Guarantor and that such Guarantee and other obligations are necessary and convenient to the conduct, promotion and attainment of the business of such Guarantor.

(b)                                 Existence.  Such Guarantor is duly organized, legally existing and in good standing under the laws of the state of its formation and is duly qualified in all jurisdictions wherein the property owned or the business transacted by it makes such qualification necessary and where failure so to qualify could reasonably be expected to have a Material Adverse Effect.

(c)                                  Power and Authorization.  Such Guarantor has all necessary power and authority to execute, deliver and perform its obligations under this Guaranty, and the execution, delivery and performance by such Guarantor of this Guaranty has been duly authorized by all necessary action on its part.

(d)                                 Binding Obligations.  This Guaranty constitutes valid and binding obligations of such Guarantor, enforceable in accordance with its terms (except as enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors’ rights and general principles of equity).

(e)                                  No Legal Bar or Resultant Lien.  This Guaranty will not violate any provisions of such Guarantor’s Organic Documents, any Governmental Rule or any material agreement or instrument to which such Guarantor is bound or to which its Properties are subject, or result in the creation or imposition of any Lien upon any Properties of such Guarantor.

(f)                                    No Consent.  Such Guarantor’s execution, delivery and performance of this Guaranty does not require the consent or approval of any other Person, including without limitation any Governmental Authority of the United States or any state thereof or any political subdivision of the United States or any state thereof.

(g)                                 Solvency.  Such Guarantor (i) is Solvent as of the date hereof and will not be rendered insolvent as a result of this Guaranty, (ii) is not engaged in a business or a transaction, or about to engage in a business or a transaction, for which any property or assets remaining with such Guarantor would be unreasonably small capital, and (iii) does not intend to incur, or believe it will incur, debts that will be beyond its ability to pay as such debts mature.

Section 3.2                                      No Representation by Lender Parties.  Neither the Global Administrative Agent, the Lender Parties nor any other Person has made any representation, warranty or statement to any Guarantor in order to induce that Guarantor to execute this Guaranty.

8

Section 3.3                                      Incorporation of Credit Agreement Representations, Warranties and Covenants.  Each Guarantor hereby represents and warrants that the matters contained in each of the applicable representations and warranties contained in Article III of the Credit Agreement pertaining to such Guarantor (as a Guarantor or as a Subsidiary) or its Properties are true and correct, and covenants and agrees, so long as any of the Obligations or Commitments of the Lender Parties remain outstanding, to comply with the applicable covenants contained in Articles V and VII of the Credit Agreement pertaining to the Guarantor (as a Guarantor or as a Subsidiary) or its Properties. Each Guarantor hereby acknowledges that it has been furnished a copy of the Credit Agreement and that it is thoroughly familiar with the representations, warranties and covenants which are incorporated herein by virtue of this Section 3.3.

ARTICLE 4

Subordination of Indebtedness

Section 4.1                                      Subordination of All Guarantor Claims.  As used herein, the term “Guarantor Claims” means all debts and liabilities of Borrower to any Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligation of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by any Guarantor.  The Guarantor Claims shall include without limitation all rights and claims of any Guarantor against Borrower arising as a result of subrogation or otherwise as a result of such Guarantor’s payment of all or a portion of the Obligations.  If an Event of Default has occurred and is continuing, then no Guarantor shall receive or collect, directly or indirectly, from Borrower or any other party any amount upon the Guarantor Claims.

Section 4.2                                      Claims in Bankruptcy.  In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Borrower as debtor, the Lender Parties shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Guarantor Claims.  Each Guarantor hereby assigns such dividends and payments to the Lender Parties.  Should the Global Administrative Agent or any Lender receive, for application upon the Obligations, any such dividend or payment which is otherwise payable to any Guarantor, and which, as between Borrower and such Guarantor, shall constitute a credit upon the Guarantor Claims, then upon payment in full of the Obligations, such Guarantor shall become subrogated to the rights of the Lender Parties to the extent that such payments to the Lender Parties on the Guarantor Claims have contributed toward the liquidation of the Obligations, and such subrogation shall be with respect to that proportion of the Obligations which would have been unpaid if the Global Administrative Agent or a Lender had not received dividends or payments upon the Guarantor Claims.

Section 4.3                                      Payments Held in Trust.  In the event that, notwithstanding Sections 4.1 and 4.2 above, any Guarantor should receive any funds, payments, claims or distributions which are prohibited by such Sections, such Guarantor agrees to hold in trust for the Lender Parties an

9

amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over such funds, payments, claims or distributions except to pay them promptly to the Global Administrative Agent, and each Guarantor covenants promptly to pay the same to the Global Administrative Agent.

Section 4.4                                      Liens Subordinate.  Each Guarantor agrees that any Liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any Liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Obligations, regardless of whether such encumbrances in favor of such Guarantor, the Global Administrative Agent or the Lender Parties presently exist or are hereafter created or attach.  Without the prior written consent of the Required Lenders, no Guarantor shall (a) exercise or enforce any creditor’s right it may have against the Borrower, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien, mortgages, deeds of trust, security interest, collateral rights, judgments or other encumbrances on assets of Borrower held by any Guarantor.

Section 4.5                                      Notation of Records.  All promissory notes, accounts receivable ledgers or other evidence of the Guarantor Claims accepted by or held by any Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated to the Obligations pursuant to the terms of this Guaranty.

ARTICLE 5

Miscellaneous

Section 5.1                                      Successors and Assigns.  This Guaranty is and shall be in every particular available to the successors and assigns of the Lender Parties and is and shall always be fully binding upon the legal representatives, successors and assigns of each Guarantor, notwithstanding that some or all of the monies, the repayment of which this Guaranty applies, may be actually advanced after any bankruptcy, receivership, reorganization, or other event affecting any Guarantor.

Section 5.2                                      Notices.  Any notice or demand to any Guarantor under or in connection with this Guaranty may be given at the address for the Guarantors set forth on the signature page hereto and shall conclusively be deemed and considered to have been given and received in accordance with Section 10.1 of the Credit Agreement.

Section 5.3                                      Business and Financial Information.  Each Guarantor will promptly furnish to the Global Administrative Agent and the Lender Parties from time to time upon request such information regarding the business and affairs and financial condition of such Guarantor and its subsidiaries as the Global Administrative Agent and the Lender Parties may reasonably request.

10

Section 5.4                                      GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OR PROCESS; WAIVER OF JURY TRIAL.

(a)                                  THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)                                 EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE AGENTS OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST A GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)                                  EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                                 EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(e)                                  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A

11

TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER LOAN DOCUMENT OR THE FINANCING TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 5.5                                      Invalidity.  In the event that any one or more of the provisions contained in this Guaranty shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Guaranty.

Section 5.6                                      Additional Guarantors.  Each Subsidiary of the Borrower that is required to become a party to this Guaranty shall become a Guarantor for all purposes of this Guaranty upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

Section 5.7                                      Releases of Guarantors.  In the event of a sale or other disposition of all of the Equity Interests of a Guarantor to a third party in a transaction that is not otherwise prohibited under the Credit Agreement or this Guaranty, such Guarantor shall be automatically released and relieved of its obligations under this Guaranty.  Upon delivery by the Borrower to the Global Administrative Agent of an officers’ certificate to the effect that such sale or other disposition was made by the Borrower in accordance with the provisions of the Credit Agreement and this Guaranty, the Global Administrative Agent shall execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under this Guaranty.  This Guaranty shall remain in full force and effect with respect to each Guarantor not released herefrom pursuant to the preceding sentence.

Section 5.8                                      ENTIRE AGREEMENT.  THIS WRITTEN GUARANTY EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE LENDER PARTIES AND THE GUARANTORS AND SUPERSEDES ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF.  THIS WRITTEN GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURES BEGIN ON NEXT PAGE]

12

WITNESS THE EXECUTION HEREOF, as of the date first above written.

MATADOR PETROLEUM CORPORATION

By:
Name:	Daniel G. Blanchard
Title:	President and Treasurer

RETEX INC.

By:
Name:	Daniel G. Blanchard
Title:	President and Treasurer

TBI WEST VIRGINIA, INC.

By:
Name:	Daniel G. Blanchard
Title:	Vice President and Treasurer

MATADOR E&P COMPANY

By:
Name:	Daniel G. Blanchard
Title:	Vice President and Treasurer

13

Address for Notices to all Guarantors:

c/o Tom Brown, Inc.
555 Seventeenth Street
Suite 1800
Denver, CO 80202-3918
Telecopier No.: 303-260-5095
Telephone No.: 303-260-5039
Attention: Daniel G. Blanchard

14

ANNEX 1 to Guaranty

THIS ASSUMPTION AGREEMENT (this “Assumption Agreement”), dated as of              , 200  , is made by                                       , a                                            corporation (the “Additional Guarantor”), in favor of JPMORGAN CHASE BANK, as Global Administrative Agent (together with all successors and assigns thereto, the “Global Administrative Agent”) for each of the Lender Parties.  All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H:

WHEREAS, pursuant to a Credit Agreement, dated as of June 27, 2003 (together with all amendments, supplements, restatements and other modifications, if any, including, without limitation, any written consents and waivers, from time to time thereafter made thereto, the “Credit Agreement”), among Tom Brown, Inc., a Delaware corporation (the “Borrower”), the various financial institutions as are, or may from time to time become, parties to the Credit Agreement (the “Lenders”), the various financial institutions as are or may from time to time become Agents under the Credit Agreement and the Global Administrative Agent, the Lenders have agreed to extend Commitments to make Loans to, and the Issuing Banks have agreed to issue Letters of Credit for the account of the Borrower and its respective Subsidiaries; and

WHEREAS, the Borrower has entered or may enter into Hedging Agreements with one or more Lender Parties pursuant to the terms of the Credit Agreement; and

WHEREAS, in connection with the Credit Agreement, certain of the Borrower’s Subsidiaries (other than the Additional Guarantor) have entered into a Guaranty, dated as of June 27, 2003 (as amended, supplemented or otherwise modified from time to time, the “Guaranty”) in favor of the Global Administrative Agent for the benefit of the Lender Parties;

WHEREAS, the Additional Guarantor is a directly or indirectly wholly-owned Subsidiary of the Borrower; and

WHEREAS, the Credit Agreement requires that the Additional Guarantor become a party to the Guaranty; and

WHEREAS, the Additional Guarantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guaranty;

WHEREAS, it is in the best interests of the Additional Guarantor to execute this Assumption Agreement inasmuch as the Additional Guarantor will derive substantial direct and indirect benefits from the Loans made to, and the Letters of Credit issued from time to time for the account of, the Borrower and its Subsidiaries by the Lenders and the Issuing Banks, as the case may be, pursuant to the Credit Agreement and the financial accommodations extended from time to time to the Borrower and its Subsidiaries by the Lender Parties pursuant to the Hedging Agreements;

NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lenders to make Loans to the Borrower, and to

15

induce the Issuing Banks to issue the Letters of Credit for the account of, the Borrower and its Subsidiaries pursuant to the Credit Agreement and the Lender Parties to extend financial accommodations, the Additional Guarantor agrees, for the benefit of each Lender Party, as follows:

1.                                       Guaranty.  By executing and delivering this Assumption Agreement, the Additional Guarantor, as provided in Section 5.6 of the Guaranty, hereby becomes a party to the Guaranty as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder.  Without limitation of the foregoing, the Additional Guarantor, as a primary obligor and not as a surety, irrevocably and unconditionally and jointly and severally Guarantees unto the Global Administrative Agent the prompt payment of the Obligations when due, whether at maturity or otherwise, provided, however, that, notwithstanding anything herein or in any other Loan Document to the contrary, the maximum liability of the Additional Guarantor under the Guaranty shall in no event exceed its Maximum Guaranteed Amount.

2.                                       Representations and Warranties.  The Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in Article 3 of the Guaranty is true and correct with respect to such Additional Guarantor as if made on and as of such date.

3.                                       Conditions.  This Assumption Agreement shall not become effective until the Additional Guarantor shall have delivered to the Global Administrative Agent a certificate of the Secretary or any Assistant Secretary of the Additional Guarantor (or other officer or director of  the Additional Guarantor which is duly authorized to keep the minute book or similar record of the Additional Guarantor), in form and substance satisfactory to the Global Administrative Agent, dated as of the date hereof, certifying as to (i) the resolutions of the Board of Directors (or similar governing body) of the Additional Guarantor authorizing the execution, delivery and performance of this Assumption Agreement and of all instruments contemplated herein to be executed and delivered by the Additional Guarantor in connection herewith (a copy of such resolutions to be incorporated into or attached as an exhibit to such certificate), such certificate to state that said copy is a true and correct copy of such resolutions and that such resolutions were duly adopted and have not been amended, superseded, revoked or modified in any respect and remain in full force and effect as of the date of such certificate, (ii) the election, incumbency and signatures of the officer or officers (or other official) of the Additional Guarantor executing and delivering this Assumption Agreement and each other instrument or document furnished in connection herewith, (iii) the Additional Guarantor’s certificate or articles of incorporation and bylaws (or other organizational and governance documents) with a copy of such documents to be attached to the certificate, and (iv) such other documents and information as the Global Administrative Agent or any Lender shall reasonably request.

4.                                       Governing Law.  THIS ASSUMPTION AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

16

[ADDITIONAL GUARANTOR]

By:
Name:
Title:

17

EXHIBIT H

MATERIAL SUBSIDIARIES

Retex, Inc., a Wyoming corporation

TBI West Virginia, Inc., a Delaware corporation

Matador Petroleum Corporation, a Texas corporation

Matador E&P Company, a Texas corporation

Tom Brown Resources Ltd., a corporation organized under the laws of the Province of Alberta, Canada.

1

SCHEDULE 2.1

COMMITMENTS

Lender	Commitments
JPMorgan Chase Bank	U.S.$28,000,000

BNP Paribas	U.S.$28,000,000

Wachovia Bank, National Association	U.S.$28,000,000

The Bank of Nova Scotia	U.S.$28,000,000

U.S. Bank National Association	U.S.$28,000,000

Wells Fargo Bank, N.A.	U.S.$28,000,000

Bank of Scotland	U.S.$26,000,000

Comerica Bank – Texas	U.S.$26,000,000

UFJ Bank	U.S.$25,000,000

Washington Mutual Bank, FA	U.S.$25,000,000

Bank of Oklahoma, N.A.	U.S.$20,000,000

TOTAL:	U.S.$290,000,000

1

SCHEDULE 3.10

NET INTERESTS NOT OWNED

NONE

1

SCHEDULE 3.14

SUBSIDIARIES AND PARTNERSHIPS; LOCATIONS

Principal place of business and chief executive office of each Subsidiary:

Wholly owned Subsidiaries of Tom Brown, Inc.:

Matador Petroleum Corporation

555 Seventeenth Street, Suite 1850

Denver, CO 80202-3918

Organizational Number and State of Organization: Texas - 0147435500

Subsidiaries of Matador Petroleum Corporation

NZX Corporation

555 Seventeenth Street, Suite 1850

Denver, CO 80202-3918

Organizational Number and State of Organization: Delaware - 2178742

Matador E&P Company

555 Seventeenth Street, Suite 1850

Denver, CO 80202-3918

Organizational Number and State of Organization: Texas - 016446000

Subsidiaries of Matador E&P Company

Matador Operating Company

555 Seventeenth Street, Suite 1850

Denver, CO 80202-3918

Organizational Number and State of Organization: Texas - 071003100

Matador Royalty Corporation

555 Seventeenth Street, Suite 1850

Denver, CO 80202-3918

Organizational Number and State of Organization: Texas - 079991400

Serenity Petroleum, Incorporated

555 Seventeenth Street, Suite 1850

Denver, CO 80202-3918

Organizational Number and State of Organization: New Jersey-0100648825

Pilot Production Company

555 Seventeenth Street, Suite 1850

Denver, CO 80202-3918

Organizational Number and State of Organization: Texas - 079501200

1

Retex Inc.

555 Seventeenth Street, Suite 1850

Denver, CO 80202-3918

Organizational Number and State of Organization: Wyoming - 91-265360

Rocno Corporation

555 Seventeenth Street, Suite 1850

Denver, CO 80202-3918

Organizational Number and State of Organization: Texas - 0042785700

Sauer Drilling Company

555 Seventeenth Street, Suite 1850

Denver, CO 80202-3918

Organizational Number and State of Organization: Delaware - 2822630

TBI Field Services, Inc.

555 Seventeenth Street, Suite 1850

Denver, CO 80202-3918

Organizational Number and State of Organization: Delaware - 3305869

Tom Brown Resources Funding Corp.

736 8th Avenue SW, 7th Floor

Calgary, Alberta T2P 1H4

TBI Pipeline Company

555 Seventeenth Street, Suite 1850

Denver, CO 80202-3918

Organizational Number and State of Organization: Delaware - 3056630

TBI West Virginia, Inc.

555 Seventeenth Street, Suite 1850

Denver, CO 80202-3918

Organizational Number and State of Organization: Delaware - 2318966

TCP Gathering Co.

555 Seventeenth Street, Suite 1850

Denver, CO 80202-3918

Organizational Number and State of Organization: Colorado - 19871362083

Tom Brown Resources Ltd.

736 8th Avenue SW, 7th Floor

Calgary, Alberta T2P 1H4

Subsidiary of Tom Brown Resources Ltd.:

2

Stellarton Energy International Corporation (Barbados) 100% owned

736 8th Avenue SW, 7th Floor

Calgary, Alberta T2P 1H4

Subsidiary of Stellarton Energy International Corporation (Barbados)

Stellarton de Venezuela C.A. (Venezuela) 100% owned

736 8th Avenue SW, 7th Floor

Calgary, Alberta T2P 1H4

3

SCHEDULE 3.19

INSURANCE

[insurance certificate to be attached]

1

SCHEDULE 3.20

HEDGING AGREEMENTS

I.  Tom Brown, Inc. hedges prior to Matador acquisition:

	Natural Gas Collars		Natural Gas Swaps
Period	Volume Mmbtu/d	Weighted Average Floor/Ceiling	Volume Mmbtu/d	Weighted Average Swap Price
Second Quarter 2003	40,000	$3.37/4.65	57,500	$3.02
Third Quarter 2003	40,000	$3.37/4.65	55,800	$3.04
Fourth Quarter 2003	23,500	$3.27/4.61	19,000	$3.04

The net mark to market value for the above natural gas collars and natural gas swaps totals a loss of $28,585,957 as of May 30, 2003.

II.  Tom Brown, Inc. hedges entered into for Matador acquisition production:

	Natural Gas Collars
Period	Volume Mmbtu/d	Weighted Average Floor/Ceiling
Summer (June 2003 - Oct. 2003)	40,000	$4.68/9.24
Winter (Nov. 2003 – Mar. 2004)	32,500	$4.78/10.08
Summer (Apr. 2004 - Oct. 2004)	27,500	$4.08/6.30
Winter (Nov. 2004 - Dec. 2004)	25,000	$4.07/6.70

The net mark to market value for the above natural gas collars totals a loss of $444,795 as of May 30, 2003.

1

SCHEDULE 7.1

INDEBTEDNESS

1.                                       Indebtedness in connection with the Bridge Loan

1

SCHEDULE 7.2

LIENS

NONE

1

i

EXHIBITS AND SCHEDULES

EXHIBITS:

SCHEDULES:

v